Exhibit 10.5

AMENDMENT NO. 4, dated as of September 8, 2025 (this “Amendment”), to the Credit Agreement, dated as of September 30, 2021, among Red Planet Borrower, LLC, a Delaware limited liability company (the “Borrower”), Red Planet Intermediate, LLC, a Delaware limited liability company (“Holdings”), the Guarantors party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, an L/C Issuer and Swing Line Lender, and each of the lenders and L/C Issuers from time to time party thereto (as amended by Amendment No. 1, dated as of November 8, 2021, Amendment No. 2, dated as of April 18, 2023, and Amendment No. 3, dated as of November 8, 2024, and as further amended, restated, amended and restated, modified and supplemented prior to the date hereof, the “Credit Agreement”; as amended by this Amendment, the “Amended Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower may from time-to-time request Refinancing Term Loans, subject to the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that Refinancing Term Lender (as defined below) provide “Refinancing Term Loans” under Section 2.15 of the Credit Agreement (the “Refinancing Term Loans”) to refinance all Initial Term Loans and Third Amendment Incremental Term Loans outstanding immediately prior to the effectiveness of this Amendment (such Initial Term Loans and Third Amendment Incremental Term Loans, collectively, the “Existing Term Loans”);

WHEREAS, Morgan Stanley Senior Funding, Inc. (in such capacity, a “Refinancing Term Lender”) is willing, subject to the terms and applicable conditions set forth herein and in the Credit Agreement, to make available to the Borrower the full amount of the Refinancing Term Loans;

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower may from time-to-time request Incremental Term Loans, subject to the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Fourth Amendment Incremental Term Lender (as defined below) provide “Incremental Term Loans” pursuant to Section 2.14 of the Credit Agreement in an aggregate principal amount of $283,000,000 (such Incremental Term Loans in such principal amount referred to herein as the “Fourth Amendment Incremental Term Loans”), the proceeds of which will be used (i) to make a distribution to certain direct or indirect holders of Equity Interests of the Borrower or any direct or indirect parent of the Borrower, (ii) to pay fees, costs and expenses in connection with the transactions contemplated by this Amendment and (iii) for working capital, general corporate purposes and any other purpose not prohibited by the Credit Agreement;

WHEREAS, Morgan Stanley Senior Funding, Inc. (in such capacity, a “Fourth Amendment Incremental Term Lender”) is willing, subject to the terms and conditions set forth herein and in the Credit Agreement, to make available to the Borrower the full amount of the Fourth Amendment Incremental Term Loans;

WHEREAS, immediately prior to the Fourth Amendment Effective Date, the Borrower desires to permanently terminate the Revolving Credit Commitments outstanding under the Credit Agreement in full;

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower may from time-to-time request Incremental Revolving Credit Commitments, subject to the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that each Lender listed on the signature pages hereto as a “Revolving Credit Lender” (each, a “Fourth Amendment Revolving Credit Lender” and, collectively, the “Fourth Amendment Revolving Credit Lenders”) provide a new Class of Incremental Revolving Credit Commitments pursuant to Section 2.14 of the Credit Agreement in an aggregate principal amount of $195,500,000 (such Incremental Revolving Credit Commitments in such principal amount referred to herein as the “Fourth Amendment Revolving Credit Commitments”);

WHEREAS, each Fourth Amendment Revolving Credit Lender is willing, subject to the terms and applicable conditions set forth herein and in the Amended Credit Agreement, to make available to the Borrower, “Revolving Credit Commitments” (as defined in the Amended Credit Agreement) in an aggregate principal amount set forth opposite its name under the column entitled “Revolving Credit Commitments” in Schedule 1 attached hereto;

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower, the Fourth Amendment Incremental Lender and the Fourth Amendment Revolving Credit Lenders may enter into an Incremental Amendment without the consent of any Agents or other Lenders, and amend any other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of Section 2.14 of the Credit Agreement;

WHEREAS, Morgan Stanley Senior Funding, Inc., UBS Securities LLC, Goldman Sachs Bank USA, Nomura Securities International, Inc., Barclays Bank PLC, Mizuho Bank Ltd. and Jefferies Finance LLC will act as the joint lead arrangers and joint bookrunners for the Refinancing Term Loans and the Fourth Amendment Incremental Term Loans (the “Amendment No. 4 Lead Arrangers”); and

WHEREAS, Blackstone Securities Partners L.P. and General Atlantic Service Company, L.P. will act as co-managers for the Refinancing Term Loans and the Fourth Amendment Incremental Term Loans.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

Refinancing Term Loans

This Amendment is a Refinancing Amendment referred to in Section 2.15 of the Credit Agreement and each Refinancing Term Lender and the Administrative Agent hereby agree and acknowledge the following:

A. The Refinancing Term Lender hereby agrees to provide the full amount of the Refinancing Term Loans (the “Refinancing Term Commitments”). The Refinancing Term Commitments shall be subject to all of the terms and conditions set forth herein and in the Credit Agreement

B. The aggregate Refinancing Term Commitment is $1,572,000,000. The Refinancing Term Commitments will terminate in full upon the making of the related Refinancing Term Loans.

C. Substantially simultaneously with the borrowing of Refinancing Term Loans, the Borrower shall use the proceeds of such Refinancing Term Loans to fully prepay all Existing Term Loans, together with accrued and unpaid interest thereon to the Fourth Amendment Effective Date.

D. Subject to the satisfaction of the conditions to the effectiveness of any Refinancing Amendment set forth in subsection 2.15(b) of the Credit Agreement and to the satisfaction of the conditions set forth in Article VI below, the funding of the Refinancing Term Loans will occur in one drawing on the date hereof pursuant to the Borrower’s request (even if the deadlines for notices of Borrowing in Section 2.02 of the Credit Agreement are not strictly observed). In the event that all or any portion of the Refinancing Term Loans are not borrowed on or before the date hereof, the unborrowed portion of the Refinancing Term Commitments shall automatically terminate on the date hereof unless the Refinancing Term Lenders shall, in their sole discretion, agree to an extension.

E. The Refinancing Term Commitments provided pursuant to this Amendment shall constitute “Refinancing Term Commitments” referred to in Section 2.15 of the Credit Agreement and, upon the Fourth Amendment Effective Date, upon the funding of the Refinancing Term Loans, the Refinancing Term Commitment of any Refinancing Term Lender shall become the “Refinancing Term Loans” of such Refinancing Term Lender.

ARTICLE II

Fourth Amendment Incremental Term Loans

This Amendment is an Incremental Amendment referred to in Section 2.14 of the Credit Agreement, and the Borrower, the Fourth Amendment Incremental Term Lender and the Administrative Agent hereby agree and acknowledge the following:

A. The Fourth Amendment Incremental Term Lender hereby agrees to provide the full amount of the Fourth Amendment Incremental Term Loans (the “Fourth Amendment Incremental Term Commitments”). The Fourth Amendment Incremental Term Commitment shall be subject to all of the terms and conditions set forth herein and in the Amended Credit Agreement.

B. The aggregate amount of Fourth Amendment Incremental Term Commitments is $283,000,000. The Fourth Amendment Incremental Term Commitments will terminate in full upon the making of the related Fourth Amendment Incremental Term Loans.

C. Subject to the satisfaction of the conditions to the effectiveness of any Incremental Amendment set forth in Section 2.14(d) of the Credit Agreement and to the satisfaction of the conditions set forth in Article VI below, the funding of the Fourth Amendment Incremental Term Loans will occur in one drawing on the Fourth Amendment Effective Date (as hereinafter defined) pursuant to the Borrower’s request (even if the deadlines for notices of Borrowing in Section 2.02 of the Credit Agreement are not strictly observed). In the event that all or any portion of the Fourth Amendment Incremental Term Loans are not borrowed on or before the Fourth Amendment Effective Date, the unborrowed portion of the Fourth Amendment Incremental Term Commitments of the Fourth Amendment Incremental Term Lender shall automatically terminate on the date hereof unless the Fourth Amendment Incremental Term Lender shall, in its sole discretion, agree to an extension.

D. The Fourth Amendment Incremental Term Commitments provided pursuant to this Amendment shall constitute Incremental Commitments referred to in Section 2.14 of the Credit Agreement and, upon the Fourth Amendment Effective Date, the Fourth Amendment Incremental Term Commitments of the Fourth Amendment Incremental Term Lender shall become the Incremental Term Loans of the Fourth Amendment Incremental Term Lender and, subject to the terms and conditions set forth herein, effective as of the Fourth Amendment Effective Date, for all purposes of the Loan Documents, (i) the Fourth Amendment Incremental Term Commitments shall constitute “Incremental Commitments” and “Term Commitments”, (ii) the Fourth Amendment Incremental Term Loans shall constitute “Incremental Term Loans”, “Incremental Loans” and “Term Loans” and (iii) the Fourth Amendment Incremental Term Lender shall constitute an “Additional Lender”, a “Term Lender”, a “Lender” and a “Secured Party” and shall have all the rights and obligations of a Lender holding a Term Commitment (or, following the making of the Third Amendment Incremental Term Loans, a Term Loan), and other related terms will have correlative meanings mutatis mutandis.

E. The Fourth Amendment Incremental Term Loans shall constitute a single “Class” and a “Facility” and shall be treated as the same Class and Facility as the Refinancing Term Loans (after giving effect to the refinancing of the Initial Term Loans and the Third Amendment Incremental Term Loans with the Refinancing Term Loans).

F. The proceeds of the Fourth Amendment Incremental Term Loans will be used, together with balance sheet cash (to the extent elected to be used by the Borrower) (i) to make a distribution to certain direct or indirect holders of Equity Interests of the Borrower or any direct or indirect parent of the Borrower, (ii) to pay fees, costs and expenses in connection with the transactions contemplated by this Amendment and (iii) for working capital, general corporate purposes and any other purpose not prohibited by the Amended Credit Agreement.

G. The Fourth Amendment Incremental Term Lender hereby (i) confirms that a copy of the Credit Agreement, the Amended Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make an Fourth Amendment Incremental Term Loan has been made available to it by the Administrative Agent, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Amended Credit Agreement or the other applicable Loan Documents, including this Amendment, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (iv) acknowledges and agrees that, upon the Fourth Amendment Effective Date, it shall be a “Lender”, under, and for all purposes of, the Amended Credit

Agreement and the other Loan Documents, and shall be subject to and bound by the terms hereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

ARTICLE III

Fourth Amendment Revolving Credit Commitments

This Amendment is an Incremental Amendment referred to in Section 2.14 of the Credit Agreement, and the Borrower, the Incremental Revolving Credit Lenders and the Administrative Agent hereby agree and acknowledge the following:

A. Immediately prior to the Fourth Amendment Effective Date, the Revolving Credit Commitments outstanding under the Credit Agreement shall be permanently and irrevocably terminated in full in accordance with Section 2.06(a) of the Credit Agreement.

B. The Fourth Amendment Revolving Credit Commitments provided pursuant to this Amendment shall constitute Incremental Revolving Credit Commitments referred to in Section 2.14 of the Credit Agreement.

C. On and after the Fourth Amendment Effective Date, (i) each Fourth Amendment Revolving Credit Lender hereby agrees to provide Fourth Amendment Revolving Credit Commitments in an aggregate principal amount set forth opposite its name under the column entitled “Revolving Credit Commitments” in Schedule 1 attached hereto, (ii) each Fourth Amendment Revolving Credit Lender with a commitment listed under the heading “L/C Commitments” on Schedule 1 attached hereto hereby agrees to act as an L/C Issuer and (iii) Morgan Stanley Senior Funding, Inc. hereby agrees to act as the Swing Line Lender, in each case, pursuant to and subject to the terms and conditions set forth herein and in the Amended Credit Agreement.

D. Notwithstanding anything to the contrary in the Credit Agreement, this Amendment shall constitute the notice required pursuant to (i) Section 2.06(a) of the Credit Agreement with respect to the termination of the Revolving Credit Commitments and (ii) Section 2.14(a) of the Credit Agreement with respect to the establishment of Incremental Revolving Credit Commitments.

E. The Borrower, the Administrative Agent and each Fourth Amendment Revolving Credit Lender agree, from and after the Fourth Amendment Effective Date, notwithstanding the termination of the existing Revolving Credit Commitments immediately prior to the Fourth Amendment Effective Date, that (i) each Revolving Credit Loan outstanding immediately prior to the Fourth Amendment Effective Date shall remain outstanding on and after the Fourth Amendment Effective Date and be deemed to have been made and outstanding under the Amended Credit Agreement and (ii) each Revolving Credit Lender shall assign Revolving Credit Loans to the Fourth Amendment Revolving Credit Lenders, and the Fourth Amendment Revolving Credit Lenders shall purchase such Revolving Credit Loans, in each case, to the extent necessary for the Revolving Credit Loans to be held by the Fourth Amendment Revolving Credit Lenders on a pro rata basis based on their respective Fourth Amendment Revolving Credit Commitments immediately after giving effect to the Fourth Amendment Effective Date).

ARTICLE IV

Amendments

A. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto.

B. Schedule 1.01A to the Credit Agreement is hereby replaced in its entirety with Schedule 1 hereto.

ARTICLE V

Representations and Warranties

Each Loan Party represents and warrants, as of the Fourth Amendment Effective Date, to the Administrative Agent, the Refinancing Term Lenders, the Fourth Amendment Incremental Term Lender and the Fourth Amendment Revolving Credit Lenders that:

A. This Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by Debtor Relief Laws and by general principles of equity.

B. The representations and warranties of each Loan Party set forth in Article 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except that any such representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects as so qualified) on and as of the Fourth Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

C. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

ARTICLE VI

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) on which each of the following conditions is satisfied:

A. the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment from each Loan Party, the Refinancing Term Lender, the Fourth Amendment Incremental Term lender, each Fourth Amendment Revolving Credit Lender, the Swing Line Lender and the L/C Issuers;

B. the Administrative Agent (or its counsel) shall have received an opinion from Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel;

C. the Administrative Agent (or its counsel) shall have received certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party (“Good Standing Certificates”), certificates of resolutions or other action, incumbency certificates, certificates of incorporation and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party on the Fourth Amendment Effective Date; provided that in lieu of such documents or agreements, other than the Good Standing Certificates and resolutions referred to above, such certificate may certify that (i) since the Third

Amendment Effective Date, there have been no changes to the Organizational Documents of such Loan Party (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) no changes have been made to the incumbency certificate of the officers of such Loan Party delivered on the Third Amendment Effective Date by such Loan Party;

D. the Administrative Agent shall have received at least three Business Days prior to the Fourth Amendment Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Fourth Amendment Effective Date. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the Fourth Amendment Effective Date, a Beneficial Ownership Certification to the extent requested by the Administrative Agent at least ten Business Days prior to the Fourth Amendment Effective Date;

E. the Borrower shall have paid (x) all fees and reasonable and out-of-pocket documented costs and expenses due to the Amendment No. 4 Lead Arrangers (in the case of expenses, to the extent invoiced at least three Business Days prior to the Fourth Amendment Effective Date (except as otherwise reasonably agreed by the Borrower) and (y) all reasonable fees and out-of-pocket and documented costs and expenses of the Administrative Agent in connection with the execution and delivery of this Amendment pursuant to the terms of the Credit Agreement (to the extent invoiced at least three Business Days prior to the Fourth Amendment Effective Date (except as otherwise reasonably agreed by the Borrower));

F. the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, dated the Fourth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, certifying as of the Fourth Amendment Effective Date to clauses (B) and (C) of Article V above;

G. the Administrative Agent shall have received a Solvency Certificate of a Responsible Officer of the Borrower, dated the Fourth Amendment Effective Date, substantially in the form of Exhibit E-2 of the Credit Agreement; and

H. the Borrower shall have delivered to the Administrative Agent a notice of such borrowing as required by Section 2.02 of the Credit Agreement; provided that such notice of borrowing may be delivered no later than one Business Day prior to the Fourth Amendment Effective Date.

I. the Borrower shall have delivered to the Administrative Agent a notice of prepayment in respect of the Existing Term Loans as required by Section 2.05 of the Credit Agreement; it being understood and agreed that the negotiation of this Amendment constitutes sufficient notice under Section 2.05 of the Credit Agreement.

ARTICLE VII

Further Acknowledgments

A. The Borrower acknowledges and agrees that (A) (i) it shall be liable for all Obligations with respect to the Refinancing Term Commitments and the Fourth Amendment Incremental Term Commitments provided hereby including, without limitation, all Refinancing Term Loans and Fourth Amendment Incremental Term Loans made available pursuant hereto and (ii) all such Obligations (including all such Refinancing Term Loans and Fourth Amendment Incremental Term Loans) shall be entitled to the benefits of the Collateral Documents and the Guaranty and (B) after giving effect to this

Amendment, the Collateral Documents continue to be in full force and effect and affirms and confirms the pledge of and/or grant of security interest in its assets as Collateral to secure the Obligations, which continue in full force and effect.

B. Each Guarantor acknowledges and agrees to each of the provisions of this Amendment and to the incurrence of the Refinancing Term Loans and Fourth Amendment Incremental Term Loans. Each Guarantor acknowledges and agrees that all Obligations with respect to the Refinancing Term Commitments and Fourth Amendment Incremental Term Commitments provided hereby and made available pursuant hereto shall (i) be fully guaranteed pursuant to the Guaranty as, and to the extent, provided herein and in the Credit Agreement, (ii) be entitled to the benefits of the Loan Documents as, and to the extent, provided herein and in the Credit Agreement and (iii) after giving effect to this Amendment, agrees that the Guaranty and the Collateral Documents continue to be in full force and effect and affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of security interest in its assets as Collateral to secure the Obligations, which continue in full force and effect.

C. The Borrower and each Guarantor acknowledges and agrees that (i) from and after the date hereof, all Refinancing Term Loans and Fourth Amendment Incremental Term Loans and all obligations in respect thereof shall be deemed to be “Obligations” under the Amended Credit Agreement and each other Loan Document to which it is a party and (ii) each Refinancing Term Lender and the Fourth Amendment Incremental Term Lender (and any assignees thereof (it being understood that any such assignment is subject to the further provisions of Section 10.07 of the Amended Credit Agreement)) is a “Lender” and a “Secured Party” for all purposes under the Loan Documents to which such Loan Party is a party.

ARTICLE VIII

Miscellaneous

A. Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document or any exhibits or schedules thereto, all of which are ratified and affirmed in all respects and shall continue in full force and effect after giving effect to this Amendment. After the Fourth Amendment Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

B. No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof and the liens and security interests existing immediately prior to the Fourth Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment.

C. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood that rights of assignment of the parties hereto are subject to the further provisions of Section 10.07 of the Credit Agreement).

D. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING (WHETHER IN TORT, CONTRACT OR LAW) IN ANOTHER JURISDICTION. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT OR OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

E. Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

F. Notices. The parties hereto hereby agree that this Amendment shall constitute the notice with respect to the establishment of an Incremental Term Facility required pursuant to Section 2.14(a) of the Credit Agreement.

G. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument. This Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other electronic transmission of the relevant signature pages hereof, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties hereto represents and warrants to the other parties that it has the corporate capacity and authority to execute this Amendment through electronic means and that there are no restrictions for doing so in that party’s constitutive documents. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

H. Headings. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

I. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

RED PLANET BORROWER, LLC,
as Borrower

By:	/s/ Tarek Kutrieh
Name: Tarek Kutrieh
Title: Chief Financial Officer

Red Planet Intermediate, LLC,
as Holdings

By:	/s/ Tarek Kutrieh
Name: Tarek Kutrieh
Title: Chief Financial Officer

LMI US HOLDINGS, INC.,
as a Guarantor

By:	/s/ Tarek Kutrieh
Name: Tarek Kutrieh
Title: President and Chief Financial Officer

LMI, INC.,
as a Guarantor

By:	/s/ Tarek Kutrieh
Name: Tarek Kutrieh
Title: President and Chief Financial Officer

JETFUEL, LLC,
as a Guarantor

By:	/s/ Tarek Kutrieh
Name: Tarek Kutrieh
Title: Corporate Secretary

MORGAN STANLEY SENIOR FUNDING, INC., as the Additional Refinancing Term Lender and the Fourth Amendment Incremental Term Lender

By:	/s/ Brian Sanderson
Name: Brian Sanderson
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Thomas Manning
Name: Thomas Manning
Title: Authorized Signatory

JEFFERIES FINANCE LLC, as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

UBS AG, STAMFORD BRANCH, as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Muhammad Afzal
Name: Muhammad Afzal
Title: Director

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Director

BARCLAYS BANK PLC, as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Adam Schroeder
Name: Adam Schroeder
Title: Vice President

NOMURA CORPORATE FUNDING AMERICAS, LLC, as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Daniel Pimentel
Name: Daniel Pimentel
Title: Managing Director

MIZUHO BANK LTD.,, as a Revolving Credit Lender and an L/C Issuer

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

BLACKSTONE HOLDINGS FINANCE CO. LLC, as a Revolving Credit Lender

By:	/s/ Eric Liaw
Name: Eric Liaw
Title: Senior Managing Director

Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Collateral Agent, and Swing Line Lender

By:	/s/ Brian Sanderson
Name: Brian Sanderson
Title: Authorized Signatory

Acknowledged by:

MORGAN STANLEY SENIOR FUNDING, INC., L/C Issuer and a Revolving Credit Lender

By:	/s/ Michael King
Name: Michael King
Title: Vice President

Exhibit A

Amended Credit Agreement

[Attached]

EXHIBIT A

MARKED VERSION REFLECTING CHANGES
PURSUANT TO THE ~~THIRD~~FOURTH AMENDMENT TO THE CREDIT AGREEMENT
ADDED TEXT SHOWN UNDERSCOREDDELETED TEXT SHOWN ~~STRIKETHROUGH~~

CREDIT AGREEMENT

Dated as of September 30, 2021,

among

RED PLANET INTERMEDIATE, LLC,

as Holdings,

RED PLANET BORROWER, LLC,

as the Borrower,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Administrative Agent, Collateral Agent, an L/C Issuer and Swing Line Lender,

THE LENDERS AND L/C ISSUERS PARTY HERETO FROM TIME TO TIME,

MORGAN STANLEY SENIOR FUNDING, INC.,

CREDIT SUISSE LOAN FUNDING LLC,

NOMURA SECURITIES INTERNATIONAL, INC.,

GOLDMAN SACHS BANK USA,

BARCLAYS BANK PLC

and MIZUHO BANK LTD,

as Joint Lead Arrangers and Joint Bookrunners

and

BLACKSTONE SECURITIES PARTNERS L.P.,

as Co-Manager

TABLE OF CONTENTS

Page

ARTICLE 1 Definitions and Accounting Terms

Section 1.01.	Defined Terms	1
Section 1.02.	Other Interpretive Provisions	~~71~~72
Section 1.03.	Accounting Terms	~~74~~75
Section 1.04.	Rounding	76
Section 1.05.	References to Agreements, Laws, Etc	76
Section 1.06.	Times of Day	76
Section 1.07.	Timing of Payment or Performance	76
Section 1.08.	Cumulative Credit Transactions	~~75~~76
Section 1.09.	Additional Approved Currencies	~~75~~76

ARTICE 2 The Commitments and Credit Extensions

Section 2.01.	The Loans	77
Section 2.02.	Borrowings, Conversions and Continuations of Loans	~~76~~77
Section 2.03.	Letters of Credit	~~78~~79
Section 2.04.	Swing Line Loans	~~86~~88
Section 2.05.	Prepayments	~~89~~91
Section 2.06.	Termination or Reduction of Commitments	~~100~~101
Section 2.07.	Repayment of Loans	~~100~~102
Section 2.08.	Interest	~~101~~103
Section 2.09.	Fees	~~101~~103
Section 2.10.	Computation of Interest and Fees	~~102~~104
Section 2.11.	Evidence of Indebtedness	~~102~~104
Section 2.12.	Payments Generally	~~103~~104
Section 2.13.	Sharing of Payments	~~104~~106
Section 2.14.	Incremental Credit Extensions	~~105~~107
Section 2.15.	Refinancing Amendments	~~111~~113
Section 2.16.	Extension of Term Loans; Extension of Revolving Credit Loans	~~112~~114
Section 2.17.	Defaulting Lenders	~~115~~116

ARTICLE 3 Taxes, Increased Costs Protection and Illegality

Section 3.01.	Taxes	~~116~~118
Section 3.02.	Illegality	~~119~~121
Section 3.03.	Inability to Determine Rates	~~119~~121
Section 3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves	~~120~~122
Section 3.05.	Funding Losses	~~121~~123
Section 3.06.	Matters Applicable to All Requests for Compensation	~~121~~123
Section 3.07.	Replacement of Lenders under Certain Circumstances	~~122~~124
Section 3.08.	Survival	~~123~~125

ARTICLE 4 Conditions Precedent to Credit Extensions

Section 4.01.	Conditions to Initial Credit Extension	~~123~~125

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Page
Section 4.02.	Conditions to All Credit Extensions	~~125~~127

ARTICLE 5 Representations and Warranties

Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~126~~128
Section 5.02.	Authorization; No Contravention	~~126~~128
Section 5.03.	Governmental Authorization; Other Consents	~~126~~128
Section 5.04.	Execution, Delivery and Enforceability	~~126~~128
Section 5.05.	Financial Statements; No Material Adverse Effect	~~127~~129
Section 5.06.	Litigation	~~127~~129
Section 5.07.	Ownership of Property; Liens; Real Property	~~127~~129
Section 5.08.	Environmental Matters	~~127~~129
Section 5.09.	Taxes	~~128~~130
Section 5.10.	ERISA Compliance	~~128~~130
Section 5.11.	Subsidiaries; Equity Interests	~~129~~130
Section 5.12.	Margin Regulations; Investment Company Act	~~129~~131
Section 5.13.	Disclosure	~~129~~131
Section 5.14.	Labor Matters	~~129~~131
Section 5.15.	Intellectual Property; Licenses, Etc	~~129~~131
Section 5.16.	Solvency	~~130~~131
Section 5.17.	Subordination of Junior Financing	~~130~~132
Section 5.18.	OFAC; USA PATRIOT Act; FCPA	~~130~~132
Section 5.19.	Security Documents	~~130~~132

ARTICLE 6 Affirmative Covenants

Section 6.01.	Financial Statements	~~131~~133
Section 6.02.	Certificates; Other Information	~~133~~134
Section 6.03.	Notices	~~134~~136
Section 6.04.	Payment of Taxes	~~134~~136
Section 6.05.	Preservation of Existence, Etc..	~~134~~136
Section 6.06.	Maintenance of Properties	~~134~~136
Section 6.07.	Maintenance of Insurance	~~135~~136
Section 6.08.	Compliance with Laws	~~135~~137
Section 6.09.	Books and Records	~~135~~137
Section 6.10	Inspection Rights	~~135~~137
Section 6.11.	Additional Collateral; Additional Guarantors	~~135~~137
Section 6.12.	Compliance with Environmental Laws	~~136~~138
Section 6.13.	Further Assurances	~~137~~138
Section 6.14.	Designation of Subsidiaries	~~137~~138
Section 6.15.	Maintenance of Ratings	~~137~~139
Section 6.16.	Post-Closing Covenants	~~137~~139
Section 6.17.	Change in Nature of Business	~~137~~139
Section 6.18.	Use of Proceeds	~~137~~139
Section 6.19.	Accounting Changes	~~138~~140
Section 6.20.	Transactions with Affiliates	~~138~~140

ARTICLE 7 Negative Covenants

Section 7.01.	Liens	~~139~~141

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Page
Section 7.02.	Investments	~~143~~145
Section 7.03.	Indebtedness	~~146~~148
Section 7.04.	Fundamental Changes	~~152~~153
Section 7.05.	Dispositions	~~153~~154
Section 7.06.	Restricted Payments	~~156~~157
Section 7.07.	[Reserved]	~~160~~161
Section 7.08.	Burdensome Agreements	~~160~~161
Section 7.09.	Financial Covenant	~~161~~162
Section 7.10.	Prepayments, Etc. of Indebtedness	~~161~~162
Section 7.11.	Permitted Activities	~~162~~163

ARTICLE 8 Events of Default and Remedies

Section 8.01.	Events of Default	~~162~~163
Section 8.02.	Remedies Upon Event of Default	~~164~~165
Section 8.03.	Exclusion of Immaterial Subsidiaries	~~165~~166
Section 8.04.	Application of Funds	~~165~~166
Section 8.05.	Right to Cure	~~166~~167
Section 8.06.	Erroneous Payments.	~~167~~168

ARTICLE 9 Administrative Agent and Other Agents

Section 9.01.	Appointment and Authorization of Agents	~~169~~170
Section 9.02.	Delegation of Duties	~~170~~171
Section 9.03.	Liability of Agents	~~170~~171
Section 9.04.	Reliance by Agents	~~171~~172
Section 9.05.	Notice of Default	~~171~~172
Section 9.06.	Credit Decision; Disclosure of Information by Agents	~~171~~172
Section 9.07.	Indemnification of Agents	~~172~~173
Section 9.08.	Agents in Their Individual Capacities	~~172~~173
Section 9.09.	Successor Agents	~~172~~174
Section 9.10.	Administrative Agent May File Proofs of Claim; Credit Bidding	~~173~~174
Section 9.11.	Collateral and Guaranty Matters	~~174~~175
Section 9.12.	Other Agents; Arrangers and Managers	~~176~~177
Section 9.13.	Withholding Tax Indemnity	~~176~~177
Section 9.14.	Appointment of Supplemental Agents	~~176~~177
Section 9.15.	Certain ERISA Matters	~~177~~178

ARTICLE 10 Miscellaneous

Section 10.01.	Amendments, Etc..	~~178~~179
Section 10.02.	Notices and Other Communications; Facsimile Copies	~~181~~182
Section 10.03.	No Waiver; Cumulative Remedies	~~182~~183
Section 10.04.	Attorney Costs and Expenses	~~182~~183
Section 10.05.	Indemnification by the Borrower	~~183~~184

Section 10.06.	Payments Set Aside	~~184~~185
Section 10.07.	Successors and Assigns	~~184~~185
Section 10.08.	Confidentiality	~~191~~193
Section 10.09.	Setoff	~~193~~194

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Page
Section 10.10.	Interest Rate Limitation	~~193~~194
Section 10.11.	Counterparts	~~193~~195
Section 10.12.	Integration; Termination	~~194~~195
Section 10.13.	Survival of Representations and Warranties	~~194~~195
Section 10.14.	Severability	~~194~~195
Section 10.15.	GOVERNING LAW	~~194~~195
Section 10.16.	WAIVER OF RIGHT TO TRIAL BY JURY	~~195~~196
Section 10.17.	Binding Effect	~~195~~196
Section 10.18.	USA PATRIOT Act; Beneficial Ownership;	~~195~~196
Section 10.19.	No Advisory or Fiduciary Responsibility	~~195~~197
Section 10.20.	Electronic Execution of Assignments	~~196~~198
Section 10.21.	Effect of Certain Inaccuracies	~~196~~198
Section 10.22.	Judgment Currency	~~197~~198
Section 10.23.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~197~~198
Section 10.24.	Cashless Rollovers	~~197~~199
Section 10.25.	Acknowledgement Regarding Any Supported QFCs	~~198~~199

ARTICLE 11 GUARANTY

Section 11.01.	The Guaranty	~~198~~200
Section 11.02.	Obligations Unconditional	~~199~~200
Section 11.03.	Reinstatement	~~200~~201
Section 11.04.	Subrogation; Subordination	~~200~~201
Section 11.05.	Remedies	~~200~~201
Section 11.06.	Instrument for the Payment of Money	~~200~~201
Section 11.07.	Continuing Guaranty	~~200~~201
Section 11.08.	General Limitation on Guarantee Obligations	~~200~~202
Section 11.09.	Information	~~200~~202
Section 11.10.	Release of Guarantors	~~200~~202
Section 11.11.	Right of Contribution	~~201~~202
Section 11.12.	Cross-Guaranty	~~201~~202

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SCHEDULES

1.01A	Commitments
1.01B	Collateral Documents
1.01C	Unrestricted Subsidiaries
1.01D	Existing Letters of Credit
5.05	Certain Liabilities
5.06	Litigation
5.07	Ownership of Property
5.09	Taxes
5.11	Subsidiaries and Other Equity Investments
6.16	Post-Closing Covenants
6.20	Transactions with Affiliates
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(f)	Dispositions
7.08	Certain Contractual Obligations
10.02	Administrative Agent’s Office
10.02(a)	Notice Information

EXHIBITS

Form of

A	Committed Loan Notice
B	Letter of Credit Issuance Request
C	Swing Line Loan Notice
D-1	Term Note
D-2	Revolving Credit Note
D-3	Swing Line Note
E-1	Compliance Certificate
E-2	Solvency Certificate
F	Assignment and Assumption
G	Security Agreement
H	Perfection Certificate
I	Intercompany Note
J-1	First Lien Intercreditor Agreement
J-2	Junior Lien Intercreditor Agreement
K	Administrative Questionnaire
L-1	Affiliated Lender Assignment and Assumption
L-2	Affiliated Lender Notice
L-3	Acceptance and Prepayment Notice
L-4	Discount Range Prepayment Notice
L-5	Discount Range Prepayment Offer
L-6	Solicited Discounted Prepayment Notice
L-7	Solicited Discounted Prepayment Offer
L-8	Specified Discount Prepayment Notice
L-9	Specified Discount Prepayment Response
M	United States Tax Compliance Certificates

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CREDIT AGREEMENT

This CREDIT AGREEMENT (as the same may be amended, modified, refinanced and/or restated from time to time, this “Agreement”) is entered into as of September 30, 2021, among Red Planet Borrower, LLC, a Delaware limited liability company (the “Borrower”), Red Planet Intermediate, LLC, a Delaware limited liability company (“Initial Holdings”), the other Guarantors (such term and any other capitalized terms used but not defined in this introductory paragraph and the Preliminary Statements below are defined in Section 1.01 below) party hereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, each other L/C Issuer and each of the lenders from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to that certain Agreement and Plan of Merger, dated as of August 20, 2021 (as amended, supplemented or otherwise modified and in effect from time to time, and including all schedules and exhibits thereto, the “Merger Agreement”), by and among Booster Parent Holdings, Inc., a Delaware corporation, Red Planet Merger Sub, Inc., a Delaware corporation, and Redbird Parent Holdings, Inc., a Delaware corporation, the Borrower will, directly or indirectly, acquire (the “Acquisition”) each of Vungle Inc., a Delaware corporation (“Vungle”), and Liftoff Mobile Inc., a Delaware corporation (“Liftoff”).

The Borrower has requested that the applicable Lenders extend credit to the Borrower in the form of (i) the Initial Term Loans on the Closing Date in an initial aggregate principal amount of $1,400,000,000 and (ii) the Revolving Credit Facility in an initial aggregate principal amount of $150,000,000.

The proceeds of the Initial Term Loans, together with the proceeds of all or a portion of the Revolving Credit Facility, will be used by the Borrower to directly or indirectly consummate the Transactions, to pay the costs and expenses related to the Transactions and to fund cash to the Borrower’s balance sheet.

The proceeds of the Revolving Credit Facility will also be used by the Borrower and its Restricted Subsidiaries to replace, backstop or cash collateralize existing Letters of Credit, for working capital and general corporate purposes (including permitted acquisitions) subject to the terms set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1

Definitions and Accounting Terms

Section 1.01. Defined Terms. As used in this Agreement (including in the Preliminary Statements hereto), the following terms shall have the meanings set forth below:

“2021 Distribution” means the declaration and payment of a dividend or distribution to Holdings, and Holdings’ declaration and payment of a dividend or distribution to the holders of its equity interests (including the holders of options and similar rights), in each case, in an aggregate amount not to exceed $752,000,000.

“~~2024~~2025 Distribution” has the meaning set forth in Section 6.18.

“Acceptable Discount” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit L-3.

“Acceptance Date” has the meaning set forth in Section 2.05(a)(v)(D)(2).

“Accounting Change” means any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Acquisition” has the meaning set forth in the Preliminary Statements to this Agreement.

“Additional Lender” has the meaning set forth in Section 2.14(c).

“Additional Refinancing Lender” has the meaning set forth in Section 2.15(a).

~~“Adjusted Daily Simple SOFR” means, for any Interest Period, a rate per annum equal to (i) with respect to Initial Term Loans, Daily Simple SOFR plus 0.10% and (ii) with respect to Revolving Credit Loans, Daily Simple SOFR plus 0.00%; provided that if Adjusted Daily Simple SOFR would be less than the Applicable Term SOFR Floor, such rate shall be deemed equal to the Applicable Term SOFR Floor~~.

~~“Adjusted Term SOFR” means, for any Interest Period, a rate per annum equal to (i) with respect to Initial Term Loans, Term SOFR plus 0.10% and (ii) with respect to Revolving Credit Loans and Third Amendment Incremental Term Loans, Term SOFR plus 0.00%; provided that if Adjusted Term SOFR would be less than the Applicable Term SOFR Floor, such rate shall be deemed equal to the Applicable Term SOFR Floor~~.

“Administrative Agent” means Morgan Stanley, in its capacity as administrative agent under any of the Loan Documents, or as applicable, such Affiliates thereof of similar creditworthiness as Morgan Stanley shall from time to time designate for the purpose of performing its obligations hereunder in such capacity, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit K or such other form as may be supplied from time to time by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For purposes of this Credit Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Lender” means, at any time, any Lender that is a direct or indirect holding company of Holdings or an Investor (including portfolio companies of the Investors notwithstanding the exclusion in the definition of “Investors”) (other than Holdings, the Borrower or any of its Subsidiaries and other than any Debt Fund Affiliate) or a Non-Debt Fund Affiliate of an Investor at such time.

“Affiliated Lender Assignment and Assumption” has the meaning set forth in Section 10.07(l)(i).

“Affiliated Lender Cap” has the meaning set forth in Section 10.07(l)(iii).

“Affiliated Lender Notice” means the notice substantially in the form of Exhibit L-2.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof incurred or payable by the applicable borrower generally to all Lenders of such Indebtedness in an amount equal to the sum of (a) the applicable margin; (b) OID and upfront fees; provided that (i) OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity on a straight line basis (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); and (ii) “All-In Yield” shall not include amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees and any similar fees payable to any lead arranger (or its affiliates) in connection with the commitment or syndication of such Indebtedness, consent fees paid to consenting Lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all Lenders in the primary syndication of such Indebtedness and (c) the interest rate (excluding the applicable margin) after giving effect to any Applicable Term SOFR Floor or Base Rate floor; provided, that if any Incremental Term Loans (or any other applicable Indebtedness) include an Applicable Term SOFR Floor or Base Rate floor that is greater than the Applicable Term SOFR Floor or Base Rate floor applicable to any existing Class of Term Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield, but only to the extent an increase in the Applicable Term SOFR Floor or Base Rate floor applicable to the existing Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Applicable Term SOFR Floor and Base Rate floors (but not the Applicable Rate, unless the Borrower otherwise elects in its sole discretion) applicable to the existing Term Loans shall be increased to the extent of such differential between interest rate floors.

~~“Amendment No. 2 Effective Date” means April 18, 2023.~~

“Applicable Asset Sale Percentage” means, (a) 100.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available is greater than 4.75 to 1.00, (b) 50.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available is equal to or less than 4.75 to 1.00 and greater than 4.25 to 1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available is equal to or less than 4.25 to 1.00, in each case, calculated on a Pro Forma Basis.

“Applicable Authority” means the Term SOFR Administrator or a Governmental Authority having jurisdiction over the Administrative Agent.

“Applicable Discount” has the meaning set forth in Section 2.05(a)(v)(C)(2).

“Applicable ECF Percentage” means, for any fiscal year, (a) 50.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than 4.75 to 1.00, (b) 25.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is equal to or less than 4.75 to 1.00 and greater than 4.25 to 1.00 and (c) 0.0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is equal to or less than 4.25 to 1.00, in each case, calculated on a Pro Forma Basis.

“Applicable Period” has the meaning set forth in Section 10.21.

“Applicable Proceeds” has the meaning set forth in Section 2.05(b)(ii).

“Applicable Rate” means:

~~(a) with respect to the Initial Term Loans:~~

~~(i) until delivery of financial statements for the fiscal quarter ending December 31, 2021 pursuant to Section 6.01, a percentage per annum equal to (x) for Term SOFR Loans, 3.75% and (y) for Base Rate Loans, 2.75%; and~~

~~(ii) at any time upon or after the delivery of the financial statements pursuant to Section 6.01 for the fiscal quarter ending December 31, 2021, the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):~~

~~Applicable Rate~~
~~Pricing Level~~	~~Consolidated First Lien Net Leverage Ratio~~	~~Term SOFR for Initial Term Loans~~	~~Base Rate for Initial Term Loans~~
~~1~~	~~> 4.75: 1.00~~	~~3.75%~~	~~2.75%~~
~~2~~	~~< 4.75: 1.00~~	~~3.50%~~	~~2.50%~~

(~~b~~a) with respect to the ~~Third Amendment Incremental~~Initial Term Loans, a percentage per annum equal to (x) for Term SOFR Loans, ~~5.25~~4.00% and (y) for Base Rate Loans ~~4.25~~, 3.00%.

(~~c~~b) with respect to Revolving Credit Loans and Letter of Credit Fees~~:~~

,~~(i) until delivery of financial statements for the fiscal quarter ending December 31, 2021 pursuant to Section 6.01, a percentage per annum equal to: (A) for Term SOFR Loans, RFR Loans and Letter of Credit fees, 3.75% and (B) for Base Rate Loans, 2.75%; and~~

~~(ii) at any time upon or after the delivery of the financial statements pursuant to Section 6.01 for the fiscal quarter ending December 31, 2021,~~ the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

		Term SOFR Revolving Loans, RFR Loans and	Base Rate for
Pricing Level	Consolidated First Lien Net Leverage Ratio	Letter of Credit Fees	Revolving Credit Loans
1	> 4.75:1.00	3.75%	2.75%
2	≤ 4.75:1.00 and	3.50%	2.50%
	> 4.25:1.00
3	≤ 4.25:1.00	3.25%	3.25%

Notwithstanding the foregoing, after the consummation of a Qualified IPO (as certified by the Borrower to the Administrative Agent), the Applicable Rate at each of the categories above in the foregoing clauses (a) and (~~c~~b) shall automatically be reduced further by 0.25%.

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest pricing level (e.g., Pricing Level 1) shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

“Applicable Term SOFR Floor” means the Term SOFR floor applicable to any Facility under which a Loan is being made and (a) solely with respect to the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~, means 0.50% per annum and (b) solely with respect to the Revolving Credit Facility, means 0.00% per annum.

“Applicable Time” means, with respect to any Borrowings and payments in any Approved Foreign Currency, the local time in the place of settlement for such Approved Foreign Currency as shall be reasonably determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. In advance of the initial borrowing of a Revolving Credit Loan or issuance of a Letter of Credit, in each case, in any Approved Foreign Currency, the Administrative Agent or the applicable L/C Issuer, as applicable, shall provide the Borrower and Revolving Credit Lenders with written notice of the Applicable Time for any borrowings and payments in such Approved Foreign Currency. In the event no such notice is delivered by the Administrative Agent, the Borrower and any Revolving Credit Lender shall be required to make any borrowings and payments in accordance with the times specified herein for borrowings and payments in Dollars.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer (if applicable) and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Counterparty” means (i) any Agent, Lender or any Affiliate of an Agent or Lender at the time it entered into a Swap Contract or a Treasury Services Agreement, as applicable, in its capacity as a party thereto, notwithstanding whether such Approved Counterparty may cease to be an Agent, Lender or an Affiliate of an Agent or Lender thereafter, as applicable and (ii) any other Person from time to time approved in writing by the Administrative Agent (not to be unreasonably withheld, delayed or conditioned).

“Approved Currency” means each of (i) Dollars, (ii) euro, (iii) Sterling, (iv) Canadian Dollars and (v) any other currency that is approved in accordance with Section 1.09.

“Approved Foreign Currency” means any Approved Currency other than Dollars.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender, in each case other than any Fund that is a Disqualified Lender.

“Assignees” has the meaning set forth in Section 10.07(b)(i).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F hereto.

“Assignment Taxes” has the meaning set forth in Section 3.01(b).

“Attorney Costs” means and includes the reasonable and documented out-of-pocket fees, disbursements and other charges of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Financing Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(a)(v); provided that the Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Borrower nor any of its Affiliates may act as the Auction Agent.

“Audited Financial Statements” means (a) the audited consolidated balance sheet of Liftoff as of December 31, 2020 and the related statements of income and cash flows for the fiscal year ended on December 31, 2020 and (b) the audited consolidated balance sheet of Vungle as of December 31, 2020 and the related statements of income and cash flows for the fiscal year ended on December 31, 2020.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Available RP Capacity Amount” means (i) the amount of Restricted Payments that may be made at the time of determination pursuant to Sections 7.06(d), (g), (h), (l) and (p) minus (ii) the sum of the amount of the Available RP Capacity Amount utilized by the Borrower or any Restricted Subsidiary to (A) make Restricted Payments in reliance on Sections 7.06(g), (h), (l) or (p), (B) make Investments pursuant to Section 7.02(n), (C) incur Indebtedness pursuant to Section 7.03(y) and (D) make prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity utilizing the Available RP Capacity Amount pursuant to Section 7.10 plus (iii) the aggregate principal amount of Indebtedness prepaid prior to or substantially concurrently at such time, solely to the extent such Indebtedness (A) was secured by Liens pursuant to Section 7.01(bb) or (B) was incurred pursuant to Section 7.03(y) and not secured pursuant to Section 7.01(bb) (it being understood that the amount under this clause (iii) shall only be available for use under Sections 7.01(bb) and/or 7.03(y), as applicable).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, (i) with respect to Loans denominated in Dollars, for any day, a rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (b) the Prime Rate in effect for such day and (c) ~~Adjusted~~ Term SOFR on such day (or if such day is not a Business Day, the immediately preceding Business Day) for deposits in Dollars for a one-month Interest Period plus 1.00%; provided that for the avoidance of doubt, the Term SOFR for any day shall be based on the Term SOFR Reference Rate, at approximately 5:00 p.m. (New York City time) two Business Days prior to such day, for a term of one month commencing on such day; and (ii) respect to Loans denominated in Canadian Dollars, for any day, a fluctuating rate per annum equal to the higher of (a) the annual rate of interest announced from time to time by a Schedule I Bank under the Bank Act (Canada) selected by the Administrative Agent from time to time as its “prime” reference rate then in effect on such day for Canadian Dollar denominated commercial loans made by it in Canada and (b) the sum of 1.00% per annum plus the 30-day CDOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR for an Interest Period of one month or the 30-day CDOR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR for an Interest Period of one month or the 30-day CDOR Rate, respectively. Notwithstanding the foregoing, (i) the Base Rate with respect to the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~ will be deemed to be 1.50% if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 1.50% and (ii) the Base Rate with respect to the Revolving Credit Facility will be deemed to be 0.0% if the Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.0%.

“Base Rate Loan” means a Loan denominated in Dollars that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR.”

“Benchmark Discontinuation Event” has the meaning set forth in the definition of “RFR”.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Blackstone Funds” means, individually or collectively, Blackstone Inc. and its Affiliates and any investment fund, co-investment vehicles and/or other similar vehicles or accounts, in each case managed or advised by Blackstone Inc. or one or more of its Affiliates, or any successors of any of the foregoing.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower” has the meaning set forth in the introductory paragraph hereto. “Borrower Materials” has the meaning set forth in Section 6.02.

“Borrower Offer of Specified Discount Prepayment” means the offer by any Company Party to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.05(a)(v)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by any Company Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.05(a)(v)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by any Company Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(a)(v)(D).

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing of a particular Class, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York or the state where the Administrative Agent’s Office is located and if such day relates to any interest rate settings as to an RFR Loan, any fundings, disbursements, settlements and payments in respect of any such RFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such RFR Loan, means a day (a) if such RFR Loan is denominated in euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open, (b) if such day relates to any fundings, disbursements, settlements or payments in connection with a Revolving Credit Loan or Letter of Credit denominated in Sterling and in relation to the calculation and computation for SONIA, means any day other than a Saturday, Sunday or other day on which banks are closed for general business in London and (c) if such day relates to any fundings, disbursements, settlements or payments in connection with a Revolving Credit Loan or Letter of Credit denominated in Canadian Dollars and in relation to the calculation and computation for CDOR, means a day on which dealings in deposits in Canadian Dollars are conducted by and between banks in Montreal, Québec or Toronto, Ontario; provided, however, that, when used in connection with a Term SOFR Loan or Daily SOFR Loan, as applicable, the term “Business Day” shall mean a U.S. Government Securities Business Day.

“Business Expansion” mean (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by Holdings, the Borrower or the Restricted Subsidiaries and (b) each creation or expansion into new markets (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Canadian Dollars” means lawful money of Canada.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Financing Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.

“Cash Collateral” has the meaning set forth in Section 2.03(g).

Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning set forth in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1) Dollars;

(2) (a) cash in such local currencies held by the Borrower or any Restricted Subsidiary from time to time in the ordinary course of business or consistent with past practice, (b) Canadian Dollars or (c) Sterling, euros or any national currency of any participating member state of the Economic and Monetary Union (EMU);

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding 24 months and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the dollar equivalent thereof in foreign currencies as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s, at least A-2 by S&P or at least F-2 by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2, A-2 or F-2 from Moody’s, S&P or Fitch, respectively (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency);

(8) readily marketable direct obligations issued by, or unconditionally guaranteed by, any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof, in each case having an investment grade rating from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an investment grade rating from either Moody’s, S&P or Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P, A-2 (or the equivalent thereof) or better by Moody’s or F-2 by Fitch (or, if at any time none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another nationally recognized statistical Rating Agency);

(11) securities with maturities of 24 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P, “A-2” or higher from Moody’s or “F-2” or higher from Fitch with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposes regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property to replace or repair such equipment, fixed assets or Real Property.

“CDOR Loan” means a Loan that bears interest at a rate based on the CDOR Rate.

“CDOR Rate” means, with respect to each day during an Interest Period pertaining to an RFR Loan denominated in Canadian Dollars, the interest rate per annum which is the rate based on the average rate applicable to Canadian Dollar bankers’ acceptances, for a term comparable to such Interest Period, appearing on the applicable Reuters screen page at approximately 10:00 a.m. (Toronto, Ontario time) on the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent), or if such date is not a Business Day, then on the immediately preceding Business Day; provided that, if the CDOR Rate with respect to the Revolving Credit Facility as so determined would be less than 0.0%, such rate shall be deemed to be 0.0% for the purposes of this Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” shall be deemed to occur if:

(a) at any time prior to a Qualified IPO, the Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, other than in connection with any transaction or series of transactions in which Holdings shall become the wholly owned Subsidiary of a Holding Company;

(b) at any time after a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than (i) any combination of the Investors and/or the Permitted Holders or (ii) any “group” including any Permitted Holders (provided that Permitted Holders beneficially own more than 50% of all voting interests beneficially owned by such “group”), shall have acquired beneficial ownership of more than 50%, on a fully diluted basis, of the voting interest in Holdings’ Equity Interests, in each case, other than in connection with any transaction or series of transactions in which Holdings shall become the wholly owned Subsidiary of a Holding Company;

(c) a “change of control” (or similar event) shall occur under any Indebtedness for borrowed money permitted under Section 7.03 with an outstanding principal amount in excess of the Threshold Amount or any Permitted Refinancing in respect of any of the foregoing with an outstanding principal amount in excess of the Threshold Amount; or

(d) Holdings shall cease to own directly 100% of the Equity Interests of the Borrower.

Notwithstanding the preceding or any provision of Section 13d-3 or 13d-5 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Borrower owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred and (iii) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of the Equity Interests or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Equity Interests entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.

“City Code” has the definition in Section 1.02(h).

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Extended Revolving Credit Commitments of a given Extension Series, Extended Term Loans of a given Extension Series, Revolving Commitment Increases, Other Revolving Credit Commitments, Initial Term Commitments, Incremental Term Commitments (including the ~~Third~~Fourth Amendment Incremental Term Commitments) or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Revolving Credit Loans under Revolving Commitment Increases, Revolving Credit Loans under Extended Revolving Credit Commitments of a given Extension Series, Revolving Credit Loans under Other Revolving Credit Commitments, Initial Term Loans, Incremental Term Loans (including the ~~Third~~Fourth Amendment Incremental Term Loans), Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Extension Series. Revolving Credit Commitments, Incremental Revolving Credit Commitments, Extended Revolving Credit Commitments, Other Revolving Credit Commitments, Initial Term Commitments, Incremental Term Commitments (including the ~~Third~~Fourth Amendment Incremental Term Commitments) or Refinancing Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments

(and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class. There shall be no more than an aggregate of four Classes of revolving credit facilities and eight Classes of term loan facilities under this Agreement at any time outstanding under this Agreement. ~~For the avoidance of doubt, the Third Amendment Incremental Term Loans shall constitute a separate Class from the Initial Term Loans on and after the Third Amendment Effective Date.~~

“Closing Date” means September 30, 2021, the first date on which all conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Closing Date Refinancing” means the repayment in full of all outstanding indebtedness under the Existing Credit Agreements and the termination of all commitments thereunder and all security interests and guarantees in connection therewith.

“Closing Fees” means those fees required to be paid on the Closing Date pursuant to the Fee Letter. “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means (i) the “Collateral” as defined in the Security Agreement, (ii) all the “Collateral” or “Pledged Assets” (or similar term) as defined in any other Collateral Document, (iii) [reserved] and (iv) any other assets pledged or in which a Lien is granted, in each case, pursuant to any Collateral Document.

“Collateral Agent” means Morgan Stanley, in its capacity as collateral agent or pledgee in its own name under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a) or from time to time pursuant to Section 6.11, Section 6.13, Section 6.16 or the Security Agreement, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto;

(b) the Obligations shall have been guaranteed by Holdings and each Subsidiary of the Borrower (other than the Excluded Subsidiaries) pursuant to the Guaranty;

(c) the Obligations and the Guaranty shall have been secured pursuant to the Security Agreement by a first-priority perfected security interest in (i) all the Equity Interests of the Borrower and

(ii) all Equity Interests of each Restricted Subsidiary (that is not an Excluded Subsidiary (other than any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clause (f) or (j)(y) of the definition thereof)) directly owned by any Loan Party, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(d) all Pledged Debt owing to Holdings or any other Loan Party that is evidenced by a promissory note shall have been delivered to the Collateral Agent pursuant to the Security Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(e) the Obligations and the Guaranty shall have been secured by a perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of each Loan Party (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, IP Rights, other general intangibles and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction), in each case with the priority required by the Collateral Documents;

(f) [reserved];

(g) except as otherwise contemplated by this Agreement or any Collateral Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and United States Copyright Office, required by the Collateral Documents, applicable Law or reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(h) after the Closing Date, each Restricted Subsidiary of the Borrower that is not then a Guarantor and not an Excluded Subsidiary shall become a Guarantor and signatory to this Agreement pursuant to a joinder agreement in accordance with Sections 6.11 or 6.13 and a party to the Collateral Documents in accordance with Section 6.11; provided that notwithstanding the foregoing provisions, any Subsidiary of the Borrower that Guarantees (other than Guarantees by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary and any Designated Alternative Security Indebtedness) any Junior Financing with a principal amount in excess of the Threshold Amount or any Permitted Refinancing of any of the foregoing shall be a Guarantor hereunder for so long as it Guarantees such Indebtedness.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) the foregoing definition shall not require, unless otherwise stated in this clause (A), the creation or perfection of pledges of, security interests in, mortgages on, or the obtaining of title insurance or taking other actions with respect to the following (collectively, the “Excluded Assets”): (i) any property or assets owned by any Foreign Subsidiary (unless such Subsidiary becomes a Loan Party), any Unrestricted Subsidiary (unless such Unrestricted Subsidiary becomes a Guarantor at the option of the Borrower) or any Subsidiary which is not a Loan Party, (ii) any lease, license, contract, agreement or other general intangible or any property subject to a purchase money security interest, Financing Lease Obligation or similar arrangement, in each case permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, agreement or other general intangible, Financing Lease Obligations or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition, (iii) any interest in fee-owned Real Property, (iv) any interest in leased Real Property (including any requirement to deliver landlord waivers, estoppels and collateral access letters), (v) motor vehicles, aircrafts, airframes, aircrafts engines or helicopters and other assets subject to certificates of title, (vi) Margin Stock and Equity Interests of any Person other than the Borrower and each wholly owned Subsidiary of the Borrower that is a Restricted Subsidiary (that is also not an Excluded Subsidiary (other than any Restricted Subsidiary that is an Excluded Subsidiary solely pursuant to clause (f) or (j)(y) of the definition thereof)), (vii) any intent-to-use trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, that granting a security interest in such trademark application prior to such filing would impair the enforceability or validity, or result in the voiding, of such trademark application (or any registration that may issue therefrom) under applicable federal Law, (viii) any property or assets to the extent a security interest therein would result in material adverse tax consequences to Holdings, the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, as reasonably determined by the Borrower in consultation with the Administrative Agent, (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the anti-assignment provision of the Uniform Commercial Code and other applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable Law notwithstanding such prohibition or restriction, (x) any assets to the extent pledges and security interests therein are prohibited or restricted by applicable Law whether on the Closing Date or thereafter (including any requirement to obtain the consent of any governmental authority or third party (other than a Loan Party)), (xi) all commercial tort claims, (xii) any deposit accounts, securities accounts or any similar accounts (including securities entitlements) (in each case, other than proceeds of Collateral) and any other accounts used solely as payroll and other employee wage and benefit accounts, tax accounts (including, without limitation, sales tax accounts) and any tax benefits accounts, escrow accounts, fiduciary or trust accounts and any funds and other property held in or maintained in any such accounts, (xiii) letter of credit rights, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a Uniform Commercial Code financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (xiv) cash and Cash Equivalents (other than cash and Cash Equivalents to the extent constituting proceeds of Collateral), (xv) any particular assets if the burden, cost or consequence of creating or perfecting such pledges or security interests in such assets is excessive in relation to the benefits to be obtained therefrom by the Lenders under the Loan Documents as reasonably determined by the Borrower in consultation with the Administrative Agent, (xvi) voting Equity Interests in any Foreign Subsidiary, CFC or any FSHCO, in each case, representing more than 65% of the voting power of all outstanding Equity Interests of such Foreign Subsidiary, CFC or FSHCO and (xvii) proceeds from any and all of the foregoing assets described in clauses (i) through (xvi) above to the extent such proceeds would otherwise be excluded pursuant to clauses (i) through (xvi) above;

(B) (i) the foregoing definition shall not require control agreements with respect to any cash, deposit accounts or securities accounts or any other assets requiring perfection through control agreements;

(ii) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S., including any intellectual property registered in any non-U.S. jurisdiction, or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) and (iii) except to the extent that perfection and priority may be achieved by the filing of a financing statement under the Uniform Commercial Code with respect to the Borrower or a Guarantor, the Loan Documents shall not contain any requirements as to perfection or priority with respect to any assets or property described in clauses (i) or (ii) of this clause (B);

(C) the Collateral Agent in its discretion may grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests, or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that the Collateral Agent shall have received on or prior to the Closing Date (i) Uniform Commercial Code financing statements in appropriate form for filing under the Uniform Commercial Code in the jurisdiction of incorporation or organization of each Loan Party and (ii) any certificates or instruments representing or evidencing Equity Interests of the Borrower and its Domestic Subsidiaries (other than Equity Interests constituting Excluded Assets) accompanied by instruments of transfer and stock powers undated and endorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Collateral Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel); provided further that the Collateral Agent shall have received the items set forth on Schedule 6.16 on or prior to the date(s) set forth therein;

(D) in the event that a Foreign Subsidiary becomes a Guarantor such Loan Party shall grant a perfected lien on substantially all of its assets pursuant to arrangements reasonably agreed between the Administrative Agent and the Borrower, pursuant to documentation and subject to customary limitations in such jurisdiction as may be reasonably agreed between the Administrative Agent and the Borrower, and nothing in the definition of “Excluded Asset” or other limitation in this Agreement shall in any way limit or restrict the pledge of assets and property by any such Foreign Subsidiary that is a Guarantor or the pledge of the Equity Interests of such Foreign Subsidiary by any other Loan Party that holds such Equity Interests; and

(E) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations (if any) set forth in this Agreement and the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, if any, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Administrative Agent or the Collateral Agent pursuant to Section 4.01, Section 6.11, Section 6.13 or Section 6.16 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series, Other Revolving Credit Commitment of a given Refinancing Series, Initial Term Commitment, Incremental Term Commitment (including the ~~Third~~Fourth Amendment Incremental Term Commitments) or Refinancing Term Commitment of a given Refinancing Series, as the context may require.

“Commitment Fee Rate” means with respect to the unused Revolving Credit Commitments~~:~~,

~~(i) until delivery of financial statements pursuant to Section 6.01 for the fiscal quarter ending December 31, 2021 and thereafter at any time at which~~ the following percentages per annum, based upon the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) ~~is greater than 4.75 to 1.00, a percentage per annum equal to 0.50%; and~~ :

Consolidated First Lien
Net Leverage Ratio	Commitment Fee Rate
> 4.75:1.00	0.500%
≤ 4.75:1.00 and	0.375%
> 4.25:1.00
≤ 4.25:1.00	0.250%

~~(ii) at any time upon or after the delivery of the of financial statements pursuant to Section 6.01 for the fiscal quarter ending December 31, 2021, if the Consolidated First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a) is less than or equal to 4.75 to 1.00, a percentage per annum equal to 0.375%.~~

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Commitment Fee Rate (e.g., 0.50%) shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Commitment Fee Rate otherwise determined in accordance with this definition shall apply).

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or RFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Parties” means the collective reference to Holdings and its Restricted Subsidiaries, including the Borrower, and “Company Party” means any one of them.

“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit E-1.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period:

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h), (k), (m) and the applicable pro forma adjustments in clause (o)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) (x) provision for taxes based on income, profits or capital, including, without limitation, federal, state, municipal and foreign franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) the amount of distributions actually made to any direct or indirect parent company of the Borrower in respect of such period in accordance with Section 7.06(i)(iii)(B) and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges for such period (including (w) non-cash rent expense, (x) net losses or any obligations on Swap Obligations or other derivative instruments, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(o) through (z) in the definition thereof); plus

(c) the total amount of depreciation and amortization expenses and capitalized fees, including, without limitation, the amortization of capitalized fees related to any Qualified Securitization Facility and the amortization of intangible assets, content databases, internal labor costs, deferred financing costs, debt issuance costs, commissions, fees and expenses, and any Capitalized Software Expenditures of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; plus

(d) the amount of any equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; plus

(e) any other non-cash charges, expenses or losses, including non-cash losses on the sale of assets and any write-offs or write-downs reducing Consolidated Net Income for such period and any non-cash expense relating to the vesting of warrants (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may elect not to add back such non-cash charge in the current period and (B) to the extent the Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent), and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to non-controlling or minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(g) the amount of (x) board fees, management, monitoring, consulting, transaction, advisory and other fees (including termination fees) and indemnities, costs and expenses paid or accrued in such period to the Investors or otherwise to any member of the board of directors of Holdings, the Borrower, any Permitted Holder or any Affiliate of a Permitted Holder, in each case, to the extent permitted under Section 7.07, (y) payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity, in each case to the extent permitted in the Loan Documents and (z) the amount of any fees and other compensation paid to the members of the board of directors (or the equivalent thereof) of the Borrower or any of its parent entities; plus

(h) the amount of (x) pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 36 months after the Closing Date (including from any actions taken in whole or in part prior to the Closing Date), net of the amount of actual benefits realized during such period from such actions and (y) pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives, other similar transactions or initiatives (including the modification and renegotiation of contracts and other arrangements) and including Consolidated EBITDA pursuant to contracted pricing (assuming the highest contracted rate) that are reasonably identifiable and factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken (in each case, including any steps or actions taken in whole or in part prior to the Closing Date or the applicable consummation date of such transaction, initiative or event) or are expected to be taken (in the good faith determination of the Borrower) within 36 months after any such transaction, initiative, contract or event is consummated or entered into, net the amount of actual benefits realized during such period from such actions, in each case, calculated on a pro forma basis as though such cost savings, operating expense reductions, synergies and Consolidated EBITDA had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions, synergies and Consolidated EBITDA were realized on the first day of the applicable period for the entirety of such period; provided that no cost savings, operating expense reductions, synergies and Consolidated EBITDA shall be added pursuant to this clause (h) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Borrower or a Restricted Subsidiary or a direct or indirect parent entity of the Borrower pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests) solely to the extent that such cash proceeds or net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net losses, charges, expenses, costs or other payments (including all fees, expenses or charges related thereto) (i) from disposed, abandoned or discontinued operations, (ii) in respect of facilities no longer used or useful in the conduct of the business of the Borrower or its Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (iii) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Borrower; plus

(m) at the option of the Borrower with respect to any quarterly period, an amount equal to the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period; plus

(n) compensation expense attributable to positive investment income with respect to funded deferred compensation account balances; plus

(o) any other adjustments, exclusions and add-backs reflected in (i) the Sponsor’s model and quality of earnings summaries delivered to the Lead Arrangers on or about August 25, 2021 and (ii) any quality of earnings analysis prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any Permitted Acquisition or other permitted Investment; plus

(p) the amount of any gains or losses arising from embedded derivatives in the customer contracts of the Borrower or a Restricted Subsidiary and any gain or loss attributable to mark-to-market adjustments in the valuation of pension liabilities, including actuarial gain or loss on pension and post-retirement plans, curtailments and settlements;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains (including non-cash gains on the sale of assets) increasing Consolidated Net Income of the Borrower for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(b) any net income from disposed, abandoned, closed or discontinued operations or attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by the Borrower; plus

(c) the reduction in compensation expense attributable to investment loss with respect to funded deferred compensation account balances; and

(3) increased or decreased (without duplication) by, as applicable, any non-cash adjustments resulting from the application of FASB Interpretation No. 45 Guarantees, or any comparable applicable accounting standard.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of compliance with the covenant set forth in Section 7.09 and the calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, and the Consolidated Interest Coverage Ratio, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated EBITDA under this Agreement for any period that includes any of the fiscal quarters ended on September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021, Consolidated EBITDA for such fiscal quarters shall be $53,709,304, $57,392,154, $63,660,400 and $72,541,292, respectively, in each case, as may be subject to any adjustment set forth in the immediately preceding paragraph for any four-quarter period with respect to any acquisitions, dispositions or conversions occurring after the Closing Date.

“Consolidated First Lien Net Debt” means Consolidated Total Net Debt (other than any subordinated Indebtedness) minus the sum of (i) the portion of Indebtedness of the Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is not secured by any Lien on the Collateral and (ii) the portion of Indebtedness of the Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is secured by Liens on the Collateral, which Liens are expressly subordinated or junior to the Liens securing the Obligations.

“Consolidated First Lien Net Leverage Ratio” means, with respect to any four-quarter period, the ratio of (a) Consolidated First Lien Net Debt as of the last day of such period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Interest Coverage Ratio” means, with respect to any four-quarter period, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period to (b) Consolidated Interest Expense for the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of:

(1) consolidated interest expense of the Borrower and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of OID resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Financing Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (o) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under this Agreement or other credit facilities, (p) any additional interest with respect to failure to comply with any registration rights agreement owing with respect to any securities, (q) costs associated with obtaining Swap Obligations, (r) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (s) penalties and interest relating to taxes, (t) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (u) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any other amounts of non-cash interest, (v) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility, (x) any accretion of accrued interest on discounted liabilities and any prepayment, make-whole or breakage premium, cost or penalty, (y) interest expense attributable to a parent entity resulting from push-down accounting, and (z) any lease, rental or other expense in connection with a Non-Financing Lease Obligation); plus

(2) consolidated capitalized interest of the Borrower and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of the Borrower and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis, and otherwise determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided, however, that, without duplication,

(1) any after-Tax effect of extraordinary, exceptional, infrequent, unusual or nonrecurring gains or losses less all fees and expenses relating thereto (including any extraordinary, infrequent, exceptional, unusual or nonrecurring operating expenses directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any extraordinary, exceptional, infrequent, unusual or nonrecurring items, charges or expenses (including relating to any multi-year strategic initiatives)), Transaction Expenses, restructuring and duplicative running costs, restructuring charges or reserves, relocation costs, start-up or initial costs for any project or new production line, division or new line of business, integration and facilities opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change-in-control agreements that the Borrower or a Restricted Subsidiary or a parent entity of the Borrower had entered into with employees of the Borrower, a Restricted Subsidiary or a parent entity of the Borrower, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to facility or property disruptions or shutdowns, signing, retention and completion bonuses, recruiting costs, costs incurred in connection with any strategic initiatives, transition costs, litigation and arbitration costs and charges, expenses in connection with one-time rate changes, costs incurred in connection with acquisitions, investments and dispositions, travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel, non-recurring product and IP Rights development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions, retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) at the election of the Borrower with respect to any quarterly period, the cumulative after-Tax effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies shall be excluded;

(3) any net after-Tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-Tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business shall be excluded;

(5) the net income for such period of any Person that is not a Subsidiary of the Borrower, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted, or having the ability to be converted, into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period;

(6) solely for purposes of determining the amount of Excess Cash Flow, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in this Agreement), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or released (or such Person reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release); provided that the Consolidated Net Income of the Borrower and its Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted, or having the ability to be converted, into cash or Cash Equivalents) to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in the Borrower’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans and leases, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-Tax effect of income (loss) from the extinguishment or conversion of (i) Indebtedness, (ii) Swap Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation or similar charge or expense or reduction of revenue including any such charge, expense or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Borrower or any of its direct or indirect parent entities or subsidiaries), rollover, acceleration, or payout of Equity Interests by management, future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or business partners of the Borrower or any of its direct or indirect parent entities or subsidiaries, and any cash awards granted to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or business partners of the Borrower or any of its direct or indirect parent entities or subsidiaries in replacement for forfeited equity awards, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, investment, asset sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of any securities and the syndication and incurrence of any Facility (including such fees, expenses or charges relating to the rating of any securities or any Facility by the Rating Agencies), issuance of Equity Interests of the Borrower or its direct or indirect parent entities, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of any securities and any Facility) and including, in each case, any such transaction consummated on or prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that are established or adjusted in connection with the Transactions or within twenty-four months after the closing of any acquisition that are so required to be established or adjusted as a result of such acquisition in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any non-cash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of Statement on Financial Accounting Standards No. 87, 106 and 112; and any other items of a similar nature, shall be excluded;

(16) the following items shall be excluded:

(a) any net gain or loss (after any offset) resulting in such period from Swap Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net gain or loss (after any offset) resulting in such period from currency translation or transaction gains or losses including those related to currency remeasurements of Indebtedness (including any net gain or loss resulting from Swap Obligations for currency exchange risk) and any other foreign currency translation or transactions gains and losses to the extent such gains or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) at the election of the Borrower with respect to any quarterly period, effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments; and

(17) the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with Section 7.06(i)(iii)(B) shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.

“Consolidated Secured Net Debt” means Consolidated Total Net Debt (other than any subordinated Indebtedness) minus the portion of Indebtedness of the Borrower or any Restricted Subsidiary included in Consolidated Total Net Debt that is not secured by any Liens on the Collateral.

“Consolidated Secured Net Leverage Ratio” means, with respect to any four-quarter period, the ratio of (a)Consolidated Secured Net Debt as of the last day of such period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Total Net Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money (discounted for any OID in connection with such indebtedness) and, and debt obligations evidenced by promissory notes, bonds, debentures, loan agreements or similar instruments, minus the aggregate amount of all Unrestricted Cash and Cash Equivalents on the balance sheet of the Borrower and its Restricted Subsidiaries as of such date; provided that Consolidated Total Net Debt shall not include Indebtedness (i) in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder; provided further that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Net Debt until three Business Days after such amount is drawn and (ii) of Unrestricted Subsidiaries; it being understood, for the avoidance of doubt, that obligations under Swap Contracts or in respect of Non-Financing Lease Obligations do not constitute Consolidated Total Net Debt.

“Consolidated Total Net Leverage Ratio” means, with respect to any four-quarter period, the ratio of (a) Consolidated Total Net Debt as of the last day of such period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b)the effects of purchase accounting.

“Contract Consideration” has the meaning set forth in the Section 2.05(b)(i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning set forth in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than the Investors, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Borrower and/or other companies.

“Converted Restricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Covered Party” has the meaning set forth in Section 10.25(a).

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Lien Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans and Revolving Credit Loans (or Commitments in respect to Revolving Credit Loans), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness has a maturity no earlier, and, in the case of Refinancing Term Loans, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the other terms and conditions of such Indebtedness shall either, at the option of the Borrower (I) reflect terms and conditions that are otherwise as agreed between the Borrower and the lender, holder or other provider of such Credit Agreement Refinancing Indebtedness (provided that to the extent any more restrictive financial maintenance covenant is added for the benefit of such Credit Agreement Refinancing Indebtedness, such financial maintenance covenant shall be added for the benefit of the Revolving Credit Facility that then benefits from such financial maintenance covenant and is remaining outstanding (except to the extent such financial maintenance covenant is applicable only to periods after the Latest Maturity Date of such Revolving Credit Facility)) or (II) if not consistent with the terms of the Refinanced Debt being refinanced or replaced, not materially more restrictive (taken as a whole) on the Borrower and its Restricted Subsidiaries (as determined by the Borrower) than those applicable to the Refinanced Debt being refinanced or replaced (except for (x) pricing, premiums, fees, rate floors and prepayment and redemption terms and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and it being understood that to the extent any terms or conditions that are more restrictive than the applicable Facilities are added for the benefit of such (A) Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Loans or refinancing notes or other debt securities (whether issued in a public offering, Rule 144A, private placement or otherwise), no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such terms or conditions are also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Credit Agreement Refinancing Indebtedness or (B) Credit Agreement Refinancing Indebtedness in the form of Other Revolving Credit Commitments or Other Revolving Credit Loans, no consent shall be required from the Administrative Agent or any of the Lenders to the extent that such terms or conditions (x) are also added for the benefit of the Revolving Credit Facility or (y) applies only to periods after the Latest Maturity Date of such Revolving Credit Facility) (in each case, provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments thereunder terminated, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) the greater of (x) $~~150,000,000~~195,000,000 and (y) 60% of LTM Consolidated EBITDA; plus

(b) the greatest of (x) the Cumulative Retained Excess Cash Flow Amount at such time, (y) 50% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for each fiscal quarter following the Closing Date for which financial statements are internally available, commencing with the fiscal quarter in which the Closing Date occurs and (z) (A) cumulative Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for each fiscal quarter following the Closing Date for which financial statements are internally available, commencing with the fiscal quarter in which the Closing Date occurs, minus (B) cumulative Fixed Charges for such applicable fiscal quarter multiplied by 1.5; plus

(c) the Cumulative Retained Asset Sale Proceeds Amount at such time; plus

(d) the cumulative amount of cash and Cash Equivalent proceeds (other than Excluded Contributions) and/or the fair market value of assets received from (i) the sale or transfer of Equity Interests (other than any Disqualified Equity Interests and other than any Designated Equity Contribution) of Holdings, the Borrower or any direct or indirect parent of the Borrower after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds or assets have been contributed as common equity to the capital of the Borrower or (ii) the common Equity Interests of the Borrower (or Holdings or any direct or indirect parent of Holdings) (other than Disqualified Equity Interests of the Borrower (or any direct or indirect parent of the Borrower) and other than any Designated Equity Contribution) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of the Borrower or any Restricted Subsidiary of the Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party, in each case, not previously applied for a purpose other than use in the Cumulative Credit (including, for the avoidance of doubt, for the purposes of Section 7.03(m)(y)); plus

(e) 100% of (i) the aggregate amount of contributions to the common capital (other than from a Restricted Subsidiary and other than any Designated Equity Contribution) of the Borrower received after the Closing Date (other than Excluded Contributions), excluding any such amount that has been applied in accordance with Section 7.03(m)(y) and (ii) the aggregate principal amount of Indebtedness incurred in reliance on Section 7.03(z); plus

(f) 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary from:

(A) the sale or transfer (other than to the Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, joint venture or any minority investments, or

(B) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of any minority investment (except to the extent increasing Consolidated Net Income and excluding Excluded Contributions), or

(C) any interest, returns of principal payments and similar payments by an Unrestricted Subsidiary or joint venture or received in respect of any minority investments (except to the extent increasing Consolidated Net Income); plus

(g) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 7.02(n)(y); plus

(h) to the extent not already included in Consolidated Net Income, an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.02(n)(y); plus

(i) 100% of the aggregate amount of any Declined Proceeds; minus

(j) any amount of the Cumulative Credit used to make Investments pursuant to Section 7.02(n)(y) after the Closing Date and prior to such time; minus

(k) any amount of the Cumulative Credit used to pay dividends or make distributions pursuant to Section 7.06(h)(y) after the Closing Date and prior to such time; minus

(l) any amount of the Cumulative Credit used to make payments or distributions in respect of Junior Financings pursuant to Section 7.10(a)(iv)(y) after the Closing Date and prior to such time.

“Cumulative Retained Asset Sale Proceeds Amount” means the cumulative portion (since the Closing Date) of the Net Proceeds of Dispositions not required to be applied to prepay the Loans pursuant to Section 2.05(b)(ii) due to the Applicable Asset Sale Percentage being less than 100%.

“Cumulative Retained Excess Cash Flow Amount” means the cumulative portion (since the Closing Date), not less than zero, of Excess Cash Flow not required to be applied to prepay the Loans pursuant to Section 2.05(b)(i).

“Current Assets” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) of the Borrower and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities of the Borrower and the Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, and (e) any Revolving Credit Exposure.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day the “SOFR Determination Date”) that is five Business Days (or such other period as determined by the Borrower and the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a Business Day, the Business Day immediately preceding such SOFR Rate Day; provided that if Daily Simple SOFR would be less than the Applicable Term SOFR Floor, such rate shall be deemed equal to the Applicable Term SOFR Floor. If by 5:00 pm (New York City time) on the second Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the Federal Reserve Bank of New York’s Website and a Replacement Event with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding Business Day for which such SOFR was published on the Federal Reserve Bank of New York’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than five consecutive Business Days.

“Daily SOFR Loan” means any Loan bearing interest at a rate determined by reference to Daily Simple SOFR and made pursuant to clause (a)(ii) of the definition of “Term SOFR”.

“Debt Fund Affiliate” means (i) any fund or client managed by, or under common management with Blackstone Alternative Credit Advisors LP, Blackstone Real Estate Special Situations Advisors L.L.C. and Blackstone Tactical Opportunities Fund L.P., (ii) any fund or client managed by an adviser within the credit focused division of Blackstone Inc. or Blackstone ISG-I Advisors L.L.C., (iii) The Blackstone Strategic Opportunity Funds (including masters, feeders, onshore, offshore and parallel funds), (iv) funds and accounts managed by Blackstone Alternative Solutions, L.L.C. or its Affiliates and (v) any other Affiliate of the Investors or the Borrower that is a Bona Fide Debt Fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning set forth in Section 2.05(b)(viii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Revolving Credit Loans that are Base Rate Loans plus (c) 2.0% per annum; provided that with respect to the overdue principal or interest in respect of a Term SOFR Loan or RFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan, plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Alternative Security Indebtedness” means any Credit Agreement Refinancing Indebtedness and any Indebtedness incurred under Section 7.03(g), (q), (s) or (w) that may be (i) guaranteed by Subsidiaries other than Subsidiaries that are Loan Parties and/or (ii) not secured by the Collateral, in an aggregate principal amount not to exceed the greater of (i) $~~125,000,000~~160,000,000 and (ii) 50% of LTM Consolidated EBITDA, in each case determined at the time of incurrence of such Designated Alternative Security Indebtedness.

“Designated Equity Contribution” has the meaning set forth in Section 8.05(a).

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.05(a)(v)(B)(1).

“Discount Range” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(v)(C)(1) substantially in the form of Exhibit L-4.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit L-5, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.05(a)(v)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(v)(B)(1), Section 2.05(a)(v)(C)(1) or Section 2.05(a)(v)(D)(1), respectively, unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.05(a)(v)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries) or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Lease-Back Transaction and any sale or issuance of Equity Interests in a Restricted Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and including any disposition of property to a

Delaware Divided LLC pursuant to a Delaware LLC Division; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower (or any direct or indirect parent thereof), the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means each of (a)(i) those ~~Persons identified~~ banks, financial institutions and other institutions identified by or on behalf of the Borrower or the Sponsor to the Administrative Agent in writing from time to time and (ii) those competitors of the Borrower and its Restricted Subsidiaries identified by or on behalf of the Borrower or the Sponsor to the Administrative Agent in writing from time to time (and in the case of this clause (ii), such competitors’ sponsors), in each case of the foregoing clauses (i) and (ii), together with each such Person’s Affiliates identified by or on behalf of the Borrower or the Sponsor in writing from time to time or that are reasonably identifiable by name as, or are commonly known to be, an Affiliate of such Person, other than, with respect to any Person so identified that is a competitor of the Borrower described in clause (ii) above, an Affiliate of such Person that is a Bona Fide Debt Fund (except to the extent such Bona Fide Debt Fund is separately identified in writing by the Borrower (or one of its Affiliates) or the Sponsor to the Administrative Agent ~~in writing from time to time (and such Person’s sponsors (in the case of competitors) and Affiliates identified in writing or reasonably identifiable as such solely on the basis of their names, other than an Affiliate of such Person that is a Bona Fide Debt Fund~~)pursuant to the foregoing) and (b) any Affiliate of a Lender that is engaged as principals primarily in private equity or venture capital; provided that (x) no updates to the list of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously validly acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders and (y) notwithstanding anything herein to the contrary, the Borrower may withhold consent for any assignments to any Affiliate of a Disqualified Lender (to the extent such consent is otherwise required under Section 10.07) regardless of whether such assignee is reasonably identifiable as, or commonly known to be, an Affiliate of a Disqualified Lender ~~solely on the basis of its name~~ (other than, with respect to ~~Affiliates that are Bona Fide Debt Funds).~~ any Person so identified that is a competitor of the Borrower described in clause (ii) above, an Affiliate of such Person that is a Bona Fide Debt Fund, unless such Bona Fide Debt Fund is separately identified in writing by the Sponsor or the Borrower to the Administrative Agent). (x) The list of Disqualified Lenders shall be made available to any Lender upon request to the Administrative Agent and (y) at the request of any Lender, the Administrative Agent may confirm whether any potential assignee or participant is on the list of Disqualified Lenders, in each case of clauses (x) and (y), subject to customary confidentiality requirements. Any additions, deletions or other modifications to the list of Disqualified Lenders shall become effective on the next Business Day after delivery to the Administrative Agent.

“Distressed Debt Fund Affiliate” means any Affiliate of a Lender or Approved Fund that is a “distressed debt” fund or otherwise primarily engaged in the making, purchasing, holding or otherwise investing in distressed commercial loans, bonds and other similar extensions of credit.

“Distressed Person” has the meaning set forth in the definition of “Lender-Related Distress Event.” “Dollar” and “$” mean lawful money of the United States.

“Dollar Denominated Letter of Credit” means any Letter of Credit incurred in Dollars.

“Dollar Denominated Loan” means any Loan incurred in Dollars.

“Dollar Equivalent” means, with respect to an amount of an Approved Currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of Dollars with such Approved Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Payment Amount” has the meaning set forth in Section 2.05(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans in an amount equal to the sum of (a) the applicable margin, (b) the interest rate (exclusive of applicable margin) after giving effect to any interest rate floors or similar devices and (c) all upfront or similar fees and OID (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding amendment fees, arrangement fees, structuring fees, commitment fees, underwriting fees or other fees payable to any lead arranger or agent (or any of their respective affiliates) in connection with the commitment or syndication of such Indebtedness, consent fees paid to consenting Lenders, ticking fees on undrawn commitments and any other fees not paid or payable generally to all Lenders in the primary syndication of such Indebtedness.

“Eligible Assignee” has the meaning set forth in Section 10.07(a).

“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, hazardous materials, or the protection of human health and safety as it relates to exposure to hazardous materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Loan Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials or (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials, including, in each case of (a) through (d), any such liability which any Loan Party has retained or assumed pursuant to any written contract, agreement or other consensual arrangement.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Offering” means any public or private sale or issuance of Equity Interests (excluding Disqualified Equity Interests) of the Borrower or any of its direct or indirect parent companies other than (a) public offerings with respect to the Borrower’s or any direct or indirect parent company’s common equity registered on Form S-8, (b) issuances to any Subsidiary of the Borrower and (c) any such public or private sale or issuance that constitutes an Excluded Contribution.

“Equityholding Vehicle” means any direct or indirect parent entity of Holdings and any equityholder thereof through which Management Stockholders hold Equity Interests of Holdings or such parent entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Loan Party or any Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan; (d) the filing by the PBGC of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) appointment of a trustee to administer any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; (g) any Foreign Benefit Event; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party, any Restricted Subsidiary or any ERISA Affiliate.

“Erroneous Payment” has the meaning assigned to it in Section 8.06(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.06(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.06(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.06(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any RFR Loan denominated in euro for any Interest Period, the rate per annum equal to the EURIBOR Screen Rate; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “EURIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in euro are offered for such relevant Interest Period to major banks in the European inter-bank market by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two TARGET Days prior to the beginning of such Interest Period; provided that, if the EURIBO Rate with respect to the Revolving Credit Facility as so determined would be less than 0.0%, such rate shall be deemed to be 0.0% for the purposes of this Agreement.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two Business Days prior to the commencement of relevant Interest Period.

“euro” means the single currency of participating member states of the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Event of Default” has the meaning set forth in Section 8.01.

“Excess Cash Flow” means, for any period, an amount (which shall not be less than zero) equal to (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital and long-term accounts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting), and (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) or any cash gain, in each case to the extent deducted in arriving at such Consolidated Net Income, minus (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (1) through (17) of the definition of “Consolidated Net Income,” (ii) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income, (iii) increases in Consolidated Working Capital and long-term accounts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period or the application of purchase accounting), (iv) cash expenditures in respect of Swap Contracts during such period to the extent not deducted in arriving at such Consolidated Net Income and (vi) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset. Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the definition of “Collateral and Guarantee Requirement.”

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Borrower from:

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments (A) from Unrestricted Subsidiaries and any of their Subsidiaries, (B) received in respect of any minority investments and (C) from any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Equity Interest (other than Disqualified Equity Interests and preferred stock) of the Borrower (or any direct or indirect parent of the Borrower to the extent contributed as common Equity Interests by the Borrower), in each case to the extent designated as Excluded Contributions by the Borrower.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary of the Borrower or any other Subsidiary Guarantor, (b) any Subsidiary that does not have total assets in excess of 5% of Total Assets in the aggregate together with all other Subsidiaries excluded via this clause (b), (c) any Securitization Subsidiary, (d) any Subsidiary that is prohibited by applicable Law (whether on the Closing Date or thereafter) or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from guaranteeing the Obligations or if guaranteeing the Obligation would require governmental (including regulatory) or other third-party (other than a Loan Party) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (e) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the burden or cost or other consequences (including any material adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any direct or indirect Foreign Subsidiary of the Borrower, (g) any Subsidiary with respect to which the provision of a guarantee by it would result in material adverse tax consequences to the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries, in each case, as reasonably determined by the Borrower in consultation with the Administrative Agent, (h) any not-for-profit Subsidiaries, (i) any Unrestricted Subsidiaries, (j) any direct or indirect Subsidiary (x) that is a direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary that is a CFC or (y) substantially all of the assets of which consist of capital stock and/or indebtedness of (i) one or more Foreign Subsidiaries that are CFCs or (ii) other Subsidiaries described in clause (j)(x) above or this clause (j)(y), and any other assets incidental thereto (any Subsidiary described in this clause (j)(y), a “FSHCO”), (k) any special purpose entities and (l) any captive insurance subsidiaries; provided that for the avoidance of doubt (i) at the option of the Borrower, any Excluded Subsidiary may issue a Guaranty and become a Guarantor as described in clause (iii) of the definition of “Guarantors” and (ii) any Person that becomes a Guarantor pursuant to clause (iii) of the definition of “Guarantors” shall cease to constitute an Excluded Subsidiary, and shall not be released from its obligations under the Guaranty, solely on the basis that, prior to becoming a Guarantor, such Person constituted an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 11.12 and any other applicable agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the Approved Counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Existing Credit Agreements” means (a) the Credit Agreement, dated as of March 17, 2021 (as amended, supplemented or otherwise modified from time to time prior to the Closing Date), among Booster Intermediate, Inc., as holdings, Liftoff, as the borrower, the guarantors and lenders from time to time party thereto and Morgan Stanley, as administrative agent, and (b) the Credit Agreement, dated as of September 30, 2019 (as amended, supplemented or otherwise modified from time to time prior to the Closing Date), among Redbird Intermediate, Inc., as holdings, Vungle, as the borrower, the guarantors and lenders from time to time party thereto and Morgan Stanley, as administrative agent.

“Existing Letters of Credit” means those letters of credit in existence on the Closing Date and listed on Schedule 1.01D hereto.

“Existing Revolver Tranche” has the meaning set forth in Section 2.16(b).

“Existing Term Loan Tranche” has the meaning set forth in Section 2.16(a).

“Existing Term Loans” has the meaning assigned thereto in the Fourth Amendment.

“Expiring Credit Commitment” has the meaning set forth inSection 2.04(g).

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.16(b).

“Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment.

“Extended Term Loans” has the meaning set forth in Section 2.16(a).

“Extending Revolving Credit Lender” has the meaning set forth in Section 2.16(c).

“Extending Term Lender” has the meaning set forth in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” has the meaning set forth in Section 2.16(d).

“Extension Election” has the meaning set forth in Section 2.16(c).

“Extension Request” means any Term Loan Extension Request or a Revolver Extension Request, as the case may be.

“Extension Series” means any Term Loan Extension Series or a Revolver Extension Series, as the case may be.

“Facility” means the Initial Term Loans, a given Class of Incremental Term Loans (including the ~~Third~~Fourth Amendment Incremental Term Loans), a given Refinancing Series of Refinancing Term Loans, a given Extension Series of Extended Term Loans, the Revolving Credit Facility, a given Class of Incremental Revolving Credit Commitments, a given Refinancing Series of Other Revolving Credit Commitments or a given Extension Series of Extended Revolving Credit Commitments, as the context may require. ~~For the avoidance of doubt, the Third Amendment Incremental Term Loans shall constitute a separate Facility and Class from the Initial Term Loans on and after the Third Amendment Effective Date.~~

“FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or other published administrative guidance promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreements implementing the foregoing, and any laws, fiscal or regulatory legislation, or official guidance, notes or practices, in each case, adopted by a non-U.S. jurisdiction to implement the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Morgan Stanley on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means that certain Fee Letter, dated September 9, 2021, among Booster Parent Holdings, Inc. and the Lead Arrangers, as the same may be amended, supplemented or otherwise modified from time to time.

“Financial Covenant” has the meaning set forth in Section 7.09.

“Financial Covenant Event of Default” has the meaning provided in Section 8.01(b).

“Financing Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Financing Lease; provided that any obligations of the Borrower or its Restricted Subsidiaries either existing on the Closing Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Borrower as financing or capital lease obligations and (ii) that are subsequently recharacterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated EBITDA) not be treated as financing or capital lease obligations, Financing Lease Obligations or Indebtedness.

“Financing Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as a financing or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on January 1, 2015; provided that for all purposes hereunder the amount of obligations under any Financing Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP as in effect on January 1, 2015.

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-1 hereto (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) among the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is not prohibited under Section 7.03, and is intended to be secured on an equal priority lien basis to the Liens securing the Obligations.

“Fitch” means Fitch Ratings, Inc. or any successor by merger or consolidation to its business.

“Fixed Charges” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during such period.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law or in excess of the amount that would be permitted absent a waiver from any applicable Governmental Authority or (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments.

“Foreign Currency Denominated Letter of Credit” means any Letter of Credit denominated in an Approved Foreign Currency, other than, with respect to each L/C Issuer, those Approved Foreign Currencies not authorized to be issued by such L/C Issuer as notified to the Administrative Agent and the Borrower from time to time.

“Foreign Currency Denominated Loan” means any Loan incurred in any Approved Foreign Currency. “Foreign Disposition” has the meaning set forth in Section 2.05(b)(x).

“Foreign Pension Plan” means any benefit plan that under applicable Law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined on a consolidated basis in accordance with GAAP in good faith by a Responsible Officer.

“Fourth Amendment” means the Fourth Amendment to this Agreement, dated as of the Fourth Amendment Effective Date, among Holdings, the Borrower, the other Guarantors party thereto, the Refinancing Lenders party thereto, the Fourth Amendment Incremental Term Lenders party thereto, the Revolving Credit Lenders and the Administrative Agent.

“Fourth Amendment Effective Date” means September [8], 2025.

“Fourth Amendment Incremental Term Lender” means, at any time, any Lender that has a Fourth Amendment Incremental Term Loan at such time.

“Fourth Amendment Incremental Term Loans” has the meaning assigned thereto in the Fourth Amendment.

“Fourth Amendment Refinancing Term Loans” has the meaning assigned to the term “Refinancing Term Loans” in the Fourth Amendment.

“Fourth Amendment Refinancing Term Lender” has the meaning assigned to the term “Refinancing Term Lender” in the Fourth Amendment.

“Fourth Amendment Lead Arrangers” has the meaning assigned thereto in the Fourth Amendment.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free and Clear Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” has the meaning set forth in the definition of “Excluded Subsidiary”.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means at the election of the Borrower (such election to be made no more than three times during the term of this Agreement), (a) the accounting standards and interpretations adopted by the International Accounting Standard Board, as in effect from time to time (“IFRS”) if the Borrower’s financial statements are at such time prepared in accordance with IFRS or (b) generally accepted accounting principles in the United States of America, as in effect from time to time (“U.S. GAAP”) if the Borrower’s financial statements are at such time prepared in accordance with U.S. GAAP; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles or change as a result of the adoption or modification of accounting policies (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, (iii) the accounting for operating leases and financing or capital leases under GAAP as in effect on January 1, 2015 (including, without limitation, Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Financing Leases and obligations in respect thereof, (iv) all references to codified accounting standards specifically named in this Agreement shall be deemed to include any successor, replacement, amendment or updated accounting standard under IFRS or U.S. GAAP, as applicable, (v) neither IFRS nor U.S. GAAP shall include the policies, rules and regulations of the SEC, the American Institute of Certified Public Accountants, the International Accounting Standards Board or any other applicable regulatory or governing body applicable only to public companies, (vi) any calculation or determination in this Agreement that requires the application of GAAP across multiple quarters need not be calculated or determined using the same accounting standard for each constituent quarter. The Borrower will give notice of any such election made in accordance with this definition to the Administrative Agent. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“GAAP Accounting Changes” has the meaning specified in Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, self-regulatory organization or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning set forth in Section 10.07(i).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets not prohibited under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning set forth in Section 11.01.

“Guarantors” means, collectively, (i) Holdings, (ii) the wholly owned Domestic Subsidiaries of the Borrower (other than any Excluded Subsidiary), (iii) those wholly owned Domestic Subsidiaries of the Borrower that issue a Guaranty of the Obligations after the Closing Date pursuant to Section 6.11 or any other Person (including any Excluded Subsidiary) organized under the laws of the United States, any state thereof or the District of Columbia or, to the extent reasonably acceptable to the Administrative Agent (and subject to clause (D) of the Collateral and Guarantee Requirement), any other jurisdiction that, at the option of the Borrower, issues a Guaranty of the Obligations after the Closing Date and (iv) solely in respect of any Secured Hedge Agreement or Treasury Services Agreement to which the Borrower is not a party, the Borrower, in each case, until the Guaranty thereof is released in accordance with this Agreement.

“Guaranty” means, collectively, the guaranty of the Obligations by the Guarantors pursuant to this Agreement.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides or toxic mold, in each case that are regulated pursuant to, or which would give rise to liability under, applicable Environmental Law.

“Holding Company” means any Person so long as such Person directly or indirectly holds 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Person.

“Holdings” means Initial Holdings, if it is the direct parent of the Borrower, or, if not, any entity that directly owns 100% of the issued and outstanding Equity Interests in the Borrower and issues a Guaranty of the Obligations and agrees to assume the obligations of “Holdings” pursuant to this Agreement and the other Loan Documents pursuant to one or more instruments in form and substance reasonably satisfactory to the Administrative Agent.

“Honor Date” has the meaning set forth in Section 2.03(c)(i).

“Identified Participating Lenders” has the meaning set forth in Section 2.05(a)(v)(C)(3). “Identified Qualifying Lenders” has the meaning set forth in Section 2.05(a)(v)(D)(3). “IFRS” has the meaning set forth in the definition of “GAAP”.

“Immaterial Subsidiary” has the meaning set forth in Section 8.03.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Amendment” has the meaning set forth in Section 2.14(f).

“Incremental Base Amount” means the greater of (x) $~~250,000,000~~320,000,000 and (y) an amount equal to 100% of LTM Consolidated EBITDA.

“Incremental Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Equivalent Debt” has the meaning set forth in Section 7.03(w).

“Incremental Equivalent First Lien Debt” has the meaning set forth in Section 7.03(q).

“Incremental Equivalent Junior Lien Debt” has the meaning set forth in Section 7.03(q).

“Incremental Equivalent Unsecured Debt” has the meaning set forth in Section 7.03(w).

“Incremental Facility” has the meaning set forth in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(d).

“Incremental Lenders” has the meaning set forth in Section 2.14(c).

“Incremental Loan Request” has the meaning set forth in Section 2.14(a).

“Incremental Loans” has the meaning set forth in Section 2.14(b).

“Incremental Revolving Credit Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Revolving Credit Lender” has the meaning set forth in Section 2.14(c).

“Incremental Revolving Credit Loan” has the meaning set forth in Section 2.14(b).

“Incremental Revolving Facility” has the meaning set forth in Section 2.14(a).

“Incremental Term Commitments” has the meaning set forth in Section 2.14(a).

“Incremental Term Lender” has the meaning set forth in Section 2.14(c).

“Incremental Term Loan” has the meaning set forth in Section 2.14(b).

“Incurrence-Based Incremental Amount” has the meaning set forth in Section 2.14(d)(v).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property (including Financing Lease Obligations) or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation (x) until sixty (60) days after such obligation becomes due and payable or (y) otherwise not treated as a liability on the balance sheet and (iii) accruals for payroll and other liabilities accrued in the ordinary course);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests;

if and to the extent that any of the foregoing would constitute indebtedness or a liability in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Borrower appearing on the balance sheet of the Borrower solely by reason of push-down accounting under GAAP shall be excluded; and

(h) to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Net Debt, (B) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business, (C) exclude contingent obligations incurred in the ordinary course of business or consistent with industry practice, obligations under or in respect of Non-Financing Lease Obligations, Qualified Securitization Facilities, straight-line leases, operating leases, Sale and Lease-Back Transactions (except any resulting Attributable Indebtedness) or lease lease-back transactions, (D) exclude obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice and (E) exclude (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) accrued expenses and royalties, (v) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (vi) any obligations in respect of workers’ compensation claims, retirement, post-employment or termination obligations (including pensions and retiree medical care), pension fund obligations or contributions or similar claims, or social security or wage taxes or contributions, (vii) any liability for taxes and (viii) asset retirement obligations and other pension and other post-employment benefit related obligations (including pensions and retiree medical care). The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness (not to exceed the maximum amount of such Indebtedness for which such Person could be liable) and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means, with respect to any Agent or any Lender, all Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement or any other Loan Document, other than (i) Taxes imposed on or measured by its net income, however denominated, and franchise (and similar) Taxes imposed in lieu of net income Taxes, by a jurisdiction (A) as a result of such Agent’s or Lender’s being organized in or having its principal office (or, in the case of any Lender, its applicable Lending Office) in such jurisdiction (or any political subdivision thereof), or (B) as a result of any other connection between such Lender or Agent and such jurisdiction other than any connections arising from executing, delivering, being a party to, engaging in any transactions pursuant to, performing its obligations under, receiving payments under, enforcing or having sold or assigned an interest in any Loan or any Loan Document, (ii) Taxes attributable to the failure by such Lender or Agent to deliver the documentation required to be delivered pursuant to Section 3.01(d) or (g), (iii) any branch profits Taxes imposed by the United States, or any similar Tax, imposed by any jurisdiction described in clause (i) above, (iv) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 3.07), any U.S. federal withholding Tax that is imposed pursuant to a law in effect on the date such Lender acquires an interest in the applicable Commitment (or, in the case of an applicable interest in a Loan not funded by such Lender pursuant to a prior Commitment, the date such Lender acquired such interest in such Loan), or designates a new Lending Office, except to the extent such Lender (or its assignor, if any) was entitled immediately prior to the time of designation of a new Lending Office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 3.01 and (v) any withholding Taxes imposed under FATCA. For the avoidance of doubt, the term “Lender” for purposes of this definition shall include each L/C Issuer.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning set forth in Section 10.08.

“Initial Holdings” has the meaning set forth in the introductory paragraph to this Agreement.

“Initial Term Commitment” means, as to each Term Lender, its obligation to make an Initial Term Loan in Dollars to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name in Schedule 1.01A under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14).  ~~The initial aggregate principal amount of the~~ As of the Fourth Amendment Effective Date, the total outstanding Initial Term

Commitment including the Fourth Amendment Refinancing Term Commitments ~~is $1,400,000,000~~and Fourth Amendment Incremental Term Commitments, is $1,855,000,000.

“Initial Term Loans” means (a) prior to the Fourth Amendment Effective Date, the term loans made by the Lenders on the Closing Date to the Borrower pursuant to Section 2.01(a). and (b) on and after the Fourth Amendment Effective Date, the collective reference to (i) the Fourth Amendment Refinancing Term Loans made by the Fourth Amendment Refinancing Term Lenders on the Fourth Amendment Effective Date and (ii) the Fourth Amendment Incremental Term Loans made by the Fourth Amendment Incremental Term Lenders on the Fourth Amendment Effective Date

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercompany License Agreement” means any cost-sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, IP Rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of the Borrower and any Restricted Subsidiary thereof.

“Intercompany Note” means a promissory note substantially in the form of Exhibit I.

“Intercreditor Agreements” means,

(i) with respect to any Indebtedness being secured on a first lien basis or pari passu to the Liens securing the Obligations (or words of similar import), (i) the First Lien Intercreditor Agreement, (ii) the Junior Lien Intercreditor Agreement, (iii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iv) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent;

(ii) with respect to any Indebtedness being secured on a junior lien basis to the Liens securing the Obligations (or words of similar import), (i) the Junior Lien Intercreditor Agreement, (ii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iii) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent; and/or

(iii) with respect to any Indebtedness being subordinated in right of payment (or words of similar import), (i) an intercreditor or subordination agreement or arrangement, as applicable, the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) governing subordination arrangements (which may take the form of a “waterfall” or similar provision relating to the distribution of payments) at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (ii) any other intercreditor or subordination agreement or arrangement, as applicable, the terms of which are reasonably acceptable to the Borrower and the Administrative Agent.

“Interest Payment Date” means, (a) as to any Term SOFR Loan or RFR Loan (other than a SONIA Rate Loan), the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term SOFR Loan or RFR Loan (other than a SONIA Rate Loan) exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made, (c) as to any SONIA Rate Loan, the later of (i) the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a SONIA Rate Loan exceeds 3 months, the respective dates that fall every 3 months after the beginning of such Interest Period shall also be Interest Payment Dates and (ii) the 3rd Business Day after the receipt by the applicable Borrower of written notice from the Administrative Agent delivered pursuant to Section 2.02(d) in respect of the SONIA Interest Payment for that SONIA Rate Loan and (d) with respect to any Daily SOFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month (or, at the Borrower’s option, three months) after the borrowing date of such Daily SOFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the date on which such Daily SOFR Loan is repaid or converted in full.

“Interest Period” means, as to each Term SOFR Loan or RFR Loan, the period commencing on the date such Term SOFR Loan or RFR Loan is disbursed or converted to or continued as a Term SOFR Loan or RFR Loan and ending on the date one, two (other than with respect to Term SOFR Loans), three or six months (other than with respect to any CDOR Loan) thereafter or, to the extent agreed by each Lender of such Term SOFR Loan or RFR Loan, twelve months (other than with respect to any CDOR Loan) or a shorter period (including a period of less than one month) thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period (other than an Interest Period having a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations, in each case, in the ordinary course of business or consistent with past practice and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business or consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment but less all returns, distributions and similar amounts received on such Investment.

“Investors” means each of (a) the Blackstone Funds, General Atlantic Service Company, L.P. and any of their respective Affiliates (other than any portfolio operating companies) and (b) certain other Persons that have rolled over or invested equity in Holdings (or other direct or indirect parent company of the Borrower) as of the Closing Date and any of their Affiliates or Immediate Family Members.

“IP Rights” has the meaning set forth in Section 5.15.

“IPO Entity” has the meaning set forth in the definition of “Qualified IPO.”

“IPO Listco” means a wholly owned Subsidiary of Holdings formed in contemplation of any Qualified IPO to become an IPO Entity.

“IPO Shell Company” means each of IPO Listco and any IPO Subsidiary.

“IPO Subsidiary” means a wholly owned subsidiary of IPO Listco formed in contemplation of, and to facilitate, a Qualified IPO Reorganization Transaction and a Qualified IPO.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Junior Financing” has the meaning set forth in Section 7.10(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit J-2 hereto (which agreement in such form or with immaterial changes thereto the Collateral Agent is authorized to enter into) between the Collateral Agent and one or more collateral agents or representatives for the holders of Indebtedness that is not prohibited under Section 7.03 to be, and is intended to be, secured on a junior lien basis to the Liens securing the Obligations.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share or other applicable share provided for under this Agreement.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit pursuant to Section 2.03, as such commitment is set forth on Schedule 1.01A or if an L/C Issuer has entered into an Assignment and Assumption, the amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Disbursement” means any payment made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means each of (a) Morgan Stanley, (b) each other Person with a L/C Commitment set forth on Schedule 1.01A and (c) any other Lender that becomes an L/C Issuer in accordance with Sections 2.03(k) or 10.07(k), in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder~~.~~  Each L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of similar creditworthiness to such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents. If there is more than one L/C Issuer at any given time, the term L/C Issuer shall refer to the relevant L/C Issuer(s). Notwithstanding anything herein to the contrary, (a) unless separately agreed with the Borrower, the L/C Issuers shall only be required to issue standby letters of credit and (b) Nomura Corporate Funding Americas, LLC and Jefferies Finance LLC (i) shall only be required to issue standby Letters of Credit denominated in Dollars and (ii) may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of credit shall be treated as issued by Nomura Corporate Funding Americas, LLC or Jefferies Finance LLC, as applicable, for all purposes under the Loan Documents.

“L/C Obligations” means, as at any date of determination, the aggregate principal amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(l). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or Rule 36 of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Other Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, orders, decrees, injunctions or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Election” has the meaning set forth in Section 1.02(h). “LCT Test Date” has the meaning set forth in Section 1.02(h).

“Lead Arrangers” means (i) Morgan Stanley Senior Funding, Inc., Credit Suisse Loan Funding LLC, Nomura Securities International, Inc., Goldman Sachs Bank USA, Barclays Bank PLC and Mizuho Bank Ltd., each in its capacity as a lead arranger, (ii) the Third Amendment Lead Arrangers and (iii) the Fourth Amendment Lead Arrangers.

“Lender” has the meaning set forth in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Default” means (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of revolving loans or reimbursement obligations required to be made by it, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless subject to a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations, under the Revolving Credit Facility or under other agreements generally in which it commits to extend credit; (iv) a Lender has failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under the Revolving Credit Facility; or (v) a Lender has admitted in writing that it is insolvent or such Lender becomes subject to a Lender-Related Distress Event or a Bail-In Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, each Swing Line Lender and each Lender.

“Lender-Related Distress Event” means, with respect to any Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in any Approved Currency.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the scheduled Maturity Date then in effect for the applicable Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Issuance Request” means a letter of credit request substantially in the form of Exhibit B.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Financing Lease having substantially the same economic effect as any of the foregoing); provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.

“Liftoff” has the meaning set forth in the Preliminary Statements to this Agreement.

“Limited Condition Transaction” means (i) any acquisition or Investment, including by way of merger, amalgamation or consolidation, by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person permitted by this Agreement the consummation of which is not conditioned on the availability of, or on obtaining, third party acquisition financing or (ii) any repayment, repurchase and redemption of indebtedness for which an irrevocable notice of prepayment or redemption is required.

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loan and any extensions of credit under any Revolving Commitment Increase).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Intercreditor Agreement to the extent then in effect, (v) each Letter of Credit Issuance Request ~~and~~, (vi) the Fourth Amendment and (vii) any Refinancing Amendment, Incremental Amendment (including the Third Amendment) or Extension Amendment.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“LTM Consolidated EBITDA” means Consolidated EBITDA for the most recently ended period of four consecutive fiscal quarters ended prior to the date of determination for which financial statements are internally available, calculated on a Pro Forma Basis.

“Management Stockholders” means the future, present and former members of management, employees, directors, officers, managers, members or partners (and their Controlled Investment Affiliates and Immediate Family Members) of Holdings, the Borrower or any of its Subsidiaries who are investors in Holdings, the Borrower or any direct or indirect parent thereof including any such future, present or former employees, directors, officers, managers, members or partners owning through an Equityholding Vehicle.

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the IPO Entity on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract.”

“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party; or (c) material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document; provided that matters or impacts arising from, related to, or in connection with the outbreak and spread of the novel coronavirus known as COVID-19 shall not constitute, result in or otherwise have a Material Adverse Effect.

“Material Intellectual Property” means any intellectual property owned by the Loan Parties that is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole (as reasonably determined by the Borrower).

“Maturity Date” means (i) with respect to the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~, the date that is seven years after the ~~Closing~~Fourth Amendment Effective Date, (ii) with respect to the Revolving Credit Commitments, the date that is five years after the ~~Closing~~Fourth Amendment Effective Date, (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Request accepted by the respective Lender or Lenders, (iv) with respect to any Refinancing Term Loans or Other Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, in each case, that if such date is not a Business Day, then the applicable Maturity Date shall be the next succeeding Business Day.

“Maximum Rate” has the meaning set forth in Section 10.10.

“Merger Agreement” has the meaning set forth in the Preliminary Statements to this Agreement.

“MFN Excluded Loans” means any Incremental Term Loans (a) of up to the greater of (x) $~~250,000,000~~320,000,000 and (y) an amount equal to 100% of LTM Consolidated EBITDA (the “MFN Trigger Amount”) in an aggregate principal amount as designated in writing by the Borrower to the Administrative Agent, (b) with a maturity date on or after the date that is 6 months after the Maturity Date of the Initial Term Loans (the “MFN Maturity Limitation”), (c) that are denominated in a currency other than Dollars, (d) not secured by the Collateral on a pari passu basis with the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~, (e) incurred other than pursuant to the Incurrence-Based Incremental Amount, (f) incurred for the purpose of funding a Permitted Acquisition or similar Investment not prohibited hereunder, (g) consisting of customary bridge facilities or customary term loan A facilities (as determined by the Borrower in good faith) and/or (h) established following the date that is six months after the ~~Closing Date or, with respect to the Third Amendment Incremental Term Loans, the second anniversary of the Third~~Fourth Amendment Effective Date.

“MFN Maturity Limitation” has the meaning set forth in the definition of “MFN Excluded Loans.”

“MFN Protection” has the meaning set forth in Section 2.14(e)(iii).

“MFN Trigger Amount” has the meaning set forth in the definition of “MFN Excluded Loans.” “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Morgan Stanley” means Morgan Stanley Senior Funding, Inc. and its successors.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 3(37) or Section 4001(a)(3) of ERISA, to which any Loan Party, any Restricted Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the six years preceding the applicable date of reference, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) 100% of the cash proceeds actually received by the Borrower or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, consultants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents or otherwise subject to an Intercreditor Agreement), (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) any costs associated with unwinding any related Swap Obligations in connection with such transaction, (v) Taxes (including Tax distributions paid pursuant to Section 7.06(i)(iii)) paid or reasonably estimated to be payable as a result thereof, and (vi) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that so long as no Event of Default under Sections 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, the Borrower may reinvest any portion of such proceeds in assets useful for its business (which shall include any Investment permitted by this Agreement) within 18 months of such receipt and such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 24 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 24-month period but within such 24-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 30 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that the Borrower may retroactively elect to deem expenditures that otherwise would be permissible as a reinvestment of proceeds in accordance with foregoing proviso that occur prior to the receipt of the proceeds in respect of such Disposition to have been invested in accordance with the foregoing proviso (it being agreed that such deemed expenditure shall have been made or have been committed to be made no earlier than 180 days prior to such Disposition; provided, further, that (x) the proceeds realized in any single transaction or series of related transactions shall not constitute Net Proceeds unless the amount of such proceeds exceeds the greater of (i) $~~50,000,000~~65,000,000 and (ii) 20% of LTM Consolidated EBITDA and (y) only the aggregate amount of proceeds (excluding, for the avoidance of doubt, Net Proceeds described in the preceding clause (x)) in excess of the greater of (i) $~~75,000,000~~100,000,000 and (ii) 30% of LTM Consolidated EBITDA in any fiscal year shall constitute Net Proceeds under this clause (a); and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any of the Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any Restricted Subsidiary shall be disregarded.

“Non-Consenting Lender” has the meaning set forth in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of Holdings other than (a) Holdings, the Borrower or any Subsidiary of the Borrower, (b) any Debt Fund Affiliates and (c) any natural person.

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Expiring Credit Commitment” has the meaning set forth in Section 2.04(g).

“Non-Extension Notice Date” has the meaning set forth in Section 2.03(b)(iii).

“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Financing Lease Obligation.

“Not Otherwise Applied” means, with reference to any amount of proceeds of any transaction or event, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), (b) was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose, (c) was not utilized pursuant to Section 8.05, (d) was not applied to incur Indebtedness pursuant to Section 7.03(m)(y), (e) was not utilized to make Restricted Payments pursuant to Section 7.06 (other than pursuant to Section 7.06(h)(y)), (f) was not utilized to make Investments pursuant to Sections 7.02(n), (p), (v), (w) or (z), (g) was not utilized to make prepayments of any Junior Financing pursuant to Section 7.10 (other than Section 7.10(a)(iv)(y)) or (h) was not utilized to increase availability under clause (d) of the definition of Cumulative Credit. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.

“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Restricted Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Restricted Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (y) obligations of the Borrower or any Restricted Subsidiary arising under any Secured Hedge Agreement or any Treasury Services Agreement. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding the foregoing, the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement or any Treasury Services Agreement shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. Notwithstanding the foregoing, Obligations of any Guarantor shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“OID” means original issue discount.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.05(b)(ii).

“Other Debt Representative” means, with respect to any series of Indebtedness permitted to be incurred hereunder on a pari passu or junior lien basis to the Lien securing the Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Other Revolving Credit Commitments” means one or more Classes of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Other Taxes” has the meaning set forth in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding Principal Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate outstanding Principal Amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Approved Currency (other than Dollars), an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Participant” has the meaning set forth in Section 10.07(f).

“Participant Register” has the meaning set forth in Section 10.07(f).

“Participating Lender” has the meaning set forth in Section 2.05(a)(v)(C)(2). “PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six years.

“Perfection Certificate” means a certificate in the form of Exhibit H hereto or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR.”

“Permitted Acquisition” has the meaning set forth in Section 7.02(i).

“Permitted Earlier Maturity Indebtedness Exception” means, with respect to the incurrence of any Incremental Term Loans, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt and any Indebtedness incurred under Section 7.03(g), (q), (w) or (z) permitted to be incurred hereunder, (a) up to an aggregate principal amount of the greater of (i) $~~250,000,000~~320,000,000 and (ii) 100% of LTM Consolidated EBITDA, in each case determined at the time of incurrence of such Indebtedness, (b) incurred for the purpose of funding a Permitted Acquisition or similar Investment not prohibited hereunder or (c) consisting of a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the applicable maturity requirements and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges, or customary term loan A facilities (as determined by the Borrower in good faith) (collectively, the “Specified Debt”) may have a maturity date that is earlier than and a Weighted Average Life to Maturity that is shorter than, the Indebtedness with respect to which the Specified Debt is otherwise required to have a later maturity date.

“Permitted First Lien Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt.”

“Permitted First Priority Refinancing Debt” means any Permitted First Priority Refinancing Notes and any Permitted First Priority Refinancing Loans.

“Permitted First Priority Refinancing Loans” means any Credit Agreement Refinancing Indebtedness in the form of secured loans incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more tranches of loans not under this Agreement; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) other than in respect of any Designated Alternative Security Indebtedness, such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors and (iii) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness does not mature on or prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred or issued or have a shorter Weighted Average Life to Maturity than the Initial Term Loans ~~or the Third Amendment Incremental Term Loans~~.

“Permitted First Priority Refinancing Notes” means any Credit Agreement Refinancing Indebtedness in the form of secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more series of senior secured notes (whether issued in a public offering, Rule 144A, private placement or otherwise); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) subject to the Permitted Earlier Maturity Indebtedness Exception, such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) on or prior to the date that is the Latest

Maturity Date at the time such Indebtedness is incurred or issued and (iv) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness. Permitted First Priority Refinancing Notes will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means each of (a) the Investors, (b) the Management Stockholders (including any Management Stockholders holding Equity Interests through an Equityholding Vehicle), (c) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of the Borrower or any of its direct or indirect parent companies, acting in such capacity, (d) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder are members and any member of such group; provided, that in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in clauses (a) through (c), collectively, have beneficial ownership of more than 50% of the total voting power of the issued and outstanding Equity Interests of the Borrower or any of its direct or indirect parent companies held by such group, (e) any Holding Company and (f) any Permitted Plan.

“Permitted Intercompany Activities” means any transactions (A) between or among the Borrower and its Restricted Subsidiaries that are entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries and, in the good faith judgment of the Borrower are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Restricted Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements, (ii) management, technology and licensing arrangements and (iii) customer loyalty and rewards programs, (B) between or among the Borrower, its Restricted Subsidiaries and any captive insurance subsidiaries or (C) constituting a Qualified IPO Reorganization Transaction.

“Permitted Junior Lien Refinancing Debt” means Credit Agreement Refinancing Indebtedness constituting secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” such Indebtedness is secured by the Collateral on a junior priority basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness, and (iii) such Indebtedness meets the Permitted Other Debt Conditions. Permitted Junior Lien Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Junior Secured Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt.”

“Permitted Other Debt Conditions” means that such applicable Indebtedness (i) subject to the Permitted Earlier Maturity Indebtedness Exception, does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case on or prior to the Latest Maturity Date at the time such Indebtedness is incurred and (ii) other than in respect of any Designated Alternative Security Indebtedness, is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors.

“Permitted Plan” means any employee benefit plan of Holdings or any of its Affiliates (including any Equityholding Vehicle) and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Ratio Debt” means Indebtedness of the Borrower or any Restricted Subsidiary so long as immediately after giving Pro Forma Effect thereto and to the use of the proceeds thereof (but without netting the proceeds thereof) (i) no Event of Default shall be continuing or result therefrom and (ii) (x) if such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Obligations, the Consolidated First Lien Net Leverage Ratio is no greater than either (I) 5.50 to 1.00 or (II) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available (“Permitted First Lien Ratio Debt”), (y) if such Indebtedness is secured by the Collateral on a junior lien basis to the Liens securing the Obligations, the Consolidated Secured Net Leverage Ratio is no greater than either (I) 5.75 to 1.00 or (II) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available (“Permitted Junior Secured Ratio Debt”) and (z) if such Indebtedness is unsecured (or not secured by all or any portion of the Collateral), either (I) the Consolidated Interest Coverage Ratio is no less than either (A) 1.75 to 1.00 or (B) the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and the consummation of any related transactions or (II) the Consolidated Total Net Leverage Ratio is no greater than either (A) 6.25 to 1.00 or (B) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions, in each case, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available (“Permitted Unsecured Ratio Debt”); provided that, such Indebtedness shall (A) in the case of clause (x) above, have a maturity date that is after the Latest Maturity Date at the time such Indebtedness is incurred, and in the case of clause (y) or (z) above, have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred (in each case, subject to the Permitted Earlier Maturity Indebtedness Exception); provided that restrictions in this clause (A) shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (A) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) customary term loan A facilities (as determined by the Borrower in good faith), (B) in the case of clause (x) above, have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities and, in the case of clause (y) or (z) above, shall not be subject to scheduled amortization prior to maturity (in each case, subject to the Permitted Earlier Maturity Indebtedness Exception); provided that restrictions in this clause (B) shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) customary term loan A facilities (as determined by the Borrower in good faith), (C) if such Indebtedness is incurred or guaranteed on a secured basis by a Loan Party, an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness, (D) have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and to the extent any terms or conditions that are more restrictive is added for the benefit of such Permitted Ratio Debt, to the extent that such terms or conditions are also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Permitted Ratio Debt) (i) that in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance or (ii) that are otherwise as agreed between the Borrower and the lender, holder or other provider of such Indebtedness (provided that a certificate of the Borrower as to the satisfaction of the conditions described in this clause (D) delivered at least five Business Days prior to the incurrence of such Indebtedness together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (D), shall be conclusive evidence) and (E) in the case of Permitted First Lien Ratio Debt (other than for the avoidance of any doubt, any Designated Alternative Security Indebtedness) in the form of Dollar term loans (other than customary bridge loans or customary term loan A facilities as determined by the Borrower in good faith), be subject to the MFN Protection (but subject to the MFN Trigger Amount and MFN Maturity Limitation exceptions to such MFN Protection) as if such Indebtedness were an Incremental Term Loan; provided, further, that any such Indebtedness incurred pursuant to clauses (x), (y) or (z) above by a Restricted Subsidiary that is not a Loan Party (other than for the avoidance of any doubt, any Designated Alternative Security Indebtedness), together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g), 7.03(q) or

7.03(w), does not exceed in the aggregate at any time outstanding the greater of (i) $~~125,000,000~~160,000,000 and (ii) 50% of LTM Consolidated EBITDA, in each case determined at the time of incurrence.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e) and subject to the Permitted Earlier Maturity Indebtedness Exception, such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing and (d) if such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, unless otherwise permitted under any basket or exception under Section 7.03 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.03), such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (ii) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended and (e) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to an Intercreditor Agreement, the holders of such modified, refinanced, refunded, renewed, replaced or extended Indebtedness (if such Indebtedness is secured) or their representative on their behalf shall become party to the appropriate Intercreditor Agreement(s).

“Permitted Unsecured Ratio Debt” has the meaning set forth in the definition of “Permitted Ratio Debt.”

“Permitted Unsecured Refinancing Debt” means Credit Agreement Refinancing Indebtedness in the form of unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the Subsidiary Guarantors in the form of one or more series of senior unsecured notes or loans; provided that such Indebtedness (i) otherwise satisfies the requirements set forth in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) meets the Permitted Other Debt Conditions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, but excluding any Multiemployer Plan) sponsored, maintained or contributed to by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Planned Expenditures” has the meaning set forth in the Section 2.05(b)(i).

“Platform” has the meaning set forth in Section 6.02.

“Pledged Debt” has the meaning set forth in the Security Agreement.

“Pledged Equity” has the meaning set forth in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the third anniversary of the date on which such Permitted Acquisition or conversion is consummated.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion).

“Principal Amount” means (i) the stated or principal amount of each Dollar Denominated Loan or Dollar Denominated Letter of Credit or L/C Obligation with respect thereto, as applicable, and (ii) the Dollar Equivalent of the stated or principal amount of each Foreign Currency Denominated Loan and Foreign Currency Denominated Letter of Credit or L/C Obligation with respect thereto, as the context may require.

“Pro Forma Adjustment” means, for any four-quarter period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable “run rate” cost savings, operating expense reductions and synergies or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $25,000,000, and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such four-quarter period, or such additional costs will be accrued or incurred during the entirety of such four-quarter period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such four-quarter period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that (I) without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment; (II) that when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) the definitions of “Applicable Rate” and “Commitment Fee Rate” and (ii) determining actual compliance (and not Pro

Forma Compliance or compliance on a Pro Forma Basis) with Section 7.09, the events that occurred subsequent to the end of the applicable four-quarter period shall not be given pro forma effect, (III) when calculating the Consolidated First Lien Net Leverage Ratio for purposes of the Applicable ECF Percentage, such percentage shall be calculated giving pro forma effect to any prepayment of Excess Cash Flow to be made pursuant to Section 2.05(b)(i) in connection with such calculation and any other Indebtedness prepaid subsequent to the end of the applicable four-quarter period and prior to such date of determination; and (IV) in determining Pro Forma Compliance with the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio or any other incurrence test (other than in respect of Section 7.09), in connection with the incurrence (including by assumption or guarantee) of any Indebtedness, (i) the incurrence or repayment of any Indebtedness in respect of the Revolving Credit Facility or any other revolving facility immediately prior to or in connection therewith included in the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio or such other incurrence test calculation immediately prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made and (ii) the incurrence under the Revolving Credit Facility or under any other revolving facility used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower), in each case, shall be disregarded; provided, further, that with respect to any incurrence of Indebtedness permitted by the provisions of this Agreement in reliance on the pro forma calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio or such other incurrence test calculation (i) any Indebtedness being incurred (or expected to be incurred) substantially simultaneously or contemporaneously with the incurrence of any such Indebtedness or any applicable transaction or action in reliance on any “basket” set forth in this Agreement (including the Incremental Base Amount and any “baskets” measured as a percentage of Total Assets or Consolidated EBITDA), including under the Revolving Credit Facility and (ii) any Indebtedness being incurred under the Revolving Credit Facility or any other revolving facility that is used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower) shall, in each case, be disregarded. In the event any fixed “baskets” are intended to be utilized together with any incurrence-based “baskets” in a single transaction or series of related transactions (including utilization of the Free and Clear Incremental Amount and the Incurrence-Based Incremental Amount), (i) compliance with or satisfaction of any applicable financial ratios or tests for the portion of Indebtedness or any other applicable transaction or action to be incurred under any incurrence-based “baskets” shall first be calculated without giving effect to amounts being utilized pursuant to any fixed “baskets,” but giving full pro forma effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed “baskets,” any incurrence and repayments of Indebtedness) and all other permitted Pro Forma Adjustments (except that (i) the incurrence of any Indebtedness under the Revolving Credit Facility or any other revolving facility immediately prior to or in connection therewith and (ii) the incurrence of any Indebtedness under the Revolving Credit Facility or any other revolving facility used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower) shall, in each case, be disregarded), and (ii) thereafter, incurrence of the portion of such Indebtedness or other applicable transaction or action to be incurred under any fixed “baskets” shall be calculated.

“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” has the meaning set forth in Section 6.01(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.02.

“QFC Credit Support” has the meaning set forth in Section 10.25.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into an agreement pursuant to the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified IPO” means any transaction or series of transactions, including a SPAC IPO, that results in, or following which, any common Equity Interests of the Borrower or any direct or indirect parent company, any SPAC IPO Entity (or its successor by merger, amalgamation or other combination) or any IPO Listco that the Borrower will distribute to its direct or indirect parent company in connection with a Qualified IPO (an “IPO Entity”) being publicly traded on any United States national securities exchange or over-the-counter market, or any analogous exchange or market in Canada, the United Kingdom or any country in the European Union.

“Qualified IPO Reorganization Transactions” means, collectively, the transactions taken prior to and in connection with and reasonably related to consummating a Qualified IPO, including (a) the formation and ownership of IPO Shell Companies, (b) entry into, and performance of, (i) a reorganization agreement among any of Holdings, its Subsidiaries, its direct or indirect parent entities and/or IPO Shell Companies implementing Qualified IPO Reorganization Transactions and certain other reorganization transactions in connection with a Qualified IPO so long as after giving effect to such agreement and the transactions contemplated thereby would not reasonably be expected to have a Material Adverse Effect and the security interests of the Lenders in the Collateral and the Guarantees of the Obligations, taken as a whole, would not be adversely affected and (ii) customary underwriting agreements in connection with a Qualified IPO and any future follow-on underwritten public offerings of common Equity Interests in an IPO Entity, including the provision by IPO Listco and Holdings of customary representations, warranties, covenants and indemnification to the underwriters thereunder, (c) the merger of one or more IPO Subsidiaries with one or more direct or indirect holders of Equity Interests in Holdings with such IPO Subsidiary surviving and holding Equity Interests in Holdings or the dividend or other distribution by Holdings of Equity Interests of IPO Shell Companies or other transfer of ownership to the holder of Equity Interests of Holdings, (d) the amendment and/or restatement of any Organizational Documents of Holdings and any IPO Subsidiaries in a manner adverse to the Lenders, the Lead Arrangers or the Administrative Agent, and with respect to any such transaction involving Holdings, the Borrower or any Restricted Subsidiary, Holdings, the Borrower and such Restricted Subsidiary, as applicable, shall deliver to the Administrative Agent all such necessary amendments, corporate authority documents and other supporting documents to or under this Agreement (including, without limitation, those described in Section 6.11) evidencing any changes made necessary as a result of the consummation of such transaction, (e) the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of Holdings in connection with any Qualified IPO Reorganization Transactions, (f) the making of Restricted Payments to (or Investments in) an IPO Shell Company or Holdings or any Subsidiaries to permit Holdings to make distributions or other transfers, directly or indirectly, to IPO Listco, in each case solely for the purpose of paying, and solely in the amounts necessary for IPO Listco to pay, IPO-related expenses and the making of such distributions by Holdings, (g) the repurchase or redemption by IPO Listco of its Equity Interests from Holdings, a Borrower or any Restricted Subsidiary, (h) the entry into an exchange agreement, pursuant to which holders of Equity Interests in Holdings will be permitted to exchange such interests for certain Equity Interests in IPO Listco, (i) any issuance, dividend or distribution of the Equity Interests of the IPO Shell Companies or other Disposition of ownership thereof to the IPO Shell Companies and/or the direct or indirect holders of Equity Interests of Holdings and (j) all other transactions reasonably incidental to, or necessary for the consummation of, the foregoing so long as after giving effect to such agreement and the transactions contemplated thereby, the security interests of the Lenders in the Collateral and the Guarantees of the Obligations, taken as a whole, would not be adversely affected.

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Equity Interests of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means any Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors or management of Holdings or the Borrower shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Borrower, and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (b) constituting a receivables or payables financing or factoring facility.

“Qualifying Lender” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Rating Agencies” means Moody’s, S&P and Fitch.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment thereon, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) Holdings, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Other Revolving Credit Commitments or Other Revolving Credit Loans incurred pursuant thereto, in accordance with Section 2.15.

“Refinancing Series” means all Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments or Other Revolving Credit Loans provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and, in the case of Refinancing Term Loans or Refinancing Term Commitments, amortization schedule.

“Refinancing Term Commitments” means one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” means one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.

“Register” has the meaning set forth in Section 10.07(d).

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into the Environment.

“Relevant Screen Rate” means (i) with respect to any SONIA Rate Borrowing denominated in Sterling, the SONIA Rate, (ii) with respect to any Borrowing denominated in Canadian Dollars, CDOR and (iii) with respect to any Borrowing denominated in euros, the EURIBOR Screen Rate.

“Replacement Event” has the meaning set forth in the definition of “Term SOFR.”

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans incurred on the ~~Closing~~Fourth Amendment Effective Date with the incurrence by the Borrower or any Restricted Subsidiary of any broadly marketed or syndicated term “B” loan financing (but without regard to the control of remedies), denominated in the same currency as the applicable Initial Term Loans and having an All-In Yield that is less than the All-In Yield (as determined by the Administrative Agent on the same basis) of such Initial Term Loans so repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment, amendment or restatement or other modifications to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans or the incurrence of any Incremental Term Loans or Refinancing Term Loans, in each case the primary purpose of which was to reduce (and does so reduce) such All-In Yield and other than in connection with a Change of Control, Qualified IPO or Transformative Transaction.

“Request for Credit Extension” means (a) with respect to a Borrowing, continuation or conversion of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Issuance Request and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Class Lenders” means, with respect to any Class on any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans under such Class and (ii) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the outstanding Loans under such Class held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Class Lenders.

“Required Facility Lenders” means, as of any date of determination, with respect to any Facility, Lenders having more than 50% of the sum of (a) the Total Outstandings under such Facility (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Commitments in respect of Revolving Credit Loans; provided that the unused Term Commitment and unused Commitments in respect of Revolving Credit Loans of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that, to the same extent set forth in Section 10.07(n) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments in respect of Revolving Credit Loans; provided that such unused Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, director, president, vice president, chief financial officer, chief legal officer, treasurer, assistant treasurer, controller or assistant controller or other similar officer of a Loan Party or designee of a Responsible Officer and in the case of a limited partnership or an exempted limited partnership, any officer or director of the general partner or ultimate general partner, as the case may be, and, as to any document delivered on the Closing Date, any secretary or assistant secretary of such Loan Party and any officer or employee of the applicable Loan Party whose signature is included on an incumbency certificate or similar certificate reasonably satisfactory to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or a Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Loan denominated in an Approved Currency, each of the following: (i) each date of a Borrowing of such Loan, (ii) each date of a continuation of such Loan pursuant to the terms of this Agreement, (iii) the last day of each fiscal quarter of Holdings and (iv) in the case of a Revolving Credit Loan, the date of any voluntary reduction of a Commitment in respect thereof pursuant to Section 2.06(a); (b) with respect to any Letter of Credit denominated in an Approved Currency, each of the following: (i) each date of issuance of such Letter of Credit, (ii) each date of any amendment of such Letter of Credit that would have the effect of increasing the face amount thereof and (iii) the last day of each fiscal quarter; (c) such additional dates as the Administrative Agent or the respective L/C Issuer shall determine, or the Required Revolving Credit Lenders shall require, at any time when (i) an Event of Default has occurred and is continuing or (ii) to the extent that, and for so long as, the aggregate Revolving Credit Exposure of all Revolving Credit Lenders (for such purpose, using the Dollar Equivalent in effect for the most recent Revaluation Date) exceeds 90% of the aggregate principal amount of the Commitments in respect of Revolving Credit Loans; and (d) the last day of each fiscal quarter.

“Revolver Extension Request” has the meaning set forth in Section 2.16(b).

“Revolver Extension Series” has the meaning set forth in Section 2.16(b).

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same Approved Currency, and, in the case of Term SOFR Loans or RFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders under Section 2.01(b) of this Agreement.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate Principal Amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01A under the caption “Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $~~150,000,000,~~195,500,000 on the ~~Closing~~Fourth Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the amount of the outstanding Principal Amount of such Revolving Credit Lender’s Revolving Credit Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Commitment in respect of Revolving Credit Loans at such time, including Revolving Credit Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment of a given Extension Series and Other Revolving Credit Commitment of a given Refinancing Series, or, if such Commitments have terminated, Revolving Credit Exposure.

“Revolving Credit Loans” means any Revolving Credit Loan made pursuant to Section 2.01(b), Incremental Revolving Credit Loans, Other Revolving Credit Loans or Extended Revolving Credit Loans, as the context may require.

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit D-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“RFR” means the EURIBO Rate, the CDOR Rate or the SONIA Rate, as applicable; provided that, notwithstanding anything to the contrary in the definition of “EURIBO Rate”, the definition of “CDOR Rate” , the definition of “SONIA Rate” or this Agreement, if (i) the Borrower and the Administrative Agent reasonably determine in good faith that an interest rate (including, without limitation, the EURIBO Rate, the CDOR Rare or the SONIA Rate) is not ascertainable pursuant to the foregoing provisions of this definition and the inability to ascertain such rate is unlikely to be temporary or (ii) the circumstances set forth in the preceding clause (i) have not arisen but the supervisor for the administrator of the Relevant Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Relevant Screen Rate shall no longer be made available or used for determining interest rates for loans, the Administrative Agent shall so notify the Lenders in writing (the occurrence of either of the foregoing conditions, a “Benchmark Discontinuation Event”) and the “EURIBO Rate”, the “CDOR Rate” and/or the “SONIA Rate”, as applicable, shall be an alternate benchmark floating term rate of interest established by the Administrative Agent and the Borrower that is generally accepted as the then prevailing market convention for determining a rate of interest for similar syndicated loans in the United States at such time and shall include (A) the spread or method for determining a spread or other adjustment or modification that is generally accepted as the then prevailing market convention for determining such spread, method, adjustment or modification and (B) other adjustments to such alternate term rate and this Agreement (x) that do not increase or decrease pricing in effect for the Interest Period on the Business Day immediately preceding the Business Day on which such alternate rate is selected pursuant to this provision (but for the avoidance of doubt which would not reduce the Applicable Rate) and (y) other changes necessary to reflect the available interest periods for such alternate rate) for similar syndicated leveraged loans of this type in the United States at such time (any such rate, the “Successor Benchmark Rate”), and the Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further that if a Successor Benchmark Rate has not been established pursuant to the immediately preceding proviso after the Borrower and the Administrative Agent have reached such a determination, the Borrower and the Required Lenders may select a different alternate rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Required Lenders and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement. Notwithstanding the foregoing, if the RFR as so determined would be less than 0.00% with respect to any Facility, such rate shall be deemed to be 0.00% with respect to such Facility for purposes of this Agreement. For the avoidance of doubt, if a Benchmark Discontinuation Event occurs, the Applicable Rate for any Loan shall be determined in accordance with Section 3.06(c) until the date a Successor Benchmark Rate or other alternate term rate determined pursuant to the proviso above has been established in accordance with the requirements of this definition.

“RFR Loan” means a Loan that bears interest at a rate based on the EURIBO Rate, the CDOR Rate or the SONIA Rate, as applicable.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor thereto.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing (or similar arrangement) by the Borrower or any of its Restricted Subsidiaries of any Real Property or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing (or similar arrangement); provided that any leasing arrangement by any entity other than the Borrower or a Restricted Subsidiary of the Borrower shall not constitute a Sale and Lease-Back Transaction.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Approved Currency (other than Dollars), same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Approved Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between the Borrower or any Restricted Subsidiary and any Approved Counterparty (unless otherwise designated in writing by the Borrower and the applicable Approved Counterparty to the Administrative Agent as unsecured, which notice may designate all Swap Contracts under a specified Master Agreement as unsecured).

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Swing Line Lender, any Approved Counterparty party to a Secured Hedge Agreement or Treasury Services Agreement, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables, factoring or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) pursuant to which the Borrower or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable, payables or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable, payable or Securitization Assets or assets related thereto to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit G, dated as of the Closing Date, among Holdings, the Borrower, certain Subsidiaries of the Borrower and the Collateral Agent.

“Security Agreement Supplement” has the meaning set forth in the Security Agreement.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Borrower or any of its Restricted Subsidiaries on the Closing Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged or propose to be engaged on the Closing Date.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR.”

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR.”

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning set forth in Section 2.05(a)(v)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(v)(D)(1) substantially in the form of Exhibit L-6.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit L-7, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(D)(1).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SONIA” shall mean, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Interest Day” has the meaning assigned to such term in the definition of “SONIA Rate”.

“SONIA Interest Payment” means, in respect of any Interest Period in relation to a SONIA Rate Loan, the aggregate amount of interest that is, or is scheduled to become, payable under Section 2.08.

“SONIA Lookback Day” has the meaning assigned to such term in the definition of “SONIA Rate”.

“SONIA Rate” means, for any day (a “SONIA Interest Day”), the greater of (a) SONIA for the day that is the fifth Business Day prior to (i) if the SONIA Interest Day is a Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not a Business Day, the Business Day immediately preceding such SONIA Interest Day and (b) 0.00%. Any change in the SONIA Rate due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower. If by 5:00 pm (London time) on the second (2nd) Business Day immediately following any day, SONIA in respect of such day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such day will be SONIA as published in respect of the first preceding Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of the SONIA Rate for no more than three (3) consecutive Business Days.

“SONIA Rate Loan” means any Revolving Credit Loan bearing interest at a rate determined by reference to the SONIA Rate.

“SPAC IPO” means the acquisition, purchase, merger or combination of any IPO Entity by, or with, a SPAC IPO Entity.

“SPAC IPO Entity” a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning set forth in Section 10.07(i).

“Specified Debt” has the meaning set forth in the definition of “Permitted Earlier Maturity Indebtedness Exception.”

“Specified Discount” has the meaning set forth in Section 2.05(a)(v)(B).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.05(a)(v)(B).

“Specified Discount Prepayment Notice” means a written notice of the Borrower of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.05(a)(v)(B) substantially in the form of Exhibit L-8.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit L-9, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.05(a)(v)(B). “Specified Discount Proration” has the meaning set forth in Section 2.05(a)(v)(B)(2).

“Specified Equity Contribution” means any cash contribution to the common equity of the Borrower and/or any purchase or investment in an Equity Interests of the Borrower other than Disqualified Equity Interests.

“Specified Guarantor” means any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.12).

“Specified Representations” means those representations and warranties made by the Borrower and the Guarantors in Sections 5.01(a) (in respect of the Borrower and the Guarantors only), 5.01(b)(ii), 5.02(a), 5.02(b)(i), 5.04, 5.12, 5.16, 5.18(a)(ii), 5.18(c) and 5.19(a).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Business Expansion, Incremental Term Loan or Revolving Commitment Increase in respect of which the terms of this Agreement require any test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that a Revolving Commitment Increase, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided further, that, at the Borrower’s election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $2,500,000 shall not be calculated on a “Pro Forma Basis”.

“Sponsor” means collectively, the Blackstone Funds and/or any of their Affiliates and funds or partnerships managed or advised by them or their respective Affiliates.

“Spot Rate” means, for any currency, the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Approved Currency.

“Sterling” and “£” mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Submitted Amount” has the meaning set forth in Section 2.05(a)(v)(C)(1). “Submitted Discount” has the meaning set forth in Section 2.05(a)(v)(C)(1).

“Subsidiary” of a Person means a corporation, partnership, limited partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. For the avoidance of doubt, unless otherwise specified, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under this Agreement, regardless of whether such entity is consolidated on Holdings’, the Borrower’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Successor Alternative Benchmark Rate” has the meaning set forth in the definition of “Term SOFR.”

“Successor Benchmark Rate” has the meaning set forth in the definition of “RFR”.

“Successor Borrower” has the meaning set forth in Section 7.04(d)(I).

“Successor Holdings” has the meaning set forth in Section 7.04(d)(II).

“Supplemental Agent” has the meaning set forth in Section 9.14(a) and“Supplemental Agents” shall have the corresponding meaning.

“Support and Services Agreement” means the management services or similar agreements or the management services provisions contained in an investor rights agreement or other equityholders’ agreement, as the case may be, between certain of the management companies associated with the Investors or their advisors or Affiliates, if applicable, and the Borrower (and/or its direct or indirect parent companies or Subsidiaries), as in effect from time to time.

“Supported QFC” has the meaning set forth in Section 10.25.

“Swap” means, any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the swing line loan facility made available by the Swing Line Lenders pursuant to Section 2.04.

“Swing Line Lender” means Morgan Stanley, in its capacity as provider of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning set forth in Section 2.04.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit C or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means a promissory note of the Borrower payable to the Swing Line Lender or its registered assigns, in substantially the form of Exhibit D-3 hereto, evidencing the aggregate Indebtedness of the Borrower to the Swing Line Lender resulting from the Swing Line Loans.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $30,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Tax Group” has the meaning set forth in Section 7.06(i)(iii).

“Taxes” has the meaning set forth in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class and Type and, in the case of Term SOFR Loans or RFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), an Incremental Amendment, a Refinancing Amendment or an Extension.

“Term Commitment” means, as to each Term Lender, its obligation to make a Term Loan to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Term Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Assumption, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension.

“Term Lender” means, at any time, any Lender that has an Initial Term Commitment, a Term Commitment or a Term Loan at such time.

“Term Loan Extension Request” has the meaning set forth in Section 2.16(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.16(a).

“Term Loan Increase” has the meaning set forth in Section 2.14(a).

“Term Loan Standstill Period” has the meaning provided in Section 8.01(b).

“Term Loans” means any Initial Term Loan or any Incremental Term Loan ~~(including any Third Amendment Incremental Term Loan~~), Refinancing Term Loan or Extended Term Loan designated as a “Term Loan,” as the context may require.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit D-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans of the applicable Class made by such Term Lender.

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then, at the option of the Borrower, (i) Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day or (ii) Term SOFR shall be deemed to equal Daily Simple SOFR for each day the applicable Loan remains outstanding, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that if Term SOFR would be less than the Applicable Term SOFR Floor, such rate shall be deemed equal to the Applicable Term SOFR Floor;

provided further that, if (i) the Borrower and the Administrative Agent reasonably determine in good faith that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition and the inability to ascertain such rate is unlikely to be temporary or (ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of Term SOFR (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in Dollars, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of Term SOFR (any such event or circumstance in the foregoing clauses (i) and (ii) of this proviso, a “Replacement Event”), “Term SOFR” shall be an alternate rate of interest established by the Administrative Agent and the Borrower that is generally accepted as one of the then prevailing market conventions for determining a rate of interest for similar syndicated loans in the United States at such time, which shall include (A) the spread or method for determining a spread or other adjustment or modification that is generally accepted as one of the then prevailing market convention for determining such spread, method, adjustment or modification and (B) other adjustments to such alternate rate and this Agreement (x) to not increase or decrease pricing in effect at the time of selection of such alternate rate (but for the avoidance of doubt which would not reduce the Applicable Rate) and (y) other changes necessary to reflect the available interest periods for such alternate rate for similar syndicated leveraged loans of this type in the United States at such time (any such rate, the “Successor Alternative Benchmark Rate”). The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that if a Successor Alternative Benchmark Rate has not been established pursuant to the immediately preceding proviso after the Borrower and the Administrative Agent have reached such a determination, the Borrower and the Required Facility Lenders with respect to any Facility may select a different alternate rate as long as it is reasonably practicable for the Administrative Agent to administer such different rate and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Required Facility Lenders with respect to such Facility and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 10.01, such amendment shall become effective without any further action or consent of any other party to this Agreement. For the avoidance of doubt, if a Replacement Event occurs, the Applicable Rate for any Term SOFR Loan shall be determined in accordance with the proviso to clause (a) or (b) of this definition, as applicable, until the date a Successor Alternative Benchmark Rate or other alternate term rate determined pursuant to the proviso above has been established in accordance with the requirements of this definition.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate as mutually agreed by the Administrative Agent and the Borrower).

“Term SOFR Initial Term Loan” means an Initial Term Loan bearing interest at a rate based on ~~Adjusted~~ Term SOFR.

~~“Term SOFR Third Amendment Incremental Term Loan” means a Third Amendment Incremental Term Loan bearing interest at a rate based on Adjusted Term SOFR.~~

“Term SOFR Loan” means a Loan (or any one or more portions thereof) that bears interest at a rate based on Term SOFR.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, for any date of determination under this Agreement, the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent on or prior to the Closing Date and/or for which financial statements are required to be delivered pursuant to Section 6.01, as applicable.

“Third Amendment” means the Third Amendment to this Agreement, dated as of the Third Amendment Effective Date, among Holdings, the Borrower, the other Guarantors party thereto, the Third Amendment Incremental Term Lender party thereto and the Administrative Agent.

“Third Amendment Effective Date” means November 8, 2024.

“Third Amendment Incremental Term Lender” means, at any time, any Lender that has a Third Amendment Incremental Term Loan at such time.

“Third Amendment Incremental Term Loans” has the meaning assigned thereto in the Third Amendment.

“Third Amendment Lead Arrangers” has the meaning assigned thereto in the Third Amendment.

~~“Third Amendment Repricing Transaction” means the prepayment, refinancing, substitution or~~ replacement of all or a portion of the Third Amendment Incremental Term Loans incurred on the Third Amendment Effective Date with the incurrence by the Borrower or any Restricted Subsidiary of any broadly marketed or syndicated term “B” loan financing (but without regard to the control of remedies), denominated in the same currency as the applicable Third Amendment Incremental Term Loans and having an All-In Yield that is less than the All-In Yield (as determined by the Administrative Agent on the same basis) of such Third Amendment Incremental Term Loans so repaid, refinanced, substituted or replaced, including without limitation, as may be effected through any amendment, amendment or restatement or other modifications to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans or the incurrence of any Incremental Term Loans or Refinancing Term Loans, in each case the primary purpose of which was to reduce (and does so reduce) such All-In ~~Yield and other than in connection with a Change of Control, Qualified IPO or Transformative Transaction.~~

“Threshold Amount” means the greater of (i) $~~137,500,000~~180,000,000 and (ii) 55% of LTM Consolidated EBITDA.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower delivered pursuant to Sections 6.01(a) or (b).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Expenses” means any fees or expenses incurred or paid by the Investors, Holdings, the Borrower or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Facilities, any OID or upfront fees, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options), this Agreement, the other Loan Documents, the Support and Services Agreement and the transactions contemplated hereby and thereby.

“Transactions” means, collectively (a) the Acquisition and any other transactions directly or indirectly related to the consummation of the Acquisition pursuant to the Merger Agreement, (b) the funding of the Initial Term Loans and any Revolving Credit Loans, if any, on the Closing Date and the execution and delivery of the Loan Documents entered into on the Closing Date, (b) the Closing Date Refinancing, (c) the declaration and payment of the 2021 Distribution, (d) the payment of Transaction Expenses and (e) the consummation of any other transaction in connection with the foregoing.

“Transformative Transaction” means any merger, acquisition, Disposition, dissolution, consolidation or Investment by the Borrower or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or Investment, (b) solely in the case of a Transformative Transaction that is a merger, acquisition, Disposition or Investment, involves consideration in excess of the lesser of (x) $~~125,000,000~~160,000,000 and (y) 50% of LTM Consolidated EBITDA or (c) if permitted by the terms of this Agreement immediately prior to the consummation of such transaction, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

“Treasury Services Agreement” means any agreement between the Borrower or any Restricted Subsidiary and any Approved Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any overdraft or similar services.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, a Daily SOFR Loan or an RFR Loan.

“U.S. GAAP” has the meaning set forth in the definition of “GAAP”.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 10.25.

“UCC Filing Collateral” means any Collateral, including Collateral constituting investment property, for which a security interest can be perfected by filing a UCC-1 financing statement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means (a) the unaudited consolidated balance sheets of Liftoff as of March 31, 2021 and June 30, 2021, respectively, and the related unaudited consolidated statements of income and cash flows of Liftoff for the fiscal quarters ended March 31, 2021 and June 30, 2021, respectively, and (b) the unaudited consolidated balance sheets of Vungle as of March 31, 2021 and June 30, 2021, respectively, and the related unaudited consolidated statements of income and cash flows of Vungle for the fiscal quarters ended March 31, 2021 and June 30, 2021, respectively.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Cash” means, as to any Person on any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of such Person and (b) cash and Cash Equivalents of such Person that are restricted in favor of the Facilities and/or other pari passu or junior secured Indebtedness not prohibited under this Agreement (which may also include cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on the Collateral along with the Facilities and/or other pari passu or junior secured Indebtedness not prohibited under this Agreement).

“Unrestricted Subsidiary” means (i) as of the Closing Date, each Subsidiary of the Borrower listed on Schedule 1.01C, (ii) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as amended or modified from time to time.

“Vungle” has the meaning set forth in the Preliminary Statements to this Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased, the effect of any amortization or prepayment prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” has the meaning set forth in Section 2.14(e)(iii).

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

~~(a)~~ The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

~~(b)~~ The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

~~(c)~~ Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

~~(d)~~ The term “including” is by way of example and not limitation.

~~(e)~~ The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

~~(f)~~ In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

~~(g)~~ Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

~~(h)~~ In connection with any action being taken in connection with a Limited Condition Transaction (including any incurrence or assumption of Indebtedness and the use of proceeds thereof, the incurrence or assumption of any Liens or the making of any Investments, Restricted Payments or fundamental changes, the repayment of any Indebtedness for which an irrevocable notice of prepayment or redemption is required or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries, in each case, in connection with such Limited Condition Transaction), for purposes of:

(x) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio; or

(y) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets or Consolidated EBITDA, if any)

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date (the “LCT Test Date”) of determination of whether any such action is permitted hereunder shall be deemed to be either (a) the date the definitive agreements for such Limited Condition Transaction are entered into or irrevocable prepayment or redemption notices are provided to the applicable holders, as applicable (and not at the time of the consummation of such Limited Condition Transaction), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) or similar law or practices in other jurisdictions apply, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer or similar announcement or determination in another jurisdiction subject to laws similar to the City Code in respect of such target company made in compliance with the City Code or similar law or practices in other jurisdictions (a “Public Offer”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or assumption of Indebtedness and the use of proceeds thereof, the incurrence or assumption of any Liens or the making of any Investments, Restricted Payments or fundamental changes, the repayment of any Indebtedness for which an irrevocable notice of prepayment or redemption is required or the designation of any Restricted Subsidiaries or Unrestricted Subsidiaries in connection with a Permitted Acquisition or permitted Investment) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Borrower are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Total Assets or Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if such ratios or baskets improve as a result of such fluctuations, such improved ratios and/or baskets may be utilized. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement or notice for, or, as applicable the offer in respect of a Public Offer for, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be tested by calculating the availability under such ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof; provided that Consolidated Interest Expense for purposes of the Consolidated Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith). Notwithstanding anything in this Agreement or any Loan Document to the contrary, if the Borrower or its Restricted Subsidiaries (x) incurs

Indebtedness, creates Liens, makes Investments, makes Restricted Payments, designates any Unrestricted Subsidiary or repays any Indebtedness in connection with any Limited Condition Transaction under a ratio-based basket and (y) incurs Indebtedness, creates Liens, makes Investments, makes Restricted Payments, designates any Unrestricted Subsidiary or repays any Indebtedness in connection with such Limited Condition Transaction under a non-ratio-based basket (which shall occur within five Business Days of the events in clause (x) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such Limited Condition Transaction.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that the representations and warranties be true and correct or that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as such representations and warranties are true and correct or no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into, irrevocable prepayment or redemption notices are provided to the applicable holders or a Public Offer is made, as applicable. For the avoidance of doubt, if the Borrower has exercised its option under this clause (h), and any failure of such representations and warranties to be true and correct or any Default, Event of Default or specified Event of Default, as applicable, which is made or occurs, as applicable, following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such representations and warranties shall be deemed to be true and correct or such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing, in each case, as applicable, for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(a) ~~(i)~~ For purposes of determining whether Holdings, the Borrower and its Restricted Subsidiaries comply with any exception to Article 7 (other than the Financial Covenant) where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken, as such financial ratios and metrics are intended to be “incurrence” tests and not “maintenance” tests and (b) correspondingly, any such ratio and metric shall only prohibit the Borrower and its Restricted Subsidiaries from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder.

(b) ~~(j)~~ Notwithstanding anything to the contrary herein, financial ratios and tests (including the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Interest Coverage Ratio and Consolidated EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Specified Transaction occurs shall be calculated with respect to such Test Period and such Specified Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of a financial ratio or test (i) a Specified Transaction shall have occurred or (ii) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have consummated any Specified Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Specified Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of calculating (x) the Consolidated First Lien Net Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Commitment Fee Rate” and (y) compliance with Section 7.09 (other than for the purpose of determining pro forma compliance with Section 7.09 as a condition to taking any action under this Agreement), the date of the required calculation shall be the last day of the Test Period, and no Specified Transaction occurring thereafter shall be taken into account).

(c) ~~(k)~~ For purposes of Section 2.14 and the definition of “Available Incremental Amount”, (i) to the extent of availability under any applicable ratio based prong under the Available Incremental Amount, unless the Borrower elects otherwise, such availability will be deemed to be used, in connection with any incurrence or establishment of any Incremental Facility or any Incremental Equivalent Debt, prior to the usage of the Free and Clear Incremental Amount, (ii) in the case of incurrence or establishment of any Incremental Facility or any Incremental Equivalent Debt in reliance in part on the Incurrence-Based Incremental Amount and in part on the Free and Clear

Incremental Amount prong, (A) the portion incurred in reliance on the Free and Clear Incremental Amount shall be disregarded for purposes of testing under the Incurrence-Based Incremental Amount, but giving full pro forma effect to any increase in the amount of Consolidated EBITDA resulting from the application of the entire amount of such Incremental Facility or Incremental Equivalent Debt and the related transactions and (B) the permissibility of the portion of such Incremental Facility or Incremental Equivalent Debt to be incurred or implemented under the Free and Clear Incremental Amount shall be calculated thereafter and (iii) any portion of any Incremental Facility or Incremental Equivalent Debt that is incurred or implemented under the Free and Clear Incremental Amount will be automatically reclassified as having been incurred under the Incurrence-Based Incremental Amount if, at any time after the incurrence or implementation thereof, such portion of such Incremental Facility or Incremental Equivalent Debt would, using the figures reflected in the financial statements internally available for the most recently ended Test Period, be permitted under the Consolidated First Lien Net Leverage Ratio test, Consolidated Secured Net Leverage Ratio test, Consolidated Total Net Leverage Ratio test or the Consolidated Interest Coverage Ratio test, as applicable, set forth as part of the Incurrence-Based Incremental Amount; it being understood and agreed that once such Incremental Facility or Incremental Equivalent Debt is reclassified in accordance with this clause (iii), it shall not further be reclassified as having been incurred under the provision of the definition of “Available Incremental Amount” in reliance on which such Incremental Facility or Incremental Equivalent Debt was originally incurred. For purposes of Article 7, (x) to the extent of availability under any applicable ratio based basket set forth therein, such availability will be deemed to be used prior to the usage of any applicable fixed amount set forth therein and (y) in the case of any incurrence test in reliance on any ratio based basket set forth therein, for purposes of calculating whether such ratio has been satisfied in connection with such incurrence any other Indebtedness or Lien that is substantially concurrently incurred in reliance on any provision thereof that does not require compliance with any financial ratio or test shall be disregarded in the calculation of such ratio, even if such other Indebtedness or Lien is of the same tranche or series (or, in the case of Liens, secures Indebtedness of the same tranche or series) as such Indebtedness being incurred in reliance on a basket that requires compliance with such ratio. If any revolving commitments or delayed draw term commitments are deemed to be fully drawn at the time of the initial establishment thereof, any subsequent draws thereunder shall not require compliance with any incurrence basket for purposes of determining whether such Indebtedness is permitted hereunder.

Section 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) In the event that the Borrower elects to change the accounting method in which it will prepare its financial statements in accordance with GAAP and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “GAAP Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio) so as to reflect equitably the GAAP Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with the previous accounting method (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between U.S. GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred. For the avoidance of doubt, solely making an election (without any other action) will not (1) be treated as an incurrence of Indebtedness and (2) have the effect of rendering invalid any Restricted Payment or Investment, the incurrence of any Indebtedness or Liens, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary made prior to the date of such election conditioned on the Borrower and the Restricted Subsidiaries having been able to satisfy any Consolidated Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio, Consolidated Interest Coverage Ratio or any other test or action that was previously valid under this Agreement on the date made, incurred or taken and prior to such election, as the case may be.

Section 1.04. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. Cumulative Credit Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Cumulative Credit immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.09. Additional Approved Currencies.

(a) The Borrower may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Approved Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily transferable and readily convertible into Dollars in the London interbank market. Such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall also be subject to the approval of the applicable L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), five Business Days prior to the date of the desired Borrowing or issuance of a Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall also promptly notify the applicable L/C Issuer thereof. Each Revolving Credit Lender and the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), two Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Revolving Credit Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify Borrower and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Borrowing of Revolving Loans; and if the applicable L/C Issuer also consents to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Approved Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower.

ARTICLE 2

The Commitments and Credit Extensions

Section 2.01. The Loans.

(a) The Initial Term Loan Borrowings. Subject to the terms and conditions set forth herein, each Fourth Amendment Refinancing Term Lender and each Fourth Amendment Incremental Term Lender severally agrees to make to the Borrower on the ~~Closing Date loans~~Fourth Amendment Effective Date, Initial Term Loans denominated in Dollars in an aggregate principal amount not to exceed the amount of such Term Lender’s Initial Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein each Revolving Credit Lender severally agrees to make revolving credit loans denominated in an Approved Currency to the Borrower from its applicable Lending Office (each such loan, a “Revolving Credit Loan”) from time to time as elected by the Borrower pursuant to Section 2.02, on any Business Day during the period from the Closing Date until the Maturity Date with respect to such Revolving Credit Lender’s applicable Revolving Credit Commitment, in an aggregate Principal Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment at such time; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or Term SOFR Loans, as further provided herein.

~~(c) The Third Amendment Incremental Term Loan Borrowings. Subject to the terms and conditions set forth herein and in the Third Amendment, each Third Amendment Incremental Term Lender severally agrees to make to the Borrower on the Third Amendment Effective Date loans denominated in Dollars in an aggregate principal amount not to exceed the amount of such Third Amendment Incremental Term Lender’s Third Amendment Incremental Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Third Amendment Incremental Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.~~

Section 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Loans or RFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (x) with respect to Borrowings, conversions or continuations of Loans denominated in Dollars, ~~(i)~~ 1:00 p.m. New York City time three Business Days prior to the requested date of any Borrowing or continuation of Term SOFR Loans or any conversion of Base Rate Loans Term

SOFR Loans, and ~~(ii)~~ 12:00 noon New York City time on the requested date of any Borrowing of Base Rate Loans or (if applicable) Daily SOFR Loans, (y) with respect to Borrowings, conversions and continuations of Loans denominated in an Approved Foreign Currency (other than Sterling), 8:00 a.m. New York City time, three Business Days prior to the requested date of any such Borrowing, conversion or continuation and (z) with respect to Borrowings, conversions or continuations of Loans denominated in Sterling, 12:00 p.m. New York City time, two Business Days prior to the requested date of any such Borrowing, conversion or continuation; provided that the notice for any Borrowing of RFR Loans on the Closing Date may be delivered at any time on or prior to the date that is one Business Day prior to the Closing Date. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Except as provided in Section 2.14(a), each Borrowing of, conversion to or continuation of Term SOFR Loans or RFR Loans shall be in a minimum principal amount of $1,000,000, C$1,000,000, £1,000,000 or 1,000,000 units of the applicable Approved Currency, as applicable, or a whole multiple of $250,000, C$250,000, £250,000 or 250,000 units of the applicable Approved Currency, as applicable in excess thereof. Except as provided in Sections 2.03(c) or 2.14(a), each Borrowing of or conversion to Base Rate Loans or Daily SOFR Loans shall be in a minimum principal amount of $500,000, C$500,000, £500,000 or 500,000 units of the applicable Approved Currency, as applicable, or a whole multiple of $100,000, C$100,000, £100,000 or 100,000 units of the applicable Approved Currency, as applicable in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether a Borrower is requesting a Term Borrowing of a particular Class, a Revolving Credit Borrowing, a conversion of Term Loans of any Class or Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Loans or RFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a Class or Revolving Credit Loans are to be converted (v) in the case of a Revolving Credit Borrowing, the relevant Approved Currency in which such Revolving Credit Borrowing is to be denominated and (vi) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify an Approved Currency of a Loan in a Committed Loan Notice, such Loan shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as or converted to Term SOFR Loans having an Interest Period of one month or, if it is the continuation of an RFR Loan or if the currency of the Loan is specified as Sterling, in which case the applicable Revolving Credit Loan shall be made as an RFR Loan having in Interest Period of one month. Any such automatic conversion or continuation to one-month Term SOFR Loans or RFR Loans, as applicable, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans or RFR Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or RFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in another Approved Currency, but instead must be prepaid in the original Approved Currency or reborrowed in another Approved Currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and Approved Currency) of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than (i) 1:00 p.m. New York City time on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of Term SOFR Loans denominated in Dollars, (ii) the Applicable Time specified by the Administrative Agent on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of RFR Loans denominated in an Approved Foreign Currency and (iii) 1:00 p.m. New York City time on the Business Day specified in the applicable Committed Loan Notice for any Borrowing of Base Rate Loans. The Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Term SOFR Initial Term Loan or RFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Initial Term Loan or RFR Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or RFR Loans upon determination of such interest rate. The Administrative Agent shall promptly upon the amount of any SONIA Interest Payment becoming determinable notify (i) (such notification to be made no later than three applicable Business Days prior to the due date for such SONIA Interest Payment) the Borrower of the amount of that RFR Interest Payment; (ii) each relevant Lender of the proportion of that SONIA Interest Payment which relates to that Lender’s Pro Rata Share of the relevant SONIA Rate Loan; and (iii) the relevant Lenders and the Borrower of each applicable rate of interest and the amount of interest for each day relating to the determination of that SONIA Interest Payment (including a breakdown of such rate and amount of interest as between the Applicable Rate and the SONIA Rate for such date and any other information that the Borrower may reasonably request in relation to the calculation of such rate and amount or the determination of that SONIA Interest Payment). The determination of the Term SOFR or any RFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to an Incremental Amendment, Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.02(e) shall increase by three Interest Periods for each applicable Class so established.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

~~Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the parties hereto agree that (i) to the extent any Loan bearing interest at the Eurocurrency Rate (as such term was defined in this Agreement prior to the Amendment No. 2 Effective Date) is outstanding on the Amendment No. 2 Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period (as such term was defined in this Agreement prior to the Amendment No. 2 Effective Date) applicable to such Loan and (ii) any request for a new Eurocurrency Rate Loan (as such term was defined in this Agreement prior to the Amendment No. 2 Effective Date) or a continuation of an existing Eurocurrency Rate Loan, in each case denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at Term SOFR.~~

Section 2.03. Letters of Credit.

~~(a)~~ The Letter of Credit Commitment.

~~(i)~~ Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date to issue Letters of Credit at sight denominated in any Approved Currency for the account of the Borrower or any Restricted Subsidiary of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to be issued hereunder in the name of the Borrower for the benefit of the Borrower or Subsidiary of the Borrower in whose name such Existing Letter of Credit is outstanding immediately prior to the Closing Date and shall constitute Letters of Credit subject to the terms hereof.

~~(ii)~~ An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii) and Section 2.03(a)(ii)(C), the expiry date of such requested Letter of Credit would occur later than the earlier of (x) twelve months after the date of issuance or last renewal or (y) the fifth Business Day prior to the Maturity Date of the Revolving Credit Facility, unless (1) each Appropriate Lender has approved of such expiration date or (2) the L/C Issuer thereof has approved of such expiration date and the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or backstopped pursuant to arrangements reasonably satisfactory to such L/C Issuer;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer or violate any policies of such L/C Issuer applicable to letters of credit generally;

(E) the L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency or type; or

(F) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

~~(iii)~~ An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

~~(iv)~~ Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Issuance Request (and any other document, agreement or instrument entered into by such L/C Issuer and the Borrower or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article

9 included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

~~(v)~~ The Borrower may, at any time and from time to time, reduce the L/C Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that the Borrower shall not reduce the L/C Commitment of any L/C Issuer if, after giving effect to such reduction, the conditions set forth in clause (i) above would not be satisfied.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

~~(i)~~ Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Issuance Request, appropriately completed and signed by a Responsible Officer of the Borrower or his/her delegate or designee. Such Letter of Credit Issuance Request must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. New York City time at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such other date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the relevant Approved Currency in which such Letter of Credit is to be denominated; and (H) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Issuance Request shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

~~(ii)~~ Promptly after receipt of any Letter of Credit Issuance Request, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Issuance Request from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or, if applicable, the Restricted Subsidiary, or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share provided for under this Agreement times the amount of such Letter of Credit.

~~(iii)~~ If the Borrower so requests in any applicable Letter of Credit Issuance Request, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a number of days (the “Non-Extension Notice Date”) prior to the last day of such twelve month period to be agreed upon by the relevant L/C Issuer and the Borrower at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

~~(iv)~~ Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

~~(i)~~ Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Approved Foreign Currency, the Borrower shall reimburse the L/C Issuer in such Approved Foreign Currency, unless the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Approved Foreign Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 1:00 p.m. New York City time, in the case of a drawing in Dollars, or 2:00 p.m. London time (or, if earlier, 9:00 a.m. New York City time), in the case of a drawing in an Approved Foreign Currency, on (1) the next Business Day immediately following the date of any honoring of a drawing by an L/C Issuer under a Letter of Credit that the Borrower receives notice thereof (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in the relevant Approved Currency; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with this Section 2.03 that such payment be financed with a Revolving Credit Borrowing under the Revolving Credit Facility or a Swing Line Borrowing under the Swing Line Facility in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing or Swing Line Borrowing, as applicable. If the Borrower fails to so reimburse such L/C Issuer by such time, such L/C Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share provided for under this Agreement thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, RFR Loans or Term SOFR Loans, as applicable, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

~~(ii)~~ Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer in Dollars at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 2:00 p.m. New York City time on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan, RFR Loan or Term SOFR Loan, as applicable, to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the relevant L/C Issuer in Dollars.

~~(iii)~~ With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans, RFR Loans or Term SOFR Loans, as applicable, because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest (which begins to accrue upon funding by the L/C Issuer) at the Default Rate for Revolving Credit Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

~~(iv)~~ Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such amount shall be solely for the account of the relevant L/C Issuer.

~~(v)~~ Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the applicable L/C Issuer, the Administrative Agent or the Collateral Agent, as the case may be, and shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

~~(vi)~~ If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

~~(i)~~ If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement hereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

~~(ii)~~ If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi) any adverse change in the relevant exchange rates or in the availability of Dollars or the relevant Approved Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; and

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Lenders holding a majority of the Revolving Credit Commitments, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Issuance Request. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2.03(e) or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such L/C Issuer; provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of willful misconduct or gross negligence on the part of the relevant L/C Issuer or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction, such L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, or refuse to accept and make payment upon such documents if such documents are not in compliance with the terms of such Letter of Credit.

(g) Cash Collateral. If (i) as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn (and without limiting the requirements of Section 2.03(a)(ii)(C)), (ii) any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Credit Commitments, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02 or (iii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. New York City time on (x) in the case of the immediately preceding clauses (i) and (ii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon New York City time or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (iii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders of the applicable Facility, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents as directed by the Borrower. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(g) is cured or otherwise waived by the Required Lenders, then so long as no other Event of Default has occurred and is continuing, all Cash Collateral pledged to Cash Collateralize such Letter of Credit shall be refunded to the Borrower.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders for the applicable Revolving Credit Facility (in accordance with their Pro Rata Share or other applicable share provided for under this Agreement) a Letter of Credit fee in Dollars for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate for Revolving Credit Loans times the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in any Applicable Rate for Revolving Credit Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by such Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the Dollar Equivalent of the aggregate face amount of such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, with respect to each Letter of Credit issued by it the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Issuance Request. Notwithstanding anything else to the contrary in this Agreement or any Letter of Credit Issuance Request, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Issuance Request, the terms hereof shall control.

(k) Addition of an L/C Issuer. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(l) Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(m) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

(n) Provisions Related to Letters of Credit in respect of Extended Revolving Credit Commitments. If the Letter of Credit Expiration Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the L/C Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 2.03(c) and (d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(g). Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the L/C Issuers and the Borrower, without the consent of any other Person.

(o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of any Letter of Credit for the account of any Restricted Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries. In the event that the Borrower requests any Letter of Credit to be issued for the benefit or account of a Restricted Subsidiary, such Restricted Subsidiary shall deliver documentation (including, without limitation, customary letter of credit requests and reimbursement agreements) as may be reasonably requested by the Administrative Agent or the applicable L/C Issuer.

(p) Provisions Related to Extended Revolving Credit Commitments. In connection with the establishment of any Extended Revolving Credit Commitments or Other Revolving Credit Commitments and subject to the availability of unused Commitments with respect to such Class and the satisfaction of the conditions set forth in Section 4.02, the Borrower may with the written consent of the applicable L/C Issuer designate any outstanding Letter of Credit to be a Letter of Credit issued pursuant to such Class of Extended Revolving Credit Commitments or Other Revolving Credit Commitments. Upon such designation, such Letter of Credit shall no longer be deemed to be issued and outstanding under such prior Class and shall instead be deemed to be issued and outstanding under such Class of Extended Revolving Credit Commitments or Other Revolving Credit Commitments.

(q) Replacement of an L/C Issuer. An L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of an L/C Issuer. From and after the effective date of any such replacement, (x) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer being replaced under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all current and previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(r) Resignation of an L/C Issuer. Pursuant to Section 10.07(k), any L/C Issuer may resign as an L/C Issuer, in which case, such L/C Issuer shall be replaced in accordance with Section 2.03(q) above.

(s) Existing Letters of Credit. The parties hereto agree that the Existing Letters of Credit shall be deemed Letters of Credit for all purposes under this Agreement, without any further action by the Borrower.

Section 2.04. Swing Line Loans. ~~(a)~~  Subject to the terms and conditions set forth herein, Morgan Stanley, in its capacity as Swing Line Lender, agrees to make loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Credit Facility in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Credit Exposure shall not exceed the aggregate Revolving Credit Commitments and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Swing Line Loan.

(a) ~~(b)~~ Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the requested borrowing date and shall specify (i) the principal amount to be borrowed, which principal amount shall be a minimum of $500,000 (and any amount in excess of $500,000 shall be in integral multiples of $100,000) and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice (by telephone or in writing), the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. New York City time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds. Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swing Line Lender’s Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(b) ~~(c)~~ Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes such Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. New York City time on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by the Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) (but not to purchase and fund risk participations in Swing Line Loans) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(c) ~~(d)~~ Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share or other applicable share provided for under this Agreement of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share or other applicable share provided for under this Agreement thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(d) ~~(e)~~ Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan, RFR Loan, Term SOFR Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(e) ~~(f)~~ Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(f) ~~(g)~~ Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Line Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date such Swing Line Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Line Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the Borrower shall still be obligated to pay Swing Line Loans allocated to the Revolving Credit Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Swing Line Loans may be reduced as agreed between the Swing Line Lender and the Borrower, without the consent of any other Person.

(g) ~~(h)~~ Replacement of the Swing Line Lender. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swing Line Lender. From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of a Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans.

(h) ~~(i)~~ Resignation of the Swing Line Lender. Pursuant to Section 10.07(k), the Swing Line Lender may resign as a Swing Line Lender, in which case, such Swing Line Lender shall be replaced in accordance with Section 2.04(h) above.

Section 2.05. Prepayments.

~~(a)~~ Optional.

~~(i)~~ The Borrower may, upon, subject to clause (iii) below, written notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans in whole or in part without premium or penalty (subject to Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. New York City time (A) three Business Days prior to any date of prepayment of Term SOFR Loans or RFR Loans and (B) one Business Day prior to any prepayment of Base Rate Loans or Daily SOFR Loans, in each case, unless the Administrative Agent agrees to a shorter period in its discretion; (2) (A) any prepayment of Term SOFR Loans shall be in a minimum of $500,000, or a whole multiple of $100,000 in excess thereof, (B) if such RFR Loan is a CDOR Loan, any such prepayment shall be in a minimum of C$500,000 or a whole multiple of C$100,000 in excess thereof, (C) if such RFR Loan is a SONIA Rate Loan, any such prepayment shall be in a minimum of £250,000 or a whole multiple of £50,000 in excess thereof, and (D) if such RFR Loan is denominated in euros, any such prepayment of Loans shall be in a minimum of €500,000, or a whole multiple of €100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. Subject to Section 2.05(a)(iii) below, if such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan or RFR Loan shall be accompanied by all accrued interest thereon to such date, and with respect to Term SOFR Initial Term Loans, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(a), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share as provided for under this Agreement.

~~(ii)~~ The Borrower may, upon, subject to clause (iii) below, written notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. New York City time on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

~~(iii)~~ Notwithstanding anything to the contrary contained in this Agreement, subject to the payment of any amounts owing pursuant to Section 3.05, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of any Class of Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower (which may be applied to any specific Class, tranche or facility of Indebtedness) and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

~~(iv) (A)~~ In the event that, on or prior to the date that is six months after the ~~Closing~~Fourth Amendment Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any Initial Term Loans pursuant to a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Term Lenders holding Initial Term Loans, (1) in the case of clause (x) above, a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y) above, a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans amended or otherwise modified pursuant to such amendment. If, on or prior to the date that is six months after the Closing Date, any Term Lender holding Initial Term Loans that is a Non-Consenting Lender is replaced pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Repricing Transaction, such Term Lender holding Initial Term Loans (and not any Person who replaces such Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

~~(B) If any Third Amendment Incremental Term Loans are voluntarily prepaid pursuant to Section 2.05(a)(i) (other than in connection with a Change of Control, a sale of all or substantially all assets of the Borrower and its Restricted Subsidiaries, a Qualified IPO or a Transformative Acquisition) or mandatorily prepaid pursuant to Section 2.05(b)(iii) prior to the first anniversary of the Third Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Third Amendment Incremental Term Lenders, a prepayment premium of (1) in the case of any such prepayment prior to the first anniversary of the Third Amendment Effective Date, 1.00% of the aggregate principal amount of the Third Amendment Incremental Term Loans so prepaid, refinanced, substituted or replaced and (2) on or after the first anniversary of the Third Amendment Effective Date, no such prepayment premium shall be required. If, prior to the first anniversary of the Third Amendment Effective Date, any Third Amendment Incremental Term Lender holding Third Amendment Incremental Term Loans that is a Non-Consenting Lender is replaced pursuant to Section 3.07(a) in connection with any amendment, amendment and restatement or other modification of this Agreement resulting in a Third Amendment Repricing Transaction, such Third Amendment Incremental Term Lender holding Third Amendment Incremental Term Loans (and not any Person who replaces such Third Amendment Incremental Term Lender pursuant to Section 3.07(a)) shall receive its pro rata portion (as determined immediately prior to it being so replaced) of the prepayment premium or fee described in the preceding sentence. Such amounts shall be due and payable on the date of effectiveness of such Third Amendment Repricing Transaction. For the avoidance of doubt, the premiums payable pursuant to this clause (iv)(B) shall not be payable upon an acceleration of the Third Amendment Incremental Term Loans as a result of the exercise of remedies pursuant to Section 8.02.~~

~~(v)~~ Notwithstanding anything in any Loan Document to the contrary, so long as no Default has occurred and is continuing and, only to the extent funded at a discount, no proceeds of Revolving Credit Borrowings are applied to fund any such repayment, any Company Party may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Holdings, the Borrower or any of its Subsidiaries may purchase such outstanding Term Loans and immediately cancel them) on the following basis:

(A) Any Company Party shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(v); provided that no Company Party shall initiate any action under this Section 2.05(a)(v) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by a Company Party on the applicable Discounted Prepayment Effective Date; or (II) at least three Business Days shall have passed since the date the Company Party was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of any Company Party’s election not to accept any Solicited Discounted Prepayment Offers.

(B) (I) Subject to the proviso to subsection (A) above, any Company Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (II) any such offer shall be made available, at the sole discretion of the Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (III) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Borrower Offer of Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term

Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(B)), (IV) the Specified Discount Prepayment Amount shall be in an aggregate principal amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (V) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

~~(1)~~ Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

~~(2)~~ If there is at least one Discount Prepayment Accepting Lender, the relevant Company Party will make a prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (1) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company Party and such Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

~~(C)~~ (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by such Company Party (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate principal amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The relevant Company Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3) If there is at least one Participating Lender, the relevant Company Party will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Company Party of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C) ~~(D)~~ (1) Subject to the proviso to subsection (A) above, any Company Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Company Party, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(a)(v)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate principal amount not less than $10,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by a Company Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. New York City time, on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2) The Auction Agent shall promptly provide the relevant Company Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Company Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company Party (the “Acceptable Discount”), if any. If the Company Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by such Company Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Company Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company Party by the Acceptance Date, such Company Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Company Party at the Acceptable Discount in accordance with this Section 2.05(a)(v)(D). If the Company Party elects to accept any Acceptable Discount, then the Company Party agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company Party will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with such Company Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Company Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Company Party and Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Company Party shall be due and payable by such Company Party on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D) ~~(E)~~ In connection with any Discounted Term Loan Prepayment, the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Company Party in connection therewith.

(E) ~~(F)~~ If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, a Company Party shall prepay such Term Loans on the Discounted Prepayment Effective Date. The relevant Company Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. New York City time on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a)(v) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, and shall be applied to the relevant Loans of such Lenders in accordance with their respective Pro Rata Share. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.05(a)(v), the relevant Company Party shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(F) ~~(G)~~ To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(v), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.

(G) ~~(H)~~ Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(v), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(H) ~~(I)~~ Each of the Company Parties and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(v) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(a)(v) as well as activities of the Auction Agent.

(I) ~~(J)~~ Each Company Party shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Company Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.05(a)(v) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Mandatory.

~~(i)~~ Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ending December 31, 2022) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(vi) and (ix) below, an aggregate principal amount of Term Loans in an amount equal to (the “ECF Payment Amount”) (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) the sum of (1) at the Borrower’s option, all voluntary prepayments, repurchases or redemptions of Term Loans made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, (2) at the Borrower’s option, all voluntary prepayments, repurchases or redemptions of Revolving Credit Loans during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, (3) at the Borrower’s option, all voluntary prepayments, repurchases or redemptions of any Incremental Equivalent First Lien Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt, incurred Indebtedness under Section 7.03(g) and any other Indebtedness (in the case of any revolving credit facilities, to the extent accompanied by a permanent reduction of the corresponding commitment), in each case secured on a pari passu basis with the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~, and repurchased or redeemed on a pro rata basis or less than pro rata basis with the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~, with credit given to the aggregate principal amount of debt repurchased, redeemed, retired or reduced (except to the extent financed with proceeds of long-term funded Indebtedness (other than revolving loans)) during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due, (4) the amount of Capital Expenditures or acquisitions of IP

Rights to the extent not expensed and Capitalized Software Expenditures accrued or made (or committed to be made) in cash during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Capital Expenditures or acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period, to the extent financed with internally generated cash or Borrowings under the Revolving Credit Facility), (5) the aggregate amount of all principal payments of Indebtedness of the Borrower or the Restricted Subsidiaries made (or committed to be made) during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) (including (A) the principal component of payments in respect of Financing Leases, (B) the amount of any scheduled repayment of Term Loans pursuant to Section 2.07, and (C) any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other voluntary and mandatory prepayments of Term Loans and all prepayments and repayments of Revolving Credit Loans and Swing Line Loans and (Y) all prepayments in respect of any other revolving credit facility, except in the case of clause (Y) to the extent there is an equivalent permanent reduction in commitments thereunder to the extent financed with internally generated cash), (6) cash payments by the Borrower and the Restricted Subsidiaries made (or committed to be made) during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent financed with internally generated cash, (7) the amount of Investments and acquisitions made (or committed to be made) by the Borrower and the Restricted Subsidiaries during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such Investments and acquisitions are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) and paid (or committed to be paid) in cash pursuant to Section 7.02 (other than Section 7.02(a), (c) or (x)), to the extent financed with internally generated cash or Borrowings under the Revolving Credit Facility, (8) the amount of Restricted Payments paid in cash (or committed to be paid) during such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period), to the extent financed with internally generated cash or Borrowings under the Revolving Credit Facility, (9) the aggregate amount of expenditures made (or committed to be made) by the Borrower and its Restricted Subsidiaries in cash during such period or, at the option of the Borrower, made after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such expenditures are not actually made as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, to the extent financed with internally generated cash, (10) the aggregate amount of any premium, make-whole or penalty payments paid (or committed to be paid) in cash by the Borrower and its Restricted Subsidiaries during such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such premium, make-whole or penalty payments are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) that are required to be made in connection with any prepayment of Indebtedness, to the extent financed with internally generated cash, (11) the amount of cash taxes paid (or committed to be paid) in such period or, at the option of the Borrower, paid after such period and prior to the date the Excess Cash Flow prepayment is due (it being understood that to the extent such taxes are not actually paid as committed in a subsequent period, such amount shall be added back in calculating Excess Cash Flow for such subsequent period) to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, in the case of each of the immediately preceding and (12) (x) the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into prior to or during such period and (y) the aggregate amount of cash that is reasonably expected to be expended in respect of any planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”) in the case of each of clauses (x) and (y), relating to acquisitions or other Investments or Capital Expenditures or acquisitions of IP Rights to the extent expected to be consummated or made, in each case during the period of eight consecutive fiscal quarters of the Borrower following the end of such period (or if committed to be made during such eight consecutive fiscal quarter period, during the period of 10 consecutive fiscal quarters of the Borrower following the end of such period); provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such acquisition or other Investment, Capital Expenditures or acquisitions of IP Rights during such period of eight consecutive fiscal quarters is less than the Contract Consideration (or if committed to during such eight consecutive fiscal quarter period, 10 consecutive fiscal quarters of the Borrower following the end of such period), the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of eight consecutive fiscal quarters (or if committed to during such eight consecutive fiscal quarter period, ten consecutive fiscal quarters of the Borrower following the end of such period), in the case of each of the immediately preceding clauses (1) through (12), without duplication of any deduction from Excess Cash Flow in any prior period; provided that any such amounts described in the foregoing clauses (1) through (12) that have not been applied to reduce the prepayments which may be due from time to time pursuant to this Section 2.05(b)(i) shall be carried over to subsequent fiscal years, and may reduce the prepayments due from time to time pursuant to this Section 2.05(b)(i) during such fiscal years, until such time as such amounts have been used to reduce such prepayments which may be due from time to time; provided, further, that prepayments pursuant to this Section 2.05(b)(i) shall only be required for any fiscal year if the ECF Payment Amount for such fiscal year is greater than the greater of (x) $~~50,000,000~~65,000,000 and (y) an amount equal to 20% of LTM Consolidated EBITDA at the time of such prepayment (with unused amounts carried forward to the next succeeding fiscal year); provided, further, that, for the avoidance of doubt, only amounts in excess of the greater of (x) $~~50,000,000~~65,000,000 and (y) an amount equal to 20% of LTM Consolidated EBITDA at the time of such prepayment shall be prepaid pursuant to this Section 2.05(b)(i).

~~(ii)~~ If (1) the Borrower or any Restricted Subsidiary Disposes of any property or assets constituting Collateral pursuant to Section 7.05(j), which results in the realization or receipt by the Borrower or Restricted Subsidiary of Net Proceeds, the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(vi) and (ix) below, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or any Restricted Subsidiary of such Net Proceeds, subject to clause (b)(xi) below, an aggregate principal amount of Term Loans in an amount equal to the Applicable Asset Sale Percentage of all Net Proceeds received (such amount, the “Applicable Proceeds”); provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Ratio Debt, incurred Indebtedness under Section 7.03(g) or any other Indebtedness outstanding at such time that is secured by a Lien on the Collateral ranking pari passu with the Lien securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Disposition (such Indebtedness required to be offered to be so repurchased, “Other Applicable Indebtedness”), then the Borrower may apply the Applicable Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) and the remaining Net Proceeds so received to the prepayment of such Other Applicable Indebtedness; provided, further, that (A) the portion of the Applicable Proceeds (but not the other Net Proceeds received) allocated to the Other Applicable Indebtedness shall not exceed the amount of Applicable Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii) shall be reduced accordingly and (B) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof.

~~(iii)~~ If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Closing Date (other than Indebtedness not prohibited under Section 7.03), the Borrower shall cause to be offered to be prepaid in accordance with clause (b)(vi) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five Business Days after the receipt by the Borrower or such Restricted Subsidiary of such Net Proceeds; provided that if at the time that any such prepayment would be required, the Borrower is required to offer to repurchase any Other Applicable Indebtedness with the Net Proceeds of such Indebtedness, then the Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided, further, that (A) the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(iii) shall be reduced accordingly and (B) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. If the Borrower or any other Loan Party incurs any Credit Agreement Refinancing Indebtedness, the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be used pursuant to clause (iv) of the definition thereof.

~~(iv)~~ If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect (including, for the avoidance of doubt, as a result of the termination of any Class of Revolving Credit Commitments on the Maturity Date with respect thereto), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

~~(v)~~ Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request, Revolver Extension Request or any Incremental Amendment (which may be prepaid on a less than pro rata basis in accordance with its terms), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied as between series, Classes or tranches of Term Loans as directed by the Borrower (provided that (i) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt, and (ii) any Class of Incremental Term Loans may specify that one or more other Classes of Term Loans and Incremental Term Loans may be prepaid prior to such Class of Incremental Term Loans); (B) with respect to each Class of Term Loans, each prepayment pursuant to clauses (i) through (iv) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07(a) in direct order of maturity (without premium or penalty), unless otherwise directed by the Borrower; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment.

~~(vi)~~ The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iv) of this Section 2.05(b) at least four Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

~~(vii)~~ Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Term SOFR Initial Term Loan or RFR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Initial Term Loan or RFR Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Initial Term Loans or RFR Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05.

~~(viii)~~ Term Opt-out of Prepayment. With respect to each prepayment of Term Loans required pursuant to Section 2.05(b)(i) or (ii), (A) each Lender of Term Loans will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (“Declined Proceeds”) (in which case the Borrower shall not prepay any Term Loans of such Lender on the date that is specified in clause (B) below), (B) the Borrower will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the Borrower pursuant to Section 2.05(b)(vi) and (C) any Declined Proceeds may be retained by the Borrower.

~~(ix)~~ In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans of the applicable Class or Classes being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans, RFR Loans or Term SOFR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment within any tranche of Term Loans shall be applied first to Term Loans of such tranche that are Base Rate Loans to the full extent thereof before application to Term Loans of such tranche that are Term SOFR Initial Term Loans or RFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

~~(x)~~ Foreign Dispositions and Excess Cash Flow. Notwithstanding any other provisions of this Section 2.05, (i) to the extent that any or all of the Net Proceeds of any Disposition by a Foreign Subsidiary (“Foreign Disposition”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow that, in each case, would otherwise be required to be used to make an offer of prepayment pursuant to Sections 2.05(b)(i) or 2.05(b)(ii), is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05 and (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition or Foreign Subsidiary’s Excess Cash Flow would have material adverse tax consequences to Holdings, the Borrower, any direct or indirect parent entity of the Borrower or any of the Borrower’s direct or indirect Subsidiaries with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that in the case of this clause (ii), on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.05(b) or any such Excess Cash Flow would have been required to be applied to prepayments pursuant to Section 2.05(b), the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such reinvestments or prepayments, as applicable, as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary).

Section 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days prior to the date of termination or reduction (unless the Administrative Agent agrees to a shorter period in its discretion), (ii) any such partial reduction shall be in a minimum aggregate principal amount of $1,000,000, or any whole multiple of $250,000, in excess thereof or, if less, the entire amount thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not otherwise be applied to the Letter of Credit Sublimit or the Swing

Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Term Loans to be made by it on the ~~Closing Date. The Third Amendment Incremental Term Commitment of each Third Amendment Incremental Term Lender shall be automatically and permanently reduced to $0 upon the funding of the Third Amendment Incremental Term Loans to be made by it on the Third~~Fourth Amendment Effective Date. The Revolving Credit Commitment of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Credit Commitments.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Section 2.07. Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with ~~December~~March 31, ~~2021~~2026, an aggregate principal amount of Initial Term Loans incurred on the ~~Closing~~Fourth Amendment Effective Date equal to 0.25% of the aggregate principal amount of all Initial Term Loans outstanding on the ~~Closing~~Fourth Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding ~~on such date. The Borrower shall repay to the Administrative Agent for the ratable account of the Third Amendment Incremental Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with June 30, 2025, an aggregate principal amount of Third Amendment Incremental Term Loans incurred on the Third Amendment Effective Date equal to 0.25% of the aggregate principal amount of all Third Amendment Incremental Term Loans outstanding on the Third Amendment Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Third Amendment Incremental Term Loans, the aggregate principal amount of all Third Amendment Incremental Term Loans outstanding~~ on such date. In the event that any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans are made, such other Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Incremental Amendment, Refinancing Amendment or Extension Amendment with respect thereto and on the applicable Maturity Date thereof.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Class the aggregate principal amount of all of its Revolving Credit Loans of such Class outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is five (5) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility (although Swing Line Loans may thereafter be reborrowed, in accordance with the terms and conditions hereof, if there are one or more Classes of Revolving Credit Commitments which remain in effect).

Section 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each RFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the EURIBO Rate, the SONIA Rate or the CDOR Rate, as applicable, for such Interest Period plus the Applicable Rate, (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal ~~Adjusted~~ Term SOFR for such Interest Period plus the Applicable Rate; provided that, if Term SOFR shall be determined pursuant to clause (a)(ii) of the definition thereof, each such Loan shall be deemed to bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to ~~Adjusted~~ Daily Simple SOFR for each day within such Interest Period plus the Applicable Rate, (iii) each Base Rate Loan (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) During the continuance of a Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

~~(a)~~ Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender under the applicable Revolving Credit Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee in Dollars equal to the Commitment Fee Rate with respect to Revolving Credit Loans, times the actual daily amount by which the aggregate Revolving Credit Commitments for the applicable Revolving Credit Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility, and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender, except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Commitments, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 2021, and on the Maturity Date for the Revolving Credit Commitments. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

~~(b)~~ Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred sixty-five (365) days, or three hundred sixty-six (366) days, as applicable, and actual days elapsed. All other computations of fees and interest shall be made on the basis of (i) a three hundred sixty (360) day year and actual days elapsed in the case of any Term SOFR Loans or RFR Loans (other than SONIA Rate Loans) and (ii) a three hundred sixty-five (365) day year and actual days elapsed in the case of any SONIA Rate Loans. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender and its registered assignees, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender, may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11 (a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to an Approved Foreign Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for Dollar-denominated payments and in Same Day Funds not later than 1:00 p.m. New York City time on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder in an Approved Foreign Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Approved Foreign Currency and in Same Day Funds not later than 2:00 p.m. London time (or, if earlier, 9:00 a.m. New York City time) on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Approved Foreign Currency, the Borrower shall make such payment in Dollars in an amount equal to the Dollar Equivalent of such Approved Foreign Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after the time specified above shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term SOFR Loans or RFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the Federal Funds Effective Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing; and

(ii) if any Lender failed to make such payment (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan), such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount (including, without limitation, failure to fund participations in respect of any Letter of Credit or Swing Line Loan) forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 or in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13. Sharing of Payments. (a) If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (b) notify the Administrative Agent of such fact, and (c) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14. Incremental Credit Extensions.

(a) Incremental Commitments. The Borrower may, at any time or from time to time after the Closing Date, by notice to the Administrative Agent (an “Incremental Loan Request”), request (A) one or more new commitments which may be in the same Facility as any outstanding Term Loans of an existing Class (a “Term Loan Increase”) or a new Class of Term Loans (each, an “Incremental Term Facility,” collectively with any Term Loan Increase, the “Incremental Term Commitments”) and/or (B) one or more increases in the amount of the Revolving Credit Commitments or any Incremental Revolving Facility (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (each, an “Incremental Revolving Facility” and collectively with any Incremental Term Facility, an “Incremental Facility” and any such new commitments, collectively with any Revolving Commitment Increases, the “Incremental Revolving Credit Commitments” and the Incremental Revolving Credit Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders. Incremental Commitments and Incremental Loans shall be (A) secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~, (B) secured by the Collateral on a junior lien basis to the Liens securing the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~ or (C) unsecured or not secured by all or any portion of the Collateral.

(b) Incremental Loans. Any Incremental Commitments effected through the establishment of one or more new revolving credit commitments or new Term Loans not in the same Facility of any existing Class of Term Loans made on an Incremental Facility Closing Date shall be designated a separate Class of Incremental Commitments for all purposes of this Agreement. On any Incremental Facility Closing Date on which any Incremental Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, ~~(i)~~ each Incremental Term Lender of such Class shall make a Loan to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, may be designated as a borrower in respect thereof so long as all obligors under such Incremental Facility are the same as with respect to the Loans hereunder) (an “Incremental Term Loan”) in an amount equal to its Incremental Term Commitment of such Class and ~~(ii)~~ each Incremental Term Lender of such Class shall become a Lender hereunder with respect to the Incremental Term Commitment of such Class and the Incremental Term Loans of such Class made pursuant thereto. On any Incremental Facility Closing Date on which any Incremental Revolving Credit Commitments of any Class are effected through the establishment of one or more new revolving credit commitments (including through any Revolving Commitment Increase), subject to the satisfaction of the terms and conditions in this Section 2.14, (i) each Incremental Revolving Credit Lender of such Class shall make its Commitment available to the Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, may be designated as a borrower in respect thereof so long as all obligors under such Incremental Facility are the same as with respect to the Loans hereunder) (when borrowed, “Incremental Revolving Credit Loans” and collectively with Incremental Term Loans, an “Incremental Loans”) in an amount equal to its Incremental Revolving Credit Commitment of such Class and (ii) each Incremental Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Incremental Revolving Credit Commitment of such Class and the Incremental Revolving Credit Loans of such Class made pursuant thereto. For the avoidance of doubt, Incremental Term Loans may have identical terms to any of the Term Loans and be treated as the same Class as any of such Term Loans.

(c) Incremental Loan Request. Each Incremental Loan Request from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitments. Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender (but each existing Lender will not have an obligation to make any Incremental Commitment, nor will the Borrower have any obligation to approach any existing lenders to provide any Incremental Commitment) or by any other bank or other financial institution or other institutional lender (any such other bank or other financial institution or other institutional lender being called an “Additional Lender”) (each such existing Lender or Additional Lender providing such, an “Incremental Revolving Credit Lender” or “Incremental Term Lender,” as applicable, and, collectively, the “Incremental Lenders”); provided that (i) the Administrative Agent and, in the case of an Incremental Revolving Credit Commitment, each Swing Line Lender and each L/C Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender, (ii) with respect to Incremental Term Commitments, any Affiliated Lender providing an Incremental Term Commitment shall be subject to the same restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Incremental Revolving Credit Commitments, unless subsequently purchased from a Defaulting Lender pursuant to Section 10.07(l).

(d) Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction on the date thereof (the “Incremental Facility Closing Date”) of each of the following conditions:

(i) (x) if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition, Investment, or irrevocable repayment, repurchase or redemption of any Indebtedness, no Event of Default under Sections 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments;

(ii) after giving effect to such Incremental Commitments, the conditions of Section 4.02(i) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment); provided that if the proceeds of such Incremental Commitments are being used to finance a Permitted Acquisition, Investment, or irrevocable repayment, repurchase or redemption of any Indebtedness, there shall be no requirement to satisfy any or all conditions of Section 4.02(i), instead, the accuracy of the representations and warranties shall refer to the accuracy of the representations and warranties that would constitute Specified Representations, in each case, subject to the provisions set forth herein in connection with Limited Condition Transactions; provided, further, that the Incremental Lenders providing such Incremental Commitments may waive the requirement regarding the accuracy of Specified Representations;

(iii) [reserved];

(iv) each Incremental Term Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in increments of $1,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v)) and each Incremental Revolving Credit Commitment shall be in an aggregate principal amount that is not less than $5,000,000 and shall be in increments of $1,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.14(d)(v));

(v) the aggregate principal amount of the Incremental Term Loans and the Incremental Revolving Credit Commitments shall not exceed the sum of (A) the Incremental Base Amount plus (B) at the option of the Borrower, the amount of Indebtedness permitted to be incurred under Section 7.03(m) at the time such Indebtedness is incurred; provided that any Indebtedness incurred pursuant to this clause (B) in lieu of Section 7.03(m) shall reduce availability under Section 7.03(m) and Section 7.01(cc) (to the extent such Incremental Facility is secured in reliance on such clause) plus (C) all voluntary prepayments, repurchases, redemptions and other retirements of Term Loans, Incremental Equivalent First Lien Debt and all voluntary prepayments of Revolving Credit Loans accompanied by corresponding voluntary permanent reductions of Commitments in respect of such Revolving Credit Loans prior to or simultaneous with the Incremental Facility Closing Date (including through (x) “Dutch Auctions” open to all Lenders of the applicable Class on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) open-market purchases pursuant to Section 10.07(l), with credit given to the aggregate principal amount of debt prepaid, redeemed or retired in such buybacks) (excluding voluntary prepayments, repurchases, redemptions and other retirements of Incremental Term Loans and all voluntary prepayments of Revolving Credit Loans accompanied by corresponding voluntary permanent reductions of Incremental Revolving

Credit Commitments, to the extent such Incremental Term Loans and Incremental Revolving Credit Commitments were obtained pursuant to clause (D) below or to the extent funded with a contemporaneous incurrence of long-term funded Indebtedness (other than revolving loans)), plus (D) additional amounts (including at any time prior to the utilization of amounts under clauses (A), (B) and (C) above) so long as (1) if such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the Initial Term Loans ~~and the Third Amendment Incremental Term Loans~~, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed (x) 5.50 to 1.00 or (y) the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions, (2) if such Indebtedness is secured by the Collateral on a junior lien basis to the Liens securing the Initial ~~Term Loans and the Third Amendment Incremental~~ Term Loans, the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed (x) 5.75 to 1.00 or (y) the Consolidated Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and consummation of any related transactions and (3) if such Indebtedness is unsecured (or not secured by all or any portion of the Collateral), either (I) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed (x) 6.25 to 1.00 or (y) the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness and consummation of any related transactions or (II) the Consolidated Interest Coverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, is not less than (x) 1.75 to 1.00 or (y) the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and consummation of any related transactions (the amounts under the foregoing clauses (A), (B) and (C) are herein referred to as the “Free and Clear Incremental Amount,” and the amounts under the foregoing clause (D) are herein referred to as the “Incurrence-Based Incremental Amount” (the Free and Clear Incremental Amount, together with the Incurrence-Based Incremental Amount, less the aggregate principal amount of Indebtedness incurred pursuant to Section 7.03(q) and Section 7.03(w) in reliance on the Free and Clear Incremental Amount at or prior to such time, are herein referred to as the “Available Incremental Amount”)); and

(vi) such other conditions as the Borrower and each Incremental Lender providing such Incremental Commitments shall agree.

The Borrower may elect to use the Incurrence-Based Incremental Amount prior to the Free and Clear Incremental Amount or any combination thereof, and any portion of any Incremental Facility incurred in reliance on the Free and Clear Incremental Amount shall be reclassified, as the Borrower may elect from time to time, as incurred under the Incurrence-Based Incremental Amount if the Borrower meets the applicable ratio for the Incurrence-Based Incremental Amount at such time on a Pro Forma Basis, and if any applicable ratio for the Incurrence-Based Incremental Amount would be satisfied on a Pro Forma Basis as of the end of any subsequent fiscal quarter after the initial incurrence of such Incremental Facility, such reclassification shall be deemed to have automatically occurred whether or not elected by the Borrower.

For purposes of determining Pro Forma Compliance and any testing of any ratios in the Incurrence-Based Incremental Amount, (a) it shall be assumed that all commitments under any Incremental Revolving Facility then being established are fully drawn, (b) the cash proceeds of any Incremental Facility shall be excluded from any calculation of “net” Indebtedness in determining whether such Incremental Facility can be incurred (provided that the use of proceeds thereof and any other Pro Forma Adjustments shall be included) and (c) the incurrence (including by assumption or guarantee) of any Indebtedness in respect of the Revolving Credit Facility (and/or any Incremental Revolving Facility and any other revolving facilities included in such calculation) prior to, or simultaneously with, the event for which the Pro Forma Compliance determination of such ratio or other test is being made, and/or any incurrence of Indebtedness under the Revolving Credit Facility or any other revolving facility that is used to finance working capital needs of the Borrower and its Restricted Subsidiaries (as reasonably determined by the Borrower) shall, in each case, be disregarded.

(e) Required Terms. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Commitments or the Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be, of any Class shall be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments (and for the avoidance of doubt, no consent of the Administrative Agent shall be required except to the extent affecting the rights and duties of, or any fees or other amounts payable to, such Administrative Agent); provided that to the extent any more restrictive financial maintenance covenant is added for the benefit of such Incremental Loans, such financial maintenance covenant shall be added for the benefit of the Revolving Credit Facility that then benefits from a financial maintenance covenant and is remaining outstanding (except to the extent such financial maintenance covenant is applicable only to periods after the Latest Maturity Date of such Revolving Credit Facility). In any event:

(i) the Incremental Term Loans:

~~(A)~~ subject to the Permitted Earlier Maturity Indebtedness Exception, shall not mature earlier than the Maturity Date of the Initial Term Loans ~~or the Third Amendment Incremental Term Loans~~; provided that Incremental Term Loans (x) incurred for purposes of consummating a Permitted Acquisition or other Investment not prohibited hereunder (y) constituting customary bridge facilities, so long as the long-term Indebtedness into which such customary bridge facilities are to be converted or exchanged satisfies the requirements of this clause (A) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (z) constituting customary term loan A facilities (as determined by the Borrower in good faith), in each case, shall only be required to not mature earlier than the Maturity Date of the Revolving Credit Commitments,

~~(B)~~ subject to the Permitted Earlier Maturity Indebtedness Exception, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans ~~or the Third Amendment Incremental Term Loans~~; provided that Incremental Term Loans (x) incurred for purposes of consummating a Permitted Acquisition or other Investment not prohibited hereunder (y) constituting customary bridge facilities, so long as the long-term Indebtedness into which such customary bridge facilities are to be converted or exchanged satisfies the requirements of this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (z) constituting customary term loan A facilities (as determined by the Borrower in good faith), in each case, shall only require that the remaining Weighted Average Life to Maturity not be shorter than the remaining Weighted Average Life to Maturity of the Revolving Credit Commitments,

~~(C)~~ shall have an Applicable Rate, and subject to clauses (e)(i)(A) and (e)(i)(B) above and clause (e)(iii) below, amortization determined by the Borrower and the applicable Incremental Term Lenders, and

~~(D)~~ the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments of Term Loans hereunder, as specified in the applicable Incremental Amendment; provided that the Borrower shall be permitted to prepay any Class of Term Loans on a better than a pro rata basis as compared to any other Class of Term Loans with a later maturity date than such Class;

(ii) the Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Revolving Credit Commitments and the Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e)(ii); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:

~~(A)~~ any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not (i) mature or provide for mandatory commitment reductions earlier than the Latest Maturity Date of any Revolving Credit Commitments outstanding at the time of incurrence of such Incremental Revolving Credit Commitments or (ii) require scheduled amortization,

~~(B)~~ the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments and (3) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (D) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis (or, in the case of repayment, on a pro rata basis or less than a pro rata basis) with all other Revolving Credit Commitments on the Incremental Facility Closing Date,

~~(C)~~ subject to the provisions of Sections 2.03(n) and 2.04(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Credit Commitments on the Incremental Facility Closing Date (and except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued),

~~(D)~~ the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Incremental Facility Closing Date shall be made on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) with all other Revolving Credit Commitments on the Incremental Facility Closing Date, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,

~~(E)~~ assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the Incremental Facility Closing Date, and

~~(F)~~ any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to the Incremental Facility Closing Date; and

(iii) the amortization schedule applicable to any Incremental Term Loans and the All-In Yield applicable to the Incremental Term Loans or Incremental Revolving Credit Loans of each Class shall be determined by the Borrower and the applicable Lenders providing such Incremental Term Loans or Incremental Revolving Credit Commitments and shall be set forth in each applicable Incremental Amendment; provided, however, if the All-In Yield applicable to any Incremental Term Loans (other than Incremental Term Loans which constitute MFN Excluded Loans) shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to ~~(x)~~ such applicable Initial Term Loans by more than 100 ~~basis points per annum or (y) such applicable Third Amendment Incremental Term Loans by more than 50~~ basis points per annum (the amount of such excess of the All-In Yield applicable to such Incremental Term Loans over the sum of the All-In Yield applicable to ~~(x)~~ the applicable Initial Terms Loans plus 100 basis points per ~~annum or (y) the applicable Third Amendment Incremental Terms Loans plus 50 basis points per~~ annum, the “Yield Differential”) then the interest rate (together with the Applicable Term SOFR Floor, RFR or Base Rate floor, as applicable) with respect to the applicable Initial Term Loans ~~or Third Amendment Incremental Terms Loans~~ shall be increased by the applicable Yield Differential (this proviso, the “MFN Protection”); provided further that notwithstanding the foregoing, the MFN Protection shall not apply to Incremental Terms Loans incurred in a currency other than Dollars or consisting of customary bridge facilities or customary term loan A facilities (as determined by the Borrower in good faith).

(f) Incremental Amendment. Commitments (including in the form of delayed draw term loan commitments) in respect of Incremental Term Loans and Incremental Revolving Credit Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof (if any), and each Incremental Lender providing such Commitments. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.14. The Borrower shall provide the Administrative Agent prompt written notice of any Incremental Amendment pursuant to this Section 2.14 and the Administrative Agent hereby agrees to (and is directed by each Lender to) acknowledge such Incremental Amendment as promptly as practicable following such written notice; it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such, shall have no liability with respect to such acknowledgment and each Lender hereby irrevocably waives to the fullest extent permitted by Law any claims with respect to such acknowledgment; provided that failure to obtain such acknowledgment shall in no way affect the effectiveness of any Incremental Amendment. The Borrower (or any Loan Party organized under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, that may be designated as a borrower in respect thereof) will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitments, unless it so agrees.

(g) Reallocation of Revolving Credit Exposure. Upon any Incremental Facility Closing Date on which Incremental Revolving Credit Commitments are effected through an increase in the Revolving Credit Commitments pursuant to this Section 2.14, (a) if the increase relates to the Revolving Credit Facility, each of the Revolving Credit Lenders shall assign to each of the Incremental Revolving Credit Lenders, and each of the Incremental Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Incremental Revolving Credit Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each Incremental Revolving Credit Lender shall become a Lender with respect to the Incremental Revolving Credit Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

(i) Notwithstanding the foregoing, Incremental Term Facilities and Incremental Revolving Facilities may be established and incurred as a means of effectively extending the maturity or effecting a repricing or a refinancing, in whole or in part, without utilizing any of the Available Incremental Amount, without regard to whether an Event of Default has occurred and is continuing and, without regard to the minimums set forth in Section 2.14(d)(iv), to the extent that the net cash proceeds from the Incremental Term Loans and Incremental Revolving Credit Loans, as applicable, are used to either (x) prepay Term Loans or (y) permanently reduce the Revolving Credit Commitments, Extended Revolving Credit Commitments or Incremental Revolving Credit Commitments; provided that (i) the Lenders with respect to any Class of Loans or Commitments being prepaid are offered the opportunity to participate in such transaction on a pro rata basis (and on the same terms) and (ii) the aggregate principal amount of such Class of Loans or Commitments, as the case may be, does not exceed the sum of (A) the aggregate principal amount of the applicable Class of Loans or Commitments being prepaid, extended, repriced or refinanced, (B) fees and expenses associated with the such prepayment (including any prepayment premium, penalties or other call protection) and (C) fees and expenses (including any OID, upfront fees, commitment fees, amendment fees, arrangement fees, underwriting fees or other fees) related to the establishment and incurrence of such Incremental Term Facilities and Incremental Revolving Facilities, as applicable.

Section 2.15. Refinancing Amendments.

(a) On one or more occasions after the Closing Date, the Borrower may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans or Other Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.15 (each, an “Additional Refinancing Lender”) (provided that (i) solely with respect to Other Revolving Credit Commitments, the Administrative Agent, each Swing Line Lender and each L/C Issuer, if applicable, shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s providing such Other Revolving Credit Commitments to the extent such consent, if any, would be required under Section 10.07(b) for an assignment of Revolving Credit Commitments to such Lender or Additional Refinancing Lender, (ii) with respect to Refinancing Term Loans, any Affiliated Lender providing Refinancing Term Loans shall be subject to the same restrictions set forth in Section 10.07(l) as they would otherwise be subject to with respect to any purchase by or assignment to such Affiliated Lender of Term Loans and (iii) Affiliated Lenders may not provide Other Revolving Credit Commitments), Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class, as selected by the Borrower in its sole discretion, of Term Loans or Revolving Credit Loans (or unused Commitments in respect thereof) then outstanding under this Agreement, in the form of Refinancing Term Loans, Refinancing Term Commitments, Other Revolving Credit Commitments, or Other Revolving Credit Loans pursuant to a Refinancing Amendment; provided that notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) subject to the provisions of Section 2.03(n) and Section 2.04(g), to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Other Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Commitments in respect of Revolving Credit Loans (and, except as provided in Section 2.03(n) and Section 2.04(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Other Revolving Credit Commitments after the date of obtaining any Other Revolving Credit Commitments shall be made on a pro rata basis with all other Commitments in respect of Revolving Credit Loans, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Other Revolving Credit Commitments and Other Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents. For the avoidance of doubt, no consent of any Agent shall be required except to the extent affecting the rights and duties of, or any fees or other amounts payable to, such Agent.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $10,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders or any Agent, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the third paragraph of Section 10.01 (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.15.

(e) This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.16. Extension of Term Loans; Extension of Revolving Credit Loans.

~~(a)~~ Extension of Term Loans. The Borrower may at any time and from time to time, in its sole discretion, request that all or a portion of the Term Loans of a given Class (or series or tranche thereof) (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have prepayment premiums or call protection as may be agreed by the Borrower and the Lenders thereof; provided that (A) subject to the Permitted Earlier Maturity Indebtedness Exception, in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any Existing Term Loan Tranche hereunder, (B) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche, (C) all documentation in respect of such Extension Amendment shall be consistent with the foregoing and (D) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $5,000,000.

(a) ~~(b)~~ Extension of Revolving Credit Commitments. The Borrower may at any time and from time to time, in its sole discretion, request that all or a portion of the Revolving Credit Commitments or Incremental Revolving Credit Commitments of a given Class (or series or tranche thereof) (each, an “Existing Revolver Tranche”) be amended to extend the Maturity Date with respect to all or a portion of any principal amount of such Revolving Credit Commitments or Incremental Revolving Credit Commitments (any such Revolving Credit Commitments or Incremental Revolving Credit Commitments which have been so amended, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolver Tranche) (each, a “Revolver Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under such Existing Revolver Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Revolver Tranche and (y) be identical to the Revolving Credit Commitments under the Existing Revolver Tranche from which such Extended Revolving Credit Commitments are to be amended, except that: (i) the Maturity Date of the Extended Revolving Credit Commitments may be delayed to a later date than the Maturity Date of the Revolving Credit Commitments of such Existing Revolver Tranche, to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to extensions of credit under the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, commitment fees, OID or otherwise) may be different than the Effective Yield for extensions of credit under the Revolving Credit Commitments of such Existing Revolver Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) all borrowings under the applicable Revolving Credit Commitments (i.e., the Existing Revolver Tranche and the Extended Revolving Credit Commitments of the applicable Revolver Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments); provided, further, that (A) in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolver Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Revolving Credit Commitments hereunder and (B) all documentation in respect of such Extension Amendment shall be consistent with the foregoing. Any Extended Revolving Credit Commitments amended pursuant to any Revolver Extension Request shall be designated a series (each, a “Revolver Extension Series”) of Extended Revolving Credit Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments amended from an Existing Revolver Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Revolver Extension Series with respect to such Existing Revolver Tranche. Each Revolver Extension Series of Extended Revolving Credit Commitments incurred under this Section 2.16 shall be in an aggregate principal amount that is not less than $1,000,000.

(b) ~~(c)~~ Extension Request. The Borrower shall provide the applicable Extension Request at least three Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolver Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans or any of its Revolving Credit Commitments amended into Extended Revolving Credit Commitments, as applicable, pursuant to any Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request amended into Extended Term Loans and any Revolving Credit Lender (each, an “Extending Revolving Credit Lender”) wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolver Tranche subject to such Extension Request amended into Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche or Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, which it has elected to request be amended into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche or

Revolving Credit Commitments under the Existing Revolver Tranche, as applicable, in respect of which applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested to be extended pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, as applicable, subject to Extension Elections shall be amended to Extended Term Loans or Revolving Credit Commitments, as applicable, on a pro rata basis (subject to rounding by the Administrative Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans or Revolving Credit Commitments, as applicable, included in each such Extension Election.

(c) ~~(d)~~ Extension Amendment. Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower and each Extending Term Lender or Extending Revolving Credit Lender, as applicable, providing an Extended Term Loan or Extended Revolving Credit Commitment, as applicable, thereunder, which shall be consistent with the provisions set forth in Sections 2.16(a) or (b) above, respectively (but which shall not require the consent of the Administrative Agent or any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02(i) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of ~~(i)~~ legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion and ~~(ii)~~  reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Administrative Agent in order to ensure that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents. For the avoidance of doubt, no consent of any Agent shall be required except to the extent affecting the rights and duties of, or any fees or other amounts payable to, such Agent. The Borrower may, at its election, specify as a condition to consummating any Extension Amendment that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and as may be waived by the Borrower) of Term Loans, Revolving Credit Commitments or Incremental Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Extension Amendment, without the consent of any Agent or any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.07 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.07), (iii) modify the prepayments set forth in Section 2.05 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of the second paragraph of Section 10.01 (without the consent of any Agent and the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower, to effect the provisions of this Section 2.16.

(d) ~~(e)~~ No conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e) ~~(f)~~ This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

Section 2.17. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to L/C Issuers or the Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or the Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the Pro Rata Share of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default has occurred and is continuing; and (ii) the aggregate obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans and L/C Obligations of that Lender. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. If the allocation described in this clause (iv) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing

Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures satisfactory to such L/C Issuer (in its sole discretion).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Share (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

Taxes, Increased Costs Protection and Illegality

Section 3.01. Taxes.~~(a)~~ Except as provided in this Section 3.01, any and all payments made by or on account of the Borrower (the term Borrower under this Article 3 being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, assessments or withholdings (including backup withholding) or similar charges imposed by any Governmental Authority including interest, penalties and additions to tax (collectively “Taxes”), except as required by applicable Law. If the Borrower, any Guarantor or other applicable Withholding Agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, ~~(A)~~ to the extent the Tax in question is an Indemnified Tax, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, ~~(B)~~ the applicable Withholding Agent shall make such deductions, ~~(C)~~ the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (D) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower or any Guarantor is the applicable Withholding Agent, the Borrower or such Guarantor, as applicable, shall furnish to such Agent or Lender (as the case may be) the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to such Agent or Lender.

(a) ~~(b)~~In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such taxes or charges that result from an Agent or Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a connection that the assignor and/or the assignee has with the taxing jurisdiction other than a connection arising out of the Loan Documents or the transactions therein, except for such Assignment Taxes resulting from an assignment, participation or change in Lending Office that is requested or required in writing by the Borrower (all such non-excluded Taxes described in this Section 3.01(b) being hereinafter referred to as “Other Taxes”).

(b) ~~(c)~~Each Loan Party agrees to indemnify each Agent and each Lender for ~~(i)~~ the full amount of Indemnified Taxes and Other Taxes payable by such Agent or such Lender and ~~(ii)~~ any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith by such Agent or Lender (or by an Agent on behalf of such Lender), accompanied by a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts shall be conclusive absent manifest error.

(c) ~~(d)~~Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding Tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrower, the Administrative Agent or other applicable withholding agent may withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate. Notwithstanding any other provision of this clause (d), a Lender shall not be required to deliver any form pursuant to this clause (d) that such Lender is not legally eligible to deliver. Without limiting the foregoing:

(A) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time upon the reasonable request of the Borrower or Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(B) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time upon the reasonable request of the Borrower or Administrative Agent) whichever of the following is applicable:

(I) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(II) two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(III) a United States Tax Compliance Certificate in the form of Exhibit M claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, and two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor form) or

(IV) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and/or any other required information from each beneficial owner, as applicable and to the extent required under this Section 3.01(d) as if such beneficial owner were a Lender hereunder (provided that if the Lender is a partnership and not a participating Lender, and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such partner(s)).

(C) Executed copies of any other form and in such number as prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) and reasonably requested by the Borrower or the Administrative Agent as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or reduction required to be made.

(D) Without limiting the provisions of clause (d)(A), (B), (C) or (E) of this Section 3.01, if a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(d)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(E) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(d).

(d) ~~(e)~~Any Lender claiming any additional amounts payable pursuant to this Section 3.01 or Section 3.04(a) shall, if requested by the Borrower, use its reasonable efforts to change the jurisdiction of its Lending Office (or take any other measures reasonably requested by the Borrower) if such a change or other measures would reduce any such additional amounts (including any such additional amounts that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise materially disadvantageous to such Lender.

(e) ~~(f)~~If any Lender or Agent determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to this Section 3.01, it shall promptly remit such refund to such Loan Party (but only to the extent of indemnification or additional amounts paid by such Loan Party under this Section 3.01 with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to the relevant Governmental Authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other person. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(f) ~~(g)~~The Administrative Agent and each Supplemental Agent, if any, shall deliver to the Borrower, on or prior to the Closing Date (or, in the case of a Supplemental Agent or a successor Administrative Agent pursuant to Section 9.09 hereof, on or before the date on which it becomes a Supplemental Agent or the Administrative Agent, as applicable), a properly completed and executed Internal Revenue Service Form W-8IMY (indicating “Qualified Intermediary” or U.S. branch status) or Internal Revenue Service Form W-9, as applicable; provided that no Administrative Agent or Supplemental Agent shall be required to provide any documentation under this Section 3.01(g) that such person is legally ineligible to deliver as a result of a change in Law after the date hereof.

(g) ~~(h)~~For the avoidance of doubt, the term “Lender” for purposes of this Section 3.01 shall include each L/C Issuer and Swing Line Lender and the term “applicable Law” shall include FATCA.

(h) ~~(i)~~Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term SOFR Loans or RFR Loans (whether denominated in Dollars or any other Approved Currency), or to determine or charge interest rates based upon Term SOFR or an RFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Loans or RFR Loans in the affected currency or currencies, or, in the case of Term SOFR Loans or RFR Loans denominated in Dollars, to convert Base Rate Loans to Term SOFR Loans or RFR Loans, as applicable, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all applicable Term SOFR Loans or RFR Loans, as applicable, of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans or RFR Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Term SOFR Loans or RFR Loans. Upon any such prepayment or conversion of Term SOFR Loans or RFR Loans, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. For the avoidance of doubt, invalidity of Term SOFR determined pursuant to clause (a) of the definition thereof without giving effect to clause (a)(ii) thereof shall not affect the ability of the Borrower to incur Daily SOFR Loans pursuant to clause (a)(ii) of the definition thereof.

Section 3.03. Inability to Determine Rates. If either the Required Lenders or the Administrative Agent reasonably determines in good faith that for any reason adequate and reasonable means do not exist for determining the EURIBO Rate, the SONIA Rate, CDOR or Term SOFR for any requested Interest Period, as applicable, with respect to a proposed RFR Loan~~,~~ or Term SOFR Initial ~~Term Loan or Term SOFR Third Amendment Incremental~~ Term Loan in a given Approved Currency, or that the EURIBO Rate, the SONIA Rate, CDOR or Term SOFR for any requested Interest Period with respect to a proposed RFR Loan or Term SOFR Initial Term Loan in such Approved Currency, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits in the applicable Approved Currency in which such proposed RFR Loan or Term SOFR Initial Term Loan is to be denominated are not being offered to banks in the applicable offshore interbank market for the applicable amount and the Interest Period of such RFR Loan or Term SOFR Initial Term Loan in the applicable Approved Currency, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain RFR Loans, or Term SOFR Initial Term Loans ~~or Term SOFR Third Amendment Incremental Term Loan~~, as applicable, in the affected Approved Currency shall be suspended until the Administrative Agent at its discretion (or upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Initial Term Loans~~,~~ or RFR ~~Loans or Term SOFR Third Amendment Incremental Term~~ Loans denominated in the affected Approved Currency, and make any such request into a request for a Borrowing of Daily SOFR Loans, or, failing that, will be deemed to have converted such request, if applicable, into a request for a

Borrowing of Base Rate Loan (without giving effect to clause (c) in the definition thereof) in the amount specified therein.

Section 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost (including Taxes) to such Lender of agreeing to make or making, funding or maintaining any Term SOFR Initial Term Loans or RFR Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes, or any Taxes excluded from the definition of Indemnified Taxes under exceptions (i) through (v) thereof or (ii) reserve requirements contemplated by Section 3.04(c)) and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining the TermSOFR Initial Term Loan or RFR Loan (or of maintaining its obligations to make any Loan), or to reduce the amount of any sum received or receivable by such Lender, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. Notwithstanding anything herein to the contrary, for all purposes under this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves, capital or liquidity with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each applicable Term SOFR Initial Term Loan or RFR Loan of the Borrower equal to the actual costs of such reserves, capital or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio, capital or liquidity requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of any Term SOFR Initial Term Loans or RFR Loans of the Borrower, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.04(a), (b), (c) or (d).

(f) Notwithstanding anything set forth in clauses (a) through (c) above, any Lender shall be compensated pursuant to this Section 3.04 only if such Lender certifies that it imposes such costs or charges under other syndicated credit facilities involving similarly situated borrowers that such Lender is a lender under.

Section 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

~~(a)~~ any continuation, conversion, payment or prepayment of any Term SOFR Initial Term Loan or RFR Loan of the Borrower on a day prior to the last day of the Interest Period for such Loan;

~~(b)~~ any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Initial Term Loan or RFR Loan of the Borrower on the date or in the amount notified by the Borrower, including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; or

~~(c)~~ any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Approved Foreign Currency on its scheduled due date or any payment thereof in a different currency.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Initial Term Loan made by it at Term SOFR or RFR Loan made by it at the RFR, as applicable, for such Loan by a matching deposit or other borrowing in the offshore interbank market for the applicable currency for a comparable amount and for a comparable period, whether or not such Term SOFR Initial Term Loan or RFR Loan was in fact so funded; provided, that in the case of Section 3.05(a), if any such Term SOFR Initial Term Loan or RFR Loan has a Term SOFR or RFR floor, any amount owing by the Borrower to the Lender shall be reduced by the amount of interest income accrued during the completed portion of the Interest Period at a rate equal to the Term SOFR or RFR floor over the applicable Term SOFR or RFR for such Interest Period.

Section 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another applicable Term SOFR Loan or RFR Loan, or, if applicable, to convert Base Rate Loans into Term SOFR Loans or RFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue any Term SOFR Loan or RFR Loan, or to convert Base Rate Loans into Term SOFR Loans or RFR Loans, as applicable, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Term SOFR Loans or RFR Loans shall be automatically converted into Base Rate Loans (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Term SOFR Loans or RFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Term SOFR Loans or RFR Loans, as applicable, have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Term SOFR Loans or RFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term SOFR Loans or RFR Loans, as applicable, shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Term SOFR Loans or RFR Loans, as applicable, shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Sections 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of any of such Lender’s Term SOFR Loans or RFR Loans, as applicable, pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term SOFR Loans or RFR Loans made by other Lenders under the applicable Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term SOFR Loans or RFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term SOFR Loans or RFR Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Facility.

Section 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 (with respect to Indemnified Taxes) or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make any Term SOFR Loans or RFR Loans, in each case, as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower, may so long as no Event of Default has occurred and is continuing, at its sole cost and expense, on five Business Days’ prior written notice to the Administrative Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility only in the case of clause (i) or (ii) or, with respect to a Class vote, clause (iii) above) to one or more Eligible Assignees (or with respect to any assignment to any Affiliated Lender, pursuant to Section 10.07(l)); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01 (with respect to Indemnified Taxes), such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to, and shall be sufficient (together with all other consenting Lenders) to cause the adoption of, the applicable departure, waiver or amendment of the Loan Documents; or (y) terminate the Commitment of such Lender or L/C Issuer (in respect of any applicable Facility only in the case of clauses (i) through (iii)), as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all Obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by the L/C Issuer as well as all Letters of Credit issued by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and such termination shall be in respect of any applicable Facility only in the case of clause (i) or (ii) or, with respect to a Class vote, clause (iii).

(b) Any Lender being replaced pursuant to Section 3.07(a)(x) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s applicable Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans in respect thereof, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender or Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement on the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender or Defaulting Lender, then such Non-Consenting Lender or Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender or Defaulting Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a backup standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender or each affected Lender of a certain Class in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders (or, in the case of a consent, waiver or amendment involving all affected Lenders of a certain Class, the Required Class Lenders as applicable) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 3.08. Survival. Each party’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE 4

Conditions Precedent to Credit Extensions

Section 4.01. Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) ~~(a)~~The Administrative Agent’s receipt of the following, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) ~~(i)~~a Committed Loan Notice in accordance with the requirements hereof;

(ii) ~~(ii)~~executed counterparts of this Agreement;

(iii) ~~(iii)~~each Collateral Document set forth on Schedule 1.01B required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) ~~(A)~~certificates, if any, representing the Pledged Equity in the Borrower and in each wholly owned Domestic Subsidiary of the Borrower (other than those described under clause (b) of the definition of “Excluded Subsidiary”), accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt (including the Intercompany Note) indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B) ~~(B)~~copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement on assets of Holdings, the Borrower and each Subsidiary Guarantor that is party to the Security Agreement, covering the Collateral described in the Security Agreement; and

(C) ~~(C)~~evidence that all other actions, recordings and filings required by the Collateral Documents as of the Closing Date or that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that no insurance certificate shall be required to be delivered on or prior to the Closing Date);

(iv) ~~(iv)~~all actions necessary to cause the Collateral Agent to have a perfected first priority security interest in the Collateral (subject to Liens permitted under Section 7.01 which by operation of law or contract would have priority over the Liens securing the Obligations) shall have been taken;

(v) ~~(v)~~such certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates, certificates of incorporation and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(vi) ~~(vi)~~an opinion from Simpson Thacher & Bartlett LLP, special counsel to the Loan Parties;

(vii) ~~(vii)~~a solvency certificate from the chief financial officer, chief accounting officer or other officer with equivalent duties of the Borrower (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit E-2 (or, at the sole option and discretion of the Borrower, a third-party opinion as to the solvency of the Borrower and its Subsidiaries on a consolidated basis issued by a nationally recognized firm);

(viii) ~~(viii)~~a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 4.02(i) and (ii); and

(ix) ~~(ix)~~the Perfection Certificate, duly completed and executed by the Borrower.

(b) ~~(b)~~The Closing Fees and all fees and expenses due to the Lead Arrangers and their Affiliates required to be paid on the Closing Date and (in the case of expenses) invoiced at least three Business Days before the Closing Date (except as otherwise reasonably agreed by the Borrower) shall have been paid from the proceeds of the initial funding under the Facilities.

(c) ~~(c)~~The Lead Arrangers shall have received the Audited Financial Statements and the Unaudited Financial Statements.

(d) ~~(d)~~The Administrative Agent shall have received at least three Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Closing Date. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the Closing Date, a Beneficial Ownership Certification to the extent requested by the Administrative Agent at least ten Business Days prior to the Closing Date.

(e) ~~(e)~~The Closing Date Refinancing shall have been consummated, or shall be consummated substantially simultaneously with the borrowing of the Initial Term Loans on the Closing Date.

(f) (f)The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under any Facility on the Closing Date, in accordance with the terms of the Merger Agreement.

Without limiting the generality of the provisions of Section 9.03(b), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or RFR Loans and other than a Request for Credit Extension in connection with an Incremental Amendment, which shall be governed by Section 2.14(d)), is subject to the following conditions precedent in each case, subject to the provisions set forth herein in connection with Limited Condition Transactions:

(i) The representations and warranties of each Loan Party set forth in Article 5 and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(ii) No Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(iii) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or RFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(i) and (ii) (or, in the case of a Request for Credit Extension in connection with an Incremental Amendment, the conditions specified in Section 2.14(d)) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5

Representations and Warranties

The Borrower, Holdings (solely to the extent applicable to it) and each of the Subsidiary Guarantors party hereto represent and warrant to the Agents and the Lenders at the time of each Credit Extension that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing (where relevant) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case, referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any applicable Law; except with respect to any conflict, breach or contravention, payment (but not creation of Liens) or violation referred to in clause (b)(ii) and (b)(iii) above, to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings, recordings and registrations with Governmental Authorities necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or be in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 5.04. Execution, Delivery and Enforceability. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is a party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party hereto and thereto in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) the need for filings, recordations and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.

Section 5.05. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein.

(b) The forecasts of consolidated balance sheets and consolidated statements of income and cash flow of the Borrower and its Subsidiaries which have been furnished to the Administrative Agent prior to the Closing Date have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

(c) Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d) As of the Closing Date, none of the Borrower or any of its Subsidiaries has any Indebtedness or other obligations or liabilities, direct or contingent (other than (i) the liabilities reflected on Schedule 5.05, (ii) obligations arising under the Loan Documents and (iii) liabilities incurred in the ordinary course of business that, either individually or in the aggregate, have not had nor would reasonably be expected to have a Material Adverse Effect).

Section 5.06. Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07. Ownership of Property; Liens; Real Property.

(a) The Borrower and each of its Restricted Subsidiaries has good record title to, or valid leasehold interests in, or easements or other limited property interests in, all Real Property which is necessary in the ordinary conduct of its business, free and clear of all Liens except as set forth on Schedule 5.07 hereto and except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) ~~(a)~~each Loan Party and its Restricted Subsidiaries and their respective properties and operations are and, other than any matters which have been finally resolved without further liability or obligation, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of the Loan Parties and their respective Restricted Subsidiaries;

(b) ~~(b)~~none of the Loan Parties or their respective Restricted Subsidiaries have received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws and none of the Loan Parties or their respective Restricted Subsidiaries nor any of the Real Property owned, leased or operated by any Loan Party or its Restricted Subsidiaries is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Borrower, threatened, under or relating to any Environmental Law;

(c) ~~(c)~~there has been no Release of Hazardous Materials on, at, under or from any Real Property or facilities currently or formerly owned, leased or operated by any Loan Party or its Restricted Subsidiaries, or arising out of the conduct of the Loan Parties or their respective Restricted Subsidiaries, in each case that would reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Loan Party or its Restricted Subsidiaries or would reasonably be expected to result in any Environmental Liability;

(d) ~~(d)~~there are no facts, circumstances or conditions arising out of or relating to the Loan Parties or their respective Restricted Subsidiaries or any of their respective operations or any facilities currently or, to the knowledge of Holdings or the Borrower, formerly owned, leased or operated by any of the Loan Parties or their respective Restricted Subsidiaries that would reasonably be expected to result in any Environmental Liability; and

(e) ~~(e)~~the Borrower has made available to the Administrative Agent all environmental reports, studies, assessments, audits, or other similar documents containing information regarding any Environmental Liability that are in the possession of any Loan Party or its Subsidiary.

Section 5.09. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Loan Parties and their Subsidiaries have filed all Tax returns required to be filed, and have paid all Taxes levied or imposed upon them or their properties, that are due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted. Except as described on Schedule 5.09, there is no proposed Tax deficiency or assessment known to any of the Loan Parties against any of the Loan Parties that would, if made, individually or in the aggregate, have a Material Adverse Effect.

Section 5.10. ERISA Compliance.

(a) Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Loan Party or any Restricted Subsidiary or any ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state Laws.

(b) ~~(i)~~(i) No ERISA Event has occurred and is continuing; ~~(ii)~~(ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); ~~(iii)~~(iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and ~~(iv)~~(iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or Section 4212(c) of ERISA, except, with respect to each of the foregoing clauses (i) through (iv) of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) With respect to each Pension Plan, the adjusted funding target attainment percentage (as defined in Section 436 of the Code), as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder, would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither any Loan Party nor any ERISA Affiliate maintains or contributes to a Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11. Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Transactions), no Loan Party has any Subsidiaries (other than Excluded Subsidiaries pursuant to clause (b) of the definition thereof) other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests owned by the Loan Parties (or a Subsidiary of any Loan Party) in such material Subsidiaries have been validly issued and are fully paid and all Equity Interests owned by a Loan Party in such material Subsidiaries are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedules 1(a) and 4(a) to the Perfection Certificate (a) set forth the name and jurisdiction of each Domestic Subsidiary that is a Loan Party and (b) set forth the ownership interest of the Borrower and any other Guarantor in each wholly owned Subsidiary (other than Excluded Subsidiaries pursuant to clause (b) of the definition thereof), including the percentage of such ownership.

Section 5.12. Margin Regulations; Investment Company Act.

(a) (i) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of (1) purchasing or carrying Margin Stock or (2) extending credit for the purpose of purchasing or carrying Margin Stock, in each case of the foregoing clauses (1) and (2) in a manner that violates Regulation U of the Board of Governors of the United States Federal Reserve System, and (ii) no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

(b) No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13. Disclosure. To the best of the Borrower’s knowledge, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14. Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date (a) there are no strikes or other labor disputes against the Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower, threatened, (b) hours worked by and payment made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws, (c) the Borrower and the other Loan Parties have complied with all applicable labor Laws including work authorization and immigration and (d) all payments due from the Borrower or any of its Restricted Subsidiaries on account of employee wages and health and welfare and other benefits insurance have been paid or accrued as a liability on the books of the relevant party.

Section 5.15. Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, license or possess the right to use all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how, database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, such IP Rights do not conflict with the rights of any Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the business of any Loan Party or any of its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate any IP Rights held by any Person except for such infringements, misappropriations and violations, individually or in the aggregate, which would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights is filed and presently pending or, to the knowledge of the Borrower, presently threatened in writing against any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Except pursuant to licenses and other user agreements entered into by any Loan Party in the ordinary course of business, as of the Closing Date, to the knowledge of the Borrower, all registrations and applications for registration of IP Rights listed in Schedule 3 to the Perfection Certificate are valid and subsisting, except, in each case, to the extent failure of such registrations and applications for registration of IP Rights to be valid and subsisting would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.16. Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.17. Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

Section 5.18. OFAC; USA PATRIOT Act; FCPA.

(a) To the extent applicable, each of Holdings, the Borrower and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b) Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower and the other Loan Parties, any director, officer, employee, agent or controlled affiliate of the Borrower or any of its Subsidiaries is currently the target of any Sanctions, nor is the Borrower or any of its Subsidiaries located, organized or resident in any country or territory that is the target of Sanctions, except to the extent authorized under applicable Sanctions laws.

(c) No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or (ii) for the purpose of financing any activities or business of or with any Person, or in any country or territory, that, at the time of such financing, is the target of any Sanctions, except to the extent authorized under applicable Sanctions laws.

Section 5.19. Security Documents.

(a) Valid Liens. Each Collateral Document delivered pursuant to Section 4.01 and Sections 6.11, 6.13 and 6.16 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, and (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Collateral Documents shall constitute fully perfected Liens on, and security interests in (to the extent intended to be created thereby), all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or the taking of possession or control, in each case subject to no Liens other than Liens permitted by Section 7.01.

(b) PTO Filing; Copyright Office Filing. When the Intellectual Property Security Agreements are properly filed in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, to the extent such filings may perfect such interests, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office and Copyrights or exclusive licenses to Copyrights (as defined in the Security Agreement) registered with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Liens permitted hereunder (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect the Collateral Agent’s Lien on registered or applied-for (as applicable) Patents, Trademarks, Copyrights and exclusive licenses to Copyrights (each as defined in the Security Agreement) acquired by the grantors thereof after the Closing Date).

Notwithstanding anything herein (including this Section 5.19) or in any other Loan Document to the contrary, neither the Borrower nor any other Loan Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign Law or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement.

ARTICLE 6

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01. Financial Statements.

(a) Deliver to the Administrative Agent for prompt further distribution to each Lender, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, within 150 days after the end of the fiscal year ending on or about December 31, 2021 and within 120 days after the end of each subsequent fiscal year), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (other than in respect of the audited financial statements for the fiscal year ending on or about December 31, 2021), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” or like qualification (excluding any “emphasis of matter” paragraph) (other than resulting from (w) activities, operations, financial results or liabilities of any Unrestricted Subsidiary, (x) the impending maturity of any Indebtedness, (y) with respect to the Term Loans, any actual or prospective default under any financial covenant and (z) with respect to the Revolving Credit Facility, any prospective default under any financial covenant); provided that the foregoing requirement with respect to the fiscal year ending December 31, 2021 may be satisfied by delivering (1) audited statements of income or operations, stockholders’ equity and cash flows of Vungle for the period beginning on the first day of such fiscal year and ending on or about March 17, 2021, (2) audited combined statements of income or operations, stockholders’ equity and cash flows of Vungle and Liftoff for the period beginning on or about March 18, 2021 and ending on the Closing Date, (3) an audited balance sheet of the Borrower as of December 31, 2021 and (4) audited consolidated statements of income or operations, stockholders’ equity and cash flows of the Borrower for the period from the Closing Date through December 31, 2021;

(b) Deliver to the Administrative Agent for prompt further distribution to each Lender, on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, within 60 days (or 75 days in the case of the fiscal quarters ending on or about September 30, 2021, March 31, 2022 and June 30, 2022)) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income or operations for such fiscal quarter and the portion of the fiscal year then ended, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year (other than in respect of the unaudited financial statements for the fiscal quarters ending on or about September 30, 2021, March 31, 2022 and June 30, 2022) and the corresponding portion of the previous fiscal year, and statements of stockholders’ equity for the current fiscal quarter and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding portion of the previous fiscal year (other than in respect of the unaudited financial statements for the fiscal quarters ending on or about September 30, 2021, March 31, 2022 and June 30, 2022), all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Until the consummation of a Qualified IPO, deliver to the Administrative Agent for prompt further distribution to each Lender, no later than 150 days after the end of the fiscal year ending December 31, 2021 and within 120 days after the end of each subsequent fiscal year, a detailed consolidated budget for the following fiscal year on a quarterly basis in the form customarily prepared by the Borrower (collectively, the “Projections”), it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, supplemental financial information necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and the Subsidiaries by furnishing (A) the applicable financial statements of the Borrower (or any direct or indirect parent of the Borrower) or (B) the Borrower’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that with respect to clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Subsidiaries on a stand-alone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of any independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and, except as permitted in Section 6.01(a), shall not contain any qualifications or exceptions as to the scope of such audit or any “going concern” explanatory paragraph or like qualification.

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(b) and (c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (or any direct or indirect parent of the Borrower) posts such documents, or provides a link thereto on the website on the Internet at the Borrower’s website; or (ii) on which such documents are posted on the Borrower’s behalf on Debtdomain, Roadshow Access (if applicable) or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:

(i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent; and

(ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) ~~(a)~~no later than five days after the actual delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, to the extent resulting in any change to the Applicable Asset Sale Percentage, Applicable ECF Percentage or Applicable Rate, setting forth the Consolidated First Lien Net Leverage Ratio (but without the requirement to provide any calculations thereof) as of the most recently ended Test Period;

(b) ~~(b)~~ promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or any Restricted Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; provided that notwithstanding the foregoing, the obligations in this Section 6.02(b) may be satisfied so long as such information is publicly available on the SEC’s EDGAR website;

(c) ~~(c)~~ promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any Junior Financing Documentation with a principal amount in excess of the Threshold Amount and, in each case, any Permitted Refinancing thereof, and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(d) ~~(d)~~ together with the delivery of each Compliance Certificate pursuant to Section 6.02(a), (i) in the case of annual Compliance Certificates only, a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Loan Party and the location of the chief executive office of each Loan Party of the Perfection Certificate or confirming that there has been no change in such information since the later of the Closing Date or the date of the last such report, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary, an Unrestricted Subsidiary or an Excluded Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Closing Date or the date of the last such list; and

(e) ~~(e)~~promptly, such additional information regarding the business, legal, financial or corporate affairs of the Loan Parties or any of their respective Restricted Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain, Roadshow Access (if applicable) or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees to make all Borrower Materials that the Borrower intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC.” By designating Borrower Materials as “PUBLIC,” the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower were a public reporting company (as reasonably determined by the Borrower). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.” The Borrower agrees that (i) any Loan Documents, (ii) any financial statements delivered pursuant to Section 6.01 (excluding, for the avoidance of doubt, 6.01(c)) and (iii) any Compliance Certificates delivered pursuant to Section 6.02(a) and (iv) notices delivered pursuant to Section 6.03(a) will be deemed to be “public-side” Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

Section 6.03. Notices. Promptly after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the Administrative Agent for further distribution to each Lender:

(a) ~~(a)~~of the occurrence of any Default;

(b) ~~(b)~~of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c) ~~(c)~~of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against Holdings, the Borrower or any of its Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document affecting the rights and obligations of the Borrower or any other Loan Party.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Sections 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

Section 6.04. Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all of its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.05. Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation except (x) in a transaction permitted by Sections 7.04 or 7.05 and (y) any Restricted Subsidiary may merge or consolidate with any other Restricted Subsidiary; and

(b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (a) (other than with respect to the Borrower) or clause (b), (i) to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) pursuant to a transaction permitted by Article 7 or clause (a)(y) of this Section 6.05.

Section 6.06. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

Section 6.07. Maintenance of Insurance.

(a) Generally. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

(b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 10 days (or, to the extent reasonably available, 30 days) after receipt by the Collateral Agent of written notice thereof (the Borrower shall deliver a copy of the policy (and to the extent any such policy is cancelled or renewed, a renewal or replacement policy) or other evidence thereof to the Administrative Agent and the Collateral Agent, or insurance certificate with respect thereto) and (ii) name the Collateral Agent as loss payee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) (it being understood that, absent an Event of Default, any proceeds of any such property insurance shall be delivered by the insurer(s) to the Borrower or one of its Subsidiaries and applied in accordance with this Agreement), as applicable.

Section 6.08. Compliance with Laws. Comply with, the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Borrower or a Restricted Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).

Section 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year and only one such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.

The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

Section 6.11. Additional Collateral; Additional Guarantors. At the Borrower’s expense, take all action either necessary or as reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) ~~(a)~~ Upon (x) the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Excluded Subsidiary) by the Borrower (including, without limitation, upon the formation of any Subsidiary that is a Delaware Divided LLC and is not otherwise an Excluded Subsidiary), (y) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (z) the designation in accordance with Section 6.14 of an existing direct or indirect wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:

(i) ~~(i)~~within sixty (60) days after such formation, acquisition, cessation or designation, or such longer period as the Administrative Agent may agree in writing in its discretion, notify the Administrative Agent thereof and:

(A) ~~(A)~~cause each such Domestic Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) joinders to this Agreement as Guarantors, Security Agreement Supplements, Intellectual Property Security Agreements, a counterpart of the Intercompany Note, each Intercreditor Agreement, if applicable, and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the, Security Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) ~~(B)~~cause each such Domestic Subsidiary (and the parent of each such Domestic Subsidiary that is a Guarantor) to deliver any and all certificates representing Equity Interests (to the extent certificated) and intercompany notes (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank;

(C) ~~(C)~~take and cause such Domestic Subsidiary and each direct or indirect parent of such Domestic Subsidiary to take whatever action (including the filing of Uniform Commercial Code financing statements and Intellectual Property Security Agreements, and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Collateral and Guarantee Requirement, and to otherwise comply with the requirements of the Collateral and Guarantee Requirement;

(ii) ~~(ii)~~[reserved]; and

(iii) ~~(iii)~~ if reasonably requested by the Administrative Agent or the Collateral Agent, within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Collateral Agent any other items necessary from time to time to satisfy the Collateral and Guarantee Requirement with respect to perfection and existence of security interests with respect to property of any Guarantor acquired after the Closing Date and subject to the Collateral and Guarantee Requirement, but not specifically covered by the preceding clauses (i) or (ii) or clause (b) below.

Section 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Loan Parties or their respective Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

Section 6.13. Further Assurances. Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Intercreditor Agreement or any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of any Intercreditor Agreement or the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.

Section 6.14. Designation of Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing and (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary. Notwithstanding anything to the contrary in this Section 6.14, no Loan Party may be designated as an Unrestricted Subsidiary if, on the date of and after giving effect to such designation, such Unrestricted Subsidiary (or any Subsidiary thereof) would own (or hold an exclusive license with respect to) Material Intellectual Property (and no Material Intellectual Property may be transferred (including by way of an exclusive license) to an existing Unrestricted Subsidiary).

Section 6.15. Maintenance of Ratings. In respect of the Borrower, use commercially reasonable efforts to (i) cause the Term Loans to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

Section 6.16. Post-Closing Covenants. Except as otherwise agreed by the Administrative Agent in its reasonable discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.16 within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its reasonable discretion).

Section 6.17. Change in Nature of Business. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 6.18. Use of Proceeds. The proceeds of the Initial Term Loans received on the Closing Date shall not be used for any purpose other than for the Transactions and to fund cash to the Borrower’s balance sheet. The proceeds of any borrowing of Revolving Credit Loans on the Closing Date shall be used (i) to finance the Transactions and Transaction Costs (including any OID or upfront fees) and (ii) for working capital needs of the Borrower and its Subsidiaries and (iii) to replace, backstop or cash collateralize existing letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Closing Date agreeing to become L/C Issuers under this Agreement). After the Closing Date, the proceeds of the Revolving Credit Loans and Swing Line Loans shall be used for working capital, general corporate purposes and any other purpose not prohibited by this Agreement, including Permitted Acquisitions and other Investments. Letters of Credit may be issued on the Closing Date to replace or backstop existing letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from existing issuers of letters of credit outstanding on the Closing Date agreeing to become L/C Issuers under this Agreement). After the Closing Date, the Letters of Credit shall be used to support obligations of the Borrower and its Subsidiaries incurred for working capital, general corporate purposes and any other purpose not prohibited by this Agreement (including Permitted Acquisitions and other Investments). The proceeds of the Third Amendment Incremental Term Loans shall be used, together with cash on hand at the Borrower and its Subsidiaries (i) to make a distribution to certain direct or indirect holders of Equity Interests of the Borrower or any direct or indirect parent of the Borrower ~~(the “2024 Distribution”)~~, (ii) to pay fees, costs and expenses in connection with the transactions contemplated by the Third Amendment and (iii) for working capital, general corporate purposes and any other purpose not prohibited by this Agreement. The proceeds of the Fourth Amendment Refinancing Term Loans received on the Fourth Amendment Effective Date shall be used to, directly or indirectly, refinance all Existing Term Loans outstanding immediately prior to the Fourth Amendment Effective Date and to pay related fees and costs. The proceeds of the Fourth Amendment Incremental Term Loans received on the Fourth Amendment Effective Date shall be used, together with cash on hand at the Borrower and its Subsidiaries (i) to make a distribution to certain direct or indirect holders of Equity Interests of the Borrower or any direct or indirect parent of the Borrower (the “2025 Distribution”), (ii) to pay fees, costs and expenses in connection with the transactions contemplated by the Fourth Amendment and (iii) for working capital, general corporate purposes and any other purpose not prohibited by this Agreement.

Section 6.19. Accounting Changes. The Borrower shall not make any change in its fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.20. Transactions with Affiliates. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, involving aggregate payments or consideration in excess of the greater of (i) $~~37,500,000~~50,000,000 and (ii) 15% of LTM Consolidated EBITDA, other than (a) loans and other transactions among the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such loan or other transaction to the extent permitted under this Article 7, (b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of Transaction Expenses as part of or in connection with the Transactions, (d) [reserved], (e) Restricted Payments permitted under Section 7.06, Investments permitted under Section 7.02 and prepayments redemptions, purchases, defeasances and other payments permitted by Section 7.10, (f) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or consistent with past practice and transactions pursuant to equity-based plans and employee benefit plans and arrangements in the ordinary course of business, (g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and the Restricted Subsidiaries (or any other direct or indirect parent of the Borrower) in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (h) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.20 or any amendment thereto to the extent such an amendment is not materially adverse to the Lenders in any material respect, (i) (x) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Support and Services Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees (including any such cash lump sum or present value fee upon the consummation of a corporate event, including an initial public equity offering) pursuant to the Support and Services Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Borrower to the Lenders when taken as a whole, as compared to the Support and Services Agreement as in effect immediately prior to such amendment or replacement, (y) the payment of indemnification and other similar amounts to the Investors and reimbursement of expenses of the Investors and (z) customary payments by the Borrower and any of its Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by a majority of the members of the board of directors or managers or a majority of the disinterested members of the board of directors or managers of the Borrower, in good faith, (j) payments by the Borrower or any of its Subsidiaries pursuant to any tax sharing agreements with any direct or indirect parent of the Borrower to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, but only to the extent permitted by Section 7.06(i)(iii), (k) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings or the Borrower to any Permitted Holder or to any former, present or future director, manager, officer, employee or consultant (or any Affiliate or any Immediate Family Member of any of the foregoing) of Holdings or the Borrower, any of its Subsidiaries or any direct or indirect parent thereof, (l) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility, (m) Permitted Intercompany Activities, (n) a joint venture which would constitute a transaction with an Affiliate solely as a result of Holdings, the Borrower or any Restricted Subsidiary owning an equity interest or otherwise controlling such joint venture or similar entity and (o) transactions with any Affiliated Lender in its capacity as a Lender party to any Loan Document or party to any agreement, document or instrument governing or relating to any Indebtedness permitted to be incurred pursuant to Section 7.03 (including Permitted Refinancings thereof) to the extent such Affiliated Lender is being treated no more favorably than all other Lenders or lenders thereunder.

ARTICLE 7

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than obligations under Treasury Services Agreements or obligations under Secured Hedge Agreements) which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized or a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer is in place), then from and after the Closing Date:

Section 7.01. Liens. Neither the Borrower nor the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any obligations under Indebtedness for borrowed money upon any of the Collateral, whether now owned or hereafter acquired, other than the following:

(a) ~~(a)~~Liens pursuant to any Loan Document;

(b) ~~(b)~~Liens existing on the Closing Date and, with respect to each such Lien securing Indebtedness in an aggregate principal amount in excess of $15,000,000, listed on Schedule 7.01(b) and any modifications, replacements, renewals, refinancings or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c) ~~(c)~~Liens for taxes, governmental duties, levies, assessments and charges (including any Lien imposed by the PBGC or similar Liens) that are not overdue for a period of more than sixty (60) days or not yet payable or subject to penalties for nonpayment or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Borrower in good faith);

(d) ~~(d)~~statutory or common law Liens of landlords, sublandlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens that secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (as determined by the Borrower in good faith);

(e) ~~(e)~~(i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance or self-insurance to the Borrower or any of the Restricted Subsidiaries;

(f) ~~(f)~~Liens to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Law) and letters of credit, bank guarantees or bankers acceptances and completion guarantees, in each case, issued or incurred in the ordinary course of business;

(g) ~~(g)~~easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and other minor title defects affecting Real Property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower or any of the Restricted Subsidiaries, taken as a whole;

(h) ~~(h)~~Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) ~~(i)~~(i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business or consistent with past practice which do not interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole and (ii) leases, licenses, subleases or sublicenses constituting a Disposition permitted under Section 7.05;

(j) ~~(j)~~Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with past practice and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(k) ~~(k)~~Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry;

(l) ~~(l)~~Liens (i) on cash advances or Cash Equivalents in favor of (x) the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(i) and (n) to be applied against the purchase price for such Investment or (y) the buyer of any property to be Disposed of pursuant to Sections 7.05(j), (o) or (t) to secure obligations in respect of indemnification, termination fee or similar seller obligations and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m) ~~(m)~~Liens (i) in favor of the Borrower or a Restricted Subsidiary on assets of a Restricted Subsidiary that is not a Loan Party securing permitted intercompany Indebtedness and (ii) in favor of the Borrower or any Subsidiary Guarantor;

(n) ~~(n)~~any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business, or with respect to IP Rights that are not material to the conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(o) ~~(o)~~Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice permitted by this Agreement;

(p) ~~(p)~~Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

(q) ~~(q)~~Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes;

(r) ~~(r)~~Liens that are contractual rights of set-off or rights of pledge (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(s) ~~(s)~~Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t) ~~(t)~~ground leases in respect of Real Property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(u) ~~(u)~~Liens to secure Indebtedness permitted under Section 7.03(e); provided that (i) such Liens are created within 365 days of the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of such asset subject to such Liens, (ii) such Liens do not at any time encumber property (except for replacements, additions and accessions to such property) other than the property financed by such Indebtedness and the proceeds and products thereof and customary security deposits and (iii) with respect to Financing Leases, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Financing Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) ~~(v)~~Liens on property of any Restricted Subsidiary that is not a Loan Party and that does not constitute Collateral, which Liens secure Indebtedness permitted under Section 7.03;

(w) ~~(w)~~Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;

(x) ~~(x)~~(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(y) ~~(y)~~Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(z) ~~(z)~~Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) ~~(aa)~~the modification, replacement, renewal or extension of any Lien permitted by clauses (u) and (w) of this Section 7.01; provided that (i) the Lien does not extend to any additional property, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03 (to the extent constituting Indebtedness);

(bb) ~~(bb)~~Liens with respect to property or assets of the Borrower or any of the Restricted Subsidiaries securing obligations in respect of Section 7.03(y); provided that with respect to Liens on the Collateral, an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(cc) ~~(cc)~~Liens with respect to property or assets of the Borrower or any of the Restricted Subsidiaries securing obligations in an aggregate principal amount at the time of incurrence of such Liens not to exceed the greater of (i) $~~87,500,000~~115,000,000 and (ii) 35% of LTM Consolidated EBITDA, in each case determined as of the date of incurrence; provided that with respect to Liens on the Collateral, an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(dd) ~~(dd)~~Liens to secure Indebtedness permitted under Sections 7.03(g), 7.03(q) or 7.03(s); provided that an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(ee) ~~(ee)~~Liens on the Collateral securing obligations in respect of Credit Agreement Refinancing Indebtedness constituting Permitted First Priority Refinancing Debt or Permitted Junior Lien Refinancing Debt (and any Permitted Refinancing of any of the foregoing); provided that, with respect to Liens on the Collateral, an Other Debt Representative acting on behalf of the holders of such Indebtedness shall have become party to each applicable Intercreditor Agreement then in effect or that will be in effect at the time of incurrence of such Indebtedness;

(ff) ~~(ff)~~Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(gg) ~~(gg)~~Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(hh) ~~(hh)~~Liens on cash or Cash Equivalents to secure Indebtedness permitted under Section 7.03(f) or (l), to the extent created in the ordinary course of business or consistent with past practice;

(ii) ~~(ii)~~Liens securing any Permitted Refinancing directly or indirectly permitted under Section 7.03(b), (g), (m), (q), (s), (t), (v) or (y) that are secured by Liens on the same assets as the Liens securing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended by such Permitted Refinancing, plus improvements, accessions, dividends, distributions, proceeds or products thereof and after-acquired property;

(jj) ~~(jj)~~any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(kk) ~~(kk)~~Liens on Equity Interests of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(ll) ~~(ll)~~deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries in the ordinary course of business of the Borrower and such Subsidiary or consistent with past practice to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(mm) ~~(mm)~~security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business or consistent with past practice; and

(nn) ~~(nn)~~Liens on any funds or securities held in escrow accounts established for the purpose of holding proceeds from issuances of debt securities by the Borrower or any of the Restricted Subsidiaries issued after the Closing Date, together with any additional funds required in order to fund any mandatory redemption or sinking fund payment on such debt securities within 360 days of their issuance; provided that such Liens do not extend to any assets other than such proceeds and such additional funds.

Notwithstanding the foregoing, no consensual Liens shall exist on Equity Interests of the Borrower or any Restricted Subsidiary that constitute Collateral other than pursuant to clauses (a), (w), (dd) and (ee) above.

For purposes of determining compliance with this Section 7.01, (A) Liens need not be incurred solely by reference to one category of Liens permitted by this Section 7.01 but are permitted to be incurred in part under any combination thereof and of any other available exemption, (B) in the event that Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Section 7.01, the Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this provision, (C) in the event that a portion of Indebtedness or other obligations secured by a Lien could be classified as secured in part pursuant to Section 7.01(dd) above (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to Section 7.01(dd) above and thereafter the remainder of the Indebtedness or other obligations as having been secured pursuant to one or more of the other clauses of this Section 7.01 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time and (D) with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any amount permitted under Section 7.03(bb) in respect of such Indebtedness. Any Liens in respect of the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, in each case in respect of any Indebtedness, shall not be deemed to be an incurrence of a Lien in respect of such Indebtedness for purposes of this Section 7.01.

Section 7.02. Investments. Neither the Borrower nor the Restricted Subsidiaries shall, directly or indirectly, make any Investments, except:

(a) ~~(a)~~Investments by the Borrower or any of the Restricted Subsidiaries in assets that were Cash Equivalents when such Investment was made;

(b) ~~(b)~~loans or advances to future, present or former officers, directors, managers, members, partners, independent contractors, consultants and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent thereof directly from such issuing entity (provided that the amount of such loans and advances shall be contributed to Holdings or the Borrower, as applicable, in cash as Equity Interests other than Disqualified Equity Interests) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $35,000,000;

(c) ~~(c)~~Investments by the Borrower or any of the Restricted Subsidiaries in the Borrower or any of the Restricted Subsidiaries or any Person that will, upon such Investment become a Restricted Subsidiary; provided that (x) any Investment made by any Person that is not a Loan Party in any Loan Party pursuant to this clause (c) shall be subordinated in right of payment to the Loans and (y) any Investment made by any Loan Party in any Person that is not a Loan Party shall either (i) be made in the ordinary course of business or consistent with past practice or (ii) be evidenced by a note pledged as Collateral on a first priority basis for the benefit of the Obligations, which note shall be in form and substance reasonably satisfactory to the Administrative Agent (it being understood that an Intercompany Note shall be satisfactory to the Administrative Agent);

(d) ~~(d)~~Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or consistent with past practice;

(e) ~~(e)~~Investments (excluding loans and advances made in lieu of Restricted Payments pursuant to and limited by Section 7.02(m) below) consisting of transactions permitted under Sections 7.01 (other than 7.01(p)), 7.03

(other than 7.03(c) and (d)), 7.04 (other than 7.04(c), (d) and (e)), 7.05 (other than 7.05(e)), 7.06 (other than 7.06(e) and (i)(iv)) and 7.10, respectively;

(f) ~~(f)~~Investments (i) existing or contemplated on the Closing Date and, with respect to each such Investment in an amount in excess of $15,000,000, set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Closing Date by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(g) ~~(g)~~Investments in Swap Contracts permitted under Section 7.03(f);

(h) ~~(h)~~Investments made as part of, or in connection with, the Transactions;

(i) ~~(i)~~any acquisition of all or substantially all the assets of a Person, or any Equity Interests in a Person that becomes a Restricted Subsidiary or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired in a Permitted Acquisition), in a single transaction or series of related transactions, if immediately after giving effect thereto: (i) no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower shall have occurred and be continuing, (ii) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness otherwise permitted by Section 7.03 and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and (B) any such newly created or acquired Subsidiary (other than an Excluded Subsidiary or an Unrestricted Subsidiary) shall become a Guarantor, in each case, in accordance with Section 6.11 (any such acquisition, a “Permitted Acquisition”);

(j) ~~(j)~~so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower has occurred and is continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make Investments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to either (i) 5.50 to 1.00 or (ii) the Consolidated Total Net Leverage Ratio immediately prior to the consummation of such Investment;

(k) ~~(k)~~Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(l) ~~(l)~~Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) ~~(m)~~loans and advances to the Borrower and any direct or indirect parent of the Borrower, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to such parent in accordance with Sections 7.06(g), (h) or (i);

(n) ~~(n)~~other Investments in an aggregate amount outstanding pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) at any time not to exceed (x) the greater of (i) $~~150,000,000~~195,000,000 and (ii) 60% of LTM Consolidated EBITDA (in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) plus (y) the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this clause (y) plus (z) the Available RP Capacity Amount;

(o) ~~(o)~~advances of payroll payments to employees in the ordinary course of business or consistent with past practice;

(p) ~~(p)~~Investments to the extent that payment for such Investments is made solely with Equity Interests (other than Disqualified Equity Interests) of the Borrower (or any direct or indirect parent of the Borrower);

(q) ~~(q)~~Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or amalgamated or consolidated into the Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) ~~(r)~~the contribution, assignment, licensing, sub-licensing or other Investment of IP Rights or other general intangibles pursuant to any Intercompany License Agreement and any other Investments made in connection therewith;

(s) ~~(s)~~Investments constituting promissory notes or the non-cash portion of consideration, in each case, received in a Disposition permitted by Section 7.05;

(t) ~~(t)~~Guarantees by the Borrower or any of its Restricted Subsidiaries of leases (other than Financing Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business or consistent with past practice;

(u) ~~(u)~~Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(v) ~~(v)~~Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed the greater of (i) $~~87,500,000~~115,000,000 and (ii) 35% of LTM Consolidated EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that any Investment made by any Loan Party pursuant to this clause (v) shall be subordinated in right of payment to the Loans;

(w) ~~(w)~~any Investment in a Similar Business when taken together with all other Investments made pursuant to this clause (w) that are at that time outstanding not to exceed the greater of (i) $~~100,000,000~~130,000,000 and (ii) 40% of LTM Consolidated EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (w) is made in any Person that is not the Borrower or a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (c) above and shall cease to have been made pursuant to this clause (w);

(x) ~~(x)~~Investments constituting Permitted Intercompany Activities;

(y) ~~(y)~~Investments that are made in (i) an amount equal to the amount of Excluded Contributions previously received and the Borrower elects to apply under this clause (y) or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied;

(z) ~~(z)~~Investments in joint ventures of the Borrower or any of the Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (z) that are at that time outstanding, not to exceed the greater of (i) $~~87,500,000~~115,000,000 and (ii) 35% of LTM Consolidated EBITDA (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(aa) ~~(aa)~~earnest money deposits required in connection with Permitted Acquisitions (or similar Investments); and

(bb) ~~(bb)~~contributions to a “rabbi” trust for the benefit of employees or other grantor trusts subject to claims of creditors in the case of bankruptcy of the Borrower.

For purposes of determining compliance with this Section 7.02, in the event that an item of Investment meets the criteria of more than one of the categories of Investments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Investment or any portion thereof in a manner that complies with this Section 7.02 and will only be required to include the amount and type of such Investment in one or more of the above clauses. In the event that a portion of the Investments could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such Investments), the Borrower, in its sole discretion, may classify such portion of such Investment as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Investments as having been incurred pursuant to one or more of the other clauses of this Section 7.02 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

Section 7.03. Indebtedness. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

(a) ~~(a)~~Indebtedness of any Loan Party under the Loan Documents;

(b) ~~(b)~~(i) Indebtedness outstanding on the Closing Date and, with respect any such Indebtedness in an aggregate principal amount in excess of $15,000,000, listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) Indebtedness owed to the Borrower or any Restricted Subsidiary outstanding on the Closing Date and any refinancing thereof with Indebtedness owed to the Borrower or any Restricted Subsidiary in a principal amount that does not exceed the principal amount (or accreted value, if applicable) of the intercompany Indebtedness so refinanced; provided that (x) any Indebtedness advanced by any Person that is not a Loan Party to any Loan Party pursuant to this clause (b) shall be subordinated in right of payment to the Loans and (y) any Indebtedness advanced by any Loan Party to any Person that is not a Loan Party shall either (i) be made in the ordinary course of business or consistent with past practice or (ii) be evidenced by a note pledged as Collateral on a first priority basis for the benefit of the Obligations, which note shall be in form and substance reasonably satisfactory to the Administrative Agent (it being understood that an Intercompany Note shall be satisfactory to the Administrative Agent);

(c) ~~(c)~~Guarantees by the Borrower and any Restricted Subsidiary in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) no Guarantee (other than Guarantees by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary or any Designated Alternative Security Indebtedness) of any Indebtedness constituting Junior Financing with a principal amount in excess of the Threshold Amount shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Obligations on the terms set forth herein and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) ~~(d)~~Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary (or issued or transferred to any direct or indirect parent of a Loan Party which is substantially contemporaneously transferred to a Loan Party or any Restricted Subsidiary of a Loan Party) to the extent constituting an Investment permitted by Section 7.02; provided that (x) any such Indebtedness advanced by any Loan Party to any Person that is not a Loan Party shall either (i) be made in the ordinary course of business or consistent with past practice or (ii) be evidenced by an Intercompany Note and (y) any such Indebtedness advanced by any Person that is not a Loan Party to any Loan Party shall be subordinated in right of payment to the Loans (for the avoidance of doubt, any such Indebtedness owing by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be deemed to be expressly subordinated in right of payment to the Loans unless the terms of such Indebtedness expressly provided otherwise);

(e) ~~(e)~~(i) Attributable Indebtedness and other Indebtedness (including Financing Leases) financing an acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of a fixed or capital asset incurred by the Borrower or any Restricted Subsidiary prior to or within 365 days after the acquisition, construction, repair, replacement, lease, expansion, development, installation, relocation, renewal, maintenance, upgrade or improvement of the applicable asset in an aggregate amount not to exceed (A) the amount of such Indebtedness outstanding on the Closing Date plus (B) the greater of (1) $~~87,500,000~~115,000,000 and (2) 35% of LTM Consolidated EBITDA, in each case determined at the time of incurrence at any time outstanding plus (C) additional amounts (including at any time prior to the utilization of amounts under clause (B) above) so long as the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, does not exceed 5.75 to 1.00 (together with any Permitted Refinancings thereof but without giving effect to any increase in principal amount permitted under clause (a) of the proviso to the definition of “Permitted Refinancing”), (ii) Attributable Indebtedness arising out of any Sale and Leaseback Transaction or lease lease-back transaction permitted by Section 7.05 and (iii) any Permitted Refinancing of any of the foregoing;

(f) ~~(f)~~Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(g) ~~(g)~~(i) Indebtedness of the Borrower or any Restricted Subsidiary incurred or assumed in connection with any Permitted Acquisition or similar Investment expressly permitted hereunder; provided that after giving pro forma effect to such Permitted Acquisition or Investment and the incurrence or assumption of such Indebtedness, the aggregate principal amount of such Indebtedness does not exceed (x) the greater of (1) $~~87,500,000~~115,000,000 and (2) 35% of LTM Consolidated EBITDA at any time outstanding plus (y) any additional amount of such Indebtedness so long (A) if such incurred Indebtedness is secured by the Collateral on a pari passu basis with the Facilities, either (1) the Consolidated First Lien Net Leverage Ratio determined on a Pro Forma Basis would not exceed the Consolidated First Lien Net Leverage Ratio immediately prior thereto or (2) the Borrower could incur $1.00 of Permitted First Lien Ratio Debt, (B) if such Indebtedness is secured by the Collateral on a junior lien basis to the Facilities, either (1) the Consolidated Secured Net Leverage Ratio determined on a Pro Forma Basis would not exceed the Consolidated Secured Net Leverage Ratio immediately prior thereto or (2) the Borrower could incur $1.00 of Permitted Junior Secured Ratio Debt or (C) if such Indebtedness is unsecured or not secured by all or any portion of the Collateral (and including all such Indebtedness of Restricted Subsidiaries that are not Loan Parties), either (1) either (I) the Consolidated Interest Coverage Ratio determined on a Pro Forma Basis would be greater than or equal to the Consolidated Interest Coverage Ratio immediately prior thereto or (II) the Consolidated Total Net Leverage Ratio determined on a Pro Forma Basis would not exceed the Consolidated Total Net Leverage Ratio immediately prior thereto or (2) the Borrower could incur $1.00 of Permitted Unsecured Ratio Debt; provided that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party (other than for the avoidance of any doubt, any Designated Alternative Security Indebtedness), together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(q), 7.03(s) or 7.03(w), does not exceed in the aggregate at any time outstanding the greater of (i) $~~125,000,000~~160,000,000 and (ii) 50% of LTM Consolidated EBITDA, in each case determined at the time of incurrence; provided, further, that any Indebtedness incurred (but not assumed) pursuant to this clause (g) shall be subject to the requirements included in the first proviso under the definition of “Permitted Ratio Debt,” and (ii) any Permitted Refinancing thereof;

(h) ~~(h)~~Indebtedness representing deferred compensation or similar arrangements to any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Borrower (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(i) ~~(i)~~Indebtedness consisting of promissory notes issued by the Borrower or any of the Restricted Subsidiaries to future, present or former officers, managers, members, independent contractors, consultants, directors and employees, their respective Controlled Investment Affiliates or Immediate Family Members, in each case, to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower permitted by Section 7.06;

(j) ~~(j)~~Indebtedness incurred by the Borrower or any Restricted Subsidiary prior to the Closing Date or thereafter in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case, constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(k) ~~(k)~~Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred purchase price, earn-outs or other similar arrangements incurred by such Person prior to the Closing Date or thereafter in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(l) ~~(l)~~obligations in respect of Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(m) ~~(m)~~Indebtedness of the Borrower or any Restricted Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed (x) the greater of (i) $~~100,000,000~~130,000,000 and (ii) 40% of LTM Consolidated EBITDA at any time outstanding plus (y) 200% of the cumulative amount of the net cash proceeds and Cash Equivalent proceeds from the sale of Equity Interests (other than Excluded Contributions, proceeds of Disqualified Equity Interests, Designated Equity Contributions or sales of Equity Interests to the Borrower or any of its Subsidiaries) of the Borrower, the Borrower or any direct or indirect parent of the Borrower after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower that has been Not Otherwise Applied;

(n) ~~(n)~~Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(o) ~~(o)~~Indebtedness incurred by the Borrower or any Restricted Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with past practice, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p) ~~(p)~~obligations in respect of self-insurance and obligations in respect of stays, customs, performance, bid, indemnity, appeal, judgment and other similar bonds or instruments and performance, bankers’ acceptance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q) ~~(q)~~(i) Indebtedness incurred (x) and secured by the Collateral on a pari passu basis with the Facilities (“Incremental Equivalent First Lien Debt”) or (y) and secured by the Collateral on a junior lien basis with the Facilities and any Permitted Refinancing thereof (“Incremental Equivalent Junior Lien Debt”), in an aggregate principal amount under this clause (q), when aggregated with the amount of Incremental Term Loans and Incremental Revolving Credit Commitments incurred pursuant to Section 2.14(d)(v) and Incremental Equivalent Unsecured Debt incurred pursuant to Section 7.03(w), not to exceed the Available Incremental Amount, so long as (x) if the proceeds of such Indebtedness are being used to finance a Permitted Acquisition, Investment, prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of any Indebtedness or of any Equity Interests, that in the case of equity, require irrevocable notice in advance thereof, no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower shall have occurred and be continuing or would exist after giving effect to such Indebtedness, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Indebtedness; provided that such Indebtedness shall (A) in the case of Incremental Equivalent First Lien Debt, have a maturity date that is after the Latest Maturity Date at the time such Indebtedness is incurred, and in the case of Incremental Equivalent Junior Lien Debt, have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred (and in each case subject to the Permitted Earlier Maturity Indebtedness Exception); provided that the foregoing requirements of this clause (A) shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (A) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) customary term loan A facilities (as determined by the Borrower in good faith), (B) in the case of Incremental Equivalent First Lien Debt, have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities and, in the case of Incremental Equivalent Junior Lien Debt, shall not be subject to scheduled amortization prior to maturity (and in each case subject to the Permitted Earlier Maturity Indebtedness Exception); provided that the foregoing requirements of this clause (B) shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) customary term loan A facilities (as determined by the Borrower in good faith), (C) if such Indebtedness is secured by a Loan Party with respect to the Collateral, be subject to the each applicable Intercreditor Agreement then in effect or that will be in effect at the time such Indebtedness is incurred, (D) in the case of Incremental Equivalent First Lien Debt (other than for the avoidance of any doubt, any Designated Alternative Security Indebtedness) in the form of Dollar term loans (other than customary bridge loans or customary term loan A facilities as determined by the Borrower in good faith), be subject to the MFN Protection (but subject to the MFN Trigger Amount and MFN Maturity Limitation exceptions to such MFN Protection) as if such Indebtedness were an Incremental Term Loan and (E) have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and to the extent any financial maintenance covenant is added for the benefit of such Incremental Equivalent First Lien Debt or Incremental Equivalent Junior Lien Debt, to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Incremental Equivalent First Lien Debt or Incremental Equivalent Junior Lien Debt, as applicable) that (i) in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (provided that a certificate of the Borrower as to the satisfaction of the conditions described in this clause (i) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the materials terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (i), shall be conclusive) or (ii) are otherwise as agreed between the Borrower and the lender, holder or other provider of such Indebtedness; provided, that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party (other than for the avoidance of any doubt, any Designated Alternative Security Indebtedness), together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g), 7.03(s) or 7.03(w), does not exceed in the aggregate at any time outstanding, the greater of (ii) $~~125,000,000~~160,000,000 and (ii) 50% of LTM Consolidated EBITDA, in each case determined at the time of incurrence, and (ii) any Permitted Refinancing thereof;

(r) ~~(r)~~Indebtedness supported by a letter of credit, in a principal amount not to exceed the face amount of such letter of credit;

(s) ~~(s)~~Permitted Ratio Debt and any Permitted Refinancing thereof;

(t) ~~(t)~~Credit Agreement Refinancing Indebtedness;

(u) ~~(u)~~Indebtedness attributable to (but not incurred to finance) the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(v) ~~(v)~~Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed the greater of (i) $~~30,000,000~~32,000,000 and (ii) 10% of Foreign Subsidiary Total Assets;

(w) ~~(w)~~(i) unsecured (or not secured by all or any portion of the Collateral) Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount under this clause (w), and when aggregated with the amount of Incremental Term Loans and Incremental Revolving Credit Commitments pursuant to Section 2.14(d)(v) and Incremental Equivalent First Lien Debt and Incremental Equivalent Junior Lien Debt incurred pursuant to Section 7.03(q) not to exceed the Available Incremental Amount (“Incremental Equivalent Unsecured Debt”, and together with the Incremental Equivalent First Lien Debt and the Incremental Equivalent Junior Lien Debt, “Incremental Equivalent Debt”), so long as (x) if the proceeds of such Indebtedness are being used to finance a Permitted Acquisition, Investment, prepayment, repayment, redemption, repurchase, defeasance, satisfaction and discharge or other refinancing of any Indebtedness or of any Equity Interests, that in the case of equity, require irrevocable notice in advance thereof, no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower shall have occurred and be continuing or would exist after giving effect to such Indebtedness, or (y) if otherwise, no Event of Default shall have occurred and be continuing or would exist after giving effect to such Indebtedness; provided that such Incremental Equivalent Unsecured Debt shall (A) have a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Incremental Equivalent Unsecured Debt is incurred, (B) have a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities (in each case subject to the Permitted Earlier Maturity Indebtedness Exception) and (C) have terms and conditions (other than (x) pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions and (y) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness and to the extent any financial maintenance covenant is added for the benefit of such Incremental Equivalent Unsecured Debt, to the extent that such financial maintenance covenant is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Incremental Equivalent Unsecured Debt) that (1) in the good faith determination of the Borrower are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (provided that a certificate of the Borrower as to the satisfaction of the conditions described in this clause (1) delivered at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the materials terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of this clause (iii), shall be conclusive) or (2) are otherwise as agreed between the Borrower and the lender, holder or other provider of such Indebtedness; provided that the foregoing requirements shall not apply to the extent such Indebtedness constitutes (i) a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (w) and such conversion or exchange is subject only to conditions customary for similar conversions or exchanges or (ii) customary term loan A facilities (as determined by the Borrower in good faith); provided, further, that any such Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party (other than for the avoidance of any doubt, any Designated Alternative Security Indebtedness), together with any Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party pursuant to Sections 7.03(g), 7.03(q) or 7.03(s), does not exceed in the aggregate at any time outstanding, the greater of (i) $~~125,000,000~~160,000,000 and (ii) 50% of LTM Consolidated EBITDA, in each case determined at the time of incurrence, and (ii) any Permitted Refinancing thereof;

(x) ~~(x)~~Indebtedness arising from Permitted Intercompany Activities;

(y) ~~(y)~~Indebtedness in an amount not to exceed at any time outstanding the Available RP Capacity Amount;

(z) ~~(z)~~Indebtedness owing to any Investor; provided that any such Indebtedness ~~(i)~~ shall be unsecured and shall be subordinated in right of payment to the Loans, ~~(ii)~~ has a maturity date that is at least ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred and ~~(iii)~~ has a Weighted Average Life to Maturity not shorter than the longest remaining Weighted Average Life to Maturity of the Facilities (in the case of each of the foregoing clauses (ii) and (iii), subject to the Permitted Earlier Maturity Indebtedness Exception);

(aa) ~~(aa)~~ (i) Indebtedness incurred by a Restricted Subsidiary that is not a Loan Party; provided that such Indebtedness incurred pursuant to this Section 7.03(aa) does not exceed in the aggregate at any time outstanding the greater of (x) $~~87,500,000~~115,000,000 and (y) 35% of LTM Consolidated EBITDA, in each case determined at the time of incurrence, and (ii) any Permitted Refinancing thereof; and

(bb) ~~(bb)~~ all premiums (if any), interest (including post-petition interest and paid-in-kind interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such item of Indebtedness or any portion thereof (including as between the Free and Clear Incremental Amount and the Incurrence-Based Incremental Amount) in a manner that complies with this Section 7.03 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and any Permitted Refinancing thereof will at all times be deemed to be outstanding in reliance only on the exception in Section 7.03(a) (but without limiting the right of the Borrower to classify and reclassify, or later divide, classify or reclassify, Indebtedness incurred under Section 2.14 or Sections 7.03(q), 7.03(s) or 7.03(w)). In the event that a portion of Indebtedness or other obligations could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the incurrence of such portion of such Indebtedness or other obligations), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been incurred pursuant to such “ratio-based” basket and thereafter the remainder of the Indebtedness or other obligations as having been incurred pursuant to one or more of the other clauses of this Section 7.03 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time. The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04. Fundamental Changes. Neither the Borrower nor any of the Restricted Subsidiaries shall merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division), except that:

(a) ~~(a)~~any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that the Borrower shall be the continuing or surviving Person and such merger does not result in the Borrower ceasing to be a corporation, partnership or limited liability company organized under the Laws of the United States, any state thereof or the District of Columbia or (ii) one or more other Restricted Subsidiaries; provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) ~~(b)~~(i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or the Borrower or any Subsidiary may change its legal form (x) if the Borrower determines in good faith that such action is in the best interest of the Borrower and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Sections 7.02 (other than Section 7.02(e)) or Section 7.05 or, in the case of any such business, discontinued, shall be transferred to otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution (it being understood that in the case of any change in legal form, a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) ~~(c)~~any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor or the Borrower or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) ~~(d)~~(I) so long as no Default exists or would result therefrom, the Borrower may merge or consolidate with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents, (E) [reserved], and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement; and

(II) so long as no Default exists or would result therefrom, Holdings may merge or consolidate with any other Person; provided that (i) Holdings shall be the continuing or surviving corporation or entity or (ii) if the Person formed by or surviving any such merger or consolidation is not Holdings (any such Person, the “Successor Holdings”), (A) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, and (B) Holdings shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement;

(e) ~~(e)~~so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary or the Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) ~~(f)~~ so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05;

(g) ~~(g)~~the Borrower and its Subsidiaries may effect the formation, dissolution, liquidation or Disposition of any Subsidiary that is a Delaware Divided LLC, provided that upon formation of such Delaware Divided LLC, Holdings has complied with Section 6.11 to the extent applicable; and

(h) ~~(h)~~the Borrower and its Subsidiaries may consummate Permitted Intercompany Activities.

Notwithstanding the foregoing, this Section 7.04 will not apply to the Transactions.

Section 7.05. Dispositions. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, make any Disposition, except:

(a) ~~(a)~~(i) Dispositions of obsolete, non-core, worn out or surplus property, whether now owned or hereafter acquired, and Dispositions of property no longer used or useful or economically practical to maintain in the conduct of the business of the Borrower or any of the Restricted Subsidiaries, (ii) Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries outside the ordinary course of business (and for consideration complying with the requirements applicable to Dispositions pursuant to clause (j) below) in an aggregate amount not to exceed $35,000,000 and (iii) write-off or write-down of any unrecoupable loans or advances;

(b) ~~(b)~~Dispositions of inventory or goods held for sale and immaterial assets (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned), in each case, in the ordinary course of business or consistent with past practice;

(c) ~~(c)~~Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) ~~(d)~~Dispositions of property to the Borrower or any of the Restricted Subsidiaries; provided that if the transferor of such property is a Loan Party, (i) the transferee thereof must be a Loan Party or (ii) if such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) ~~(e)~~(i) to the extent constituting Dispositions, transactions permitted by Sections 7.01, 7.02 (other than Section 7.02(e)), 7.04 (other than Section 7.04(f)) and 7.06 or (ii) any Disposition, the proceeds of which are used to fund an Investment permitted by Section 7.02 (other than Section 7.02(e)) or the making of a Restricted Payment permitted by Section 7.06;

(f) ~~(f)~~Dispositions contemplated as of the Closing Date and listed on Schedule 7.05(f);

(g) ~~(g)~~Dispositions of Cash Equivalents;

(h) ~~(h)~~(i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business or consistent with past practice and which do not materially interfere with the business of the Borrower or any of the Restricted Subsidiaries and (ii) Dispositions (including abandonment, expiration or lapse) of IP Rights that do not materially interfere with the business of the Borrower or any of the Restricted Subsidiaries;

(i) ~~(i)~~transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(j) ~~(j)~~Dispositions of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary; provided that (i) at the time of such Disposition, no Event of Default under Section 8.01(a) or 8.01(f) with respect to the Borrower shall exist or would result from such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no such Event of Default exists) and (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of the greater of $~~75,000,000~~100,000,000 and 30% of LTM Consolidated EBITDA, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of cumulative consideration from all such Dispositions in the aggregate in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(a), (f), (k), (p), (q), (r)(i), (r)(ii), (dd) (only to the extent the Obligations are secured by such cash and Cash Equivalents) and (ee) (only to the extent the Obligations are secured by such cash and Cash Equivalents)); provided, however, that for the purposes of this clause (j)(ii), the following shall be deemed to be cash:

(A) ~~(A)~~the greater of the principal amount and the carrying value of any liabilities (as shown on or the Borrower’s (or the Restricted Subsidiaries’, as applicable) most recent balance sheet provided hereunder or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Borrower) of the Borrower or such Restricted Subsidiary, other than liabilities (other than intercompany liabilities owing to a Restricted Subsidiary being Disposed of) that are by their terms subordinated to the payment in cash of the Obligations, (i) assumed by the transferee of any such assets (or a third party in connection with such transfer) pursuant to a written agreement which releases or indemnifies the Borrower or such Restricted Subsidiary from such liabilities or (ii) otherwise cancelled or terminated in connection with the transaction,

(B) ~~(B)~~any securities, notes or other obligations or assets received by the Borrower or the applicable Restricted Subsidiary from such transferee that are converted, or reasonably expected to be converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received or expected to be received) or by their terms are required to be satisfied for Cash Equivalents within 180 days following the closing of the applicable Disposition, and

(C) ~~(C)~~aggregate non-cash consideration received by the Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $~~87,500,000~~115,000,000 and 35% of LTM Consolidated EBITDA at any time (net of any non-cash consideration converted into cash and Cash Equivalents);

(k) ~~(k)~~the sale, assignment, licensing, sub-licensing or other Disposition of IP Rights or other general intangibles pursuant to any Intercompany License Agreement;

(l) ~~(l)~~Dispositions or discounts without recourse of accounts receivable, or participations therein, or Securitization Assets or related assets, or any disposition of the Equity Interests in a Subsidiary, all or substantially all of the assets of which are Securitization Assets, in each case in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(m) ~~(m)~~Dispositions of property pursuant to any Sale and Lease-Back Transaction or lease-leaseback transactions; provided that the fair market value of all property so Disposed of after the Closing Date shall not exceed the greater of $~~75,000,000~~100,000,000 and 30% of LTM Consolidated EBITDA at any time;

(n) ~~(n)~~any swap of assets in exchange for services or other assets of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(o) ~~(o)~~any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents) (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such an Unrestricted Subsidiary);

(p) ~~(p)~~the unwinding of any Swap Contract pursuant to its terms;

(q) ~~(q)~~Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) ~~(r)~~the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial IP Rights;

(s) ~~(s)~~Permitted Intercompany Activities;

(t) ~~(t)~~Dispositions of assets (i) acquired pursuant to or in order to effectuate a Permitted Acquisition which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries or (ii) that are made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Borrower to consummate any acquisition;

(u) ~~(u)~~any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims, in each case, in the ordinary course of business;

(v) ~~(v)~~the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(w) ~~(w)~~any Dispositions after the Closing Date in an amount not to exceed the greater of (i) $~~37,500,000~~50,000,000 and (ii) 15% of LTM Consolidated EBITDA for any such Disposition;

(x) ~~(x)~~any Disposition made in connection with the Transactions;

(y) ~~(y)~~Dispositions to effect the formation of any Subsidiary that is a Delaware Divided LLC, provided that upon formation of such Delaware Divided LLC, the Borrower has complied with Section 6.11, to the extent applicable;

(z) ~~(z)~~any sale of property or assets, if the acquisition of such property or assets was financed with Excluded Contributions and the proceeds of such sale are used to make Investments or Restricted Payments pursuant to Sections 7.02(y) or 7.06(p); and

(aa) ~~(aa)~~so long as no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower has occurred and is continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make Dispositions in an unlimited amount so long as the Consolidated Total Net Leverage Ratio determined on a Pro Forma Basis would be less than or equal to 5.25 to 1.00;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e), (i), (k), (p), (r) and (s) and except for Dispositions from a Loan Party to any other Loan Party) shall be for no less than the fair market value of such property at the time of such Disposition as determined by the Borrower in good faith. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06. Restricted Payments. Neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, declare or make any Restricted Payment, except:

(a) ~~(a)~~each Restricted Subsidiary may make Restricted Payments to the Borrower and other Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary, as compared to the other owners of Equity Interests in such Restricted Subsidiary, on a pro rata or more than pro rata basis based on their relative ownership interests of the relevant class of Equity Interests);

(b) ~~(b)~~the Borrower and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) ~~(c)~~the Borrower may make and pay (i) the 2021 Distribution and (ii) additional dividends relating to the 2021 Distribution that was declared by the Borrower on or about the Closing Date to employees, officers, managers, directors, consultants and independent contractor holders of options that are subject to vesting, as such options vest;

(d) ~~(d)~~so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower and the Restricted Subsidiaries may make Restricted Payments in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 5.25 to 1.00;

(e) ~~(e)~~to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 7.02 (other than Sections 7.02(e) and (m)), 7.04 or 7.07 (other than Sections 7.07(e) and (j));

(f) ~~(f)~~repurchases of Equity Interests in the Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary of the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(g) ~~(g)~~the Borrower and each Restricted Subsidiary may pay (or make Restricted Payments to allow the Borrower or any other direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of such Restricted Subsidiary (or of the Borrower or any other such direct or indirect parent thereof) from any future, present or former employee, officer, director, manager, member, partner, independent contractor or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent of such Restricted Subsidiary) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or pursuant to any employee or director equity plan, employee, manager, officer, member, partner, independent contractor or director stock option plan or any other employee, manager, officer, member, partner, independent contractor or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, manager, director, officer, member, partner, independent contractor or consultant of such Restricted Subsidiary (or the Borrower or any other direct or indirect parent thereof) or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (g) shall not exceed $40,000,000 in any calendar year (which shall increase to $55,000,000 subsequent to the consummation of a Qualified IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $60,000,000 in any calendar year or $85,000,000 subsequent to the consummation of a Qualified IPO, respectively); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i) ~~(i)~~to the extent contributed to the Borrower, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests or Designated Equity Contributions) of any of the Borrower’s direct or indirect parent companies, in each case to any future, present or former employees, officers, members of management, managers, partners, independent contractors, directors or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent net cash proceeds from the sale of such Equity Interests have been Not Otherwise Applied; plus

(ii) ~~(ii)~~the net cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries; less

(iii) ~~(iii)~~the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(g);

(h) ~~(h)~~the Borrower may make Restricted Payments in an aggregate amount not to exceed, when combined with prepayment of Indebtedness pursuant to Section 7.10(a)(v), (x) the greater of (i) $~~100,000,000~~130,000,000 and (ii) 40% of LTM Consolidated EBITDA, plus (y) subject to, solely in the case of the portion of the Cumulative Credit attributable to clause (b) thereof, no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower having occurred and continuing or resulting therefrom, the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this paragraph;

(i) ~~(i)~~the Borrower may make Restricted Payments to any direct or indirect parent of the Borrower:

(i) ~~(i)~~to pay its organizational, operating costs and other costs and expenses (including, without limitation, expenses related to auditing or other accounting or tax reporting matters) incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, any costs, expenses and liabilities incurred by the Borrower in connection with any litigation or arbitration attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, Transaction Expenses and any reasonable and customary indemnification claims made by directors, managers or officers of such parent attributable to the ownership or operations of Holdings, the Borrower and the Restricted Subsidiaries, and following a Qualified IPO, listing fees and other costs and expenses attributable to being a publicly traded company;

(ii) ~~(ii)~~the proceeds of which shall be used by such parent to pay franchise Taxes and other fees, Taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iii) ~~(iii)~~for any taxable period (or portion thereof) in which (A) Holdings or the Borrower is a corporation for U.S. federal income tax purposes (or is treated as a disregarded entity for U.S. federal income tax purposes that is directly or indirectly owned by an entity treated as a corporation for U.S. federal income tax purposes) and Holdings, the Borrower and/or any of its Subsidiaries is a member of a consolidated, combined, unitary or similar U.S. federal, state, local and/or foreign income or similar tax group whose common parent is a direct or indirect parent of Holdings or the Borrower (a “Tax Group”), or in which Holdings or the Borrower is disregarded from an indirect parent entity that is a C corporation for U.S. federal income tax purposes, distributions to any direct or indirect parent entity of Holdings or the Borrower, to pay such U.S. federal, state, local and/or foreign Taxes of such Tax Group or such parent entity that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of Holdings or the Borrower and/or its applicable Subsidiaries; provided, that the permitted payment pursuant to this clause (iii)(A) with respect to any Taxes of any Unrestricted Subsidiary shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or its Restricted Subsidiaries or (B) Holdings or the Borrower is a disregarded entity (other than a disregarded entity described in clause (A)) or a partnership for U.S. federal income tax purposes, distributions to each direct or indirect owner of Holdings or the Borrower which shall be equal to the product of (X) such direct or indirect owner’s allocable share of the taxable income of the Borrower or attributable to the Borrower if the Borrower is a disregarded entity (calculated as if the Borrower were a partnership for U.S. federal income tax purposes) for such taxable period (provided that any items of income, gain, loss or deduction shall be determined without regard to any adjustments pursuant to Section 743 of the Code) and (Y) the highest combined marginal federal, state and local income tax rate applicable to any direct or indirect equity owner of the Borrower for such taxable period (taking into account the character (long-term capital gain, qualified dividend income, tax exempt income, etc.) of the current period taxable income); provided that any such distributions shall be made on a pro rata basis;

(iv) ~~(iv)~~to finance any Investment that would be permitted to be made pursuant to Section 7.02 (other than Section 7.02(e)) if such parent were subject to such Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries in order to consummate such Permitted Acquisition or Investment, in each case, in accordance with the requirements of Section 6.11;

(v) ~~(v)~~the proceeds of which shall be used to pay customary salary, bonus, indemnity and other benefits payable to future, present or former officers, directors, managers, members, partners, consultants, independent contractors or employees of Holdings, the Borrower or any direct or indirect parent company of the Borrower to the extent such salaries, bonuses, indemnity and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(vi) ~~(vi)~~the proceeds of which shall be used by Holdings or the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any equity or debt offering, financing transaction, acquisition, divestiture, investment or other non-ordinary course transaction not prohibited by this Agreement (whether or not successful); provided that any such transaction was in the good faith judgment of the Borrower intended to be for the benefit of the Borrower and its Restricted Subsidiaries; and

(vii) ~~(vii)~~the proceeds of which shall be used by Holdings or the Borrower to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) amounts payable pursuant to the Support and Services Agreement (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the Borrower to the Lenders when taken as a whole, as compared to the Support and Services Agreement as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by Holdings or its Subsidiaries;

(j) ~~(j)~~payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of required withholding or similar Taxes payable upon or in connection with the exercise or vesting of Equity Interests or any other equity award with respect to any future, present or former employee, director, manager, officer, partner, independent consultant or consultant (or their respective Controlled Investment Affiliates and Immediate Family Members) and any repurchases of Equity Interests in consideration of such payments including in connection with the exercise or vesting of stock options, warrants or the issuance of restricted stock units or similar stock based awards;

(k) ~~(k)~~ the Borrower or any Restricted Subsidiary may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, distribution, split, merger, consolidation, amalgamation or combination thereof or any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(l) ~~(l)~~ after a Qualified IPO and so long as no Event of Default has occurred and is continuing or would result therefrom, (i) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (ii) Restricted Payments not to exceed up to the sum of (A) up to 7.00% per annum of the (x) net proceeds received by (or contributed to) the Borrower and the Restricted Subsidiaries from such Qualified IPO and any other Equity Offering and (y) in the case of an SPAC IPO, cash held by the Borrower or any of its Restricted Subsidiaries remaining following the consummation of the SPAC IPO and (B) Restricted Payments in an aggregate amount per annum not to exceed 7.00% of Market Capitalization;

(m) ~~(m)~~ distributions or payments of Securitization Fees;

(n) ~~(n)~~ payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, merger or transfer of assets permitted by Section 7.02 (other than Section 7.02(e)) or Section 7.04;

(o) ~~(o)~~ the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets) or Indebtedness owed to the Borrower or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), in each case, other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents;

(p) ~~(p)~~ Restricted Payments that are made in (i) an amount equal to the amount of Excluded Contributions previously received and the Borrower elects to apply under this clause (p) or (ii) without duplication with clause (i), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied; ~~and~~

(q) ~~(q)~~ the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or the giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Agreement.; and

(r) the 2025 Distribution.

For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such Restricted Payment or any portion thereof in a manner that complies with this Section 7.06 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses. In the event that a Restricted Payment or other obligations could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such portion of such Restricted Payment), the Borrower, in its sole discretion, may classify such portion of such Restricted Payment (and any obligations in respect thereof) as having been made pursuant to such “ratio-based” basket and thereafter the remainder of the Restricted Payment as having been made pursuant to one or more of the other clauses of this Section 7.06 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time. For purposes of determining compliance with this Section 7.06 at any time, available capacity under Section 7.06(g), (h), (l) and/or (p) (as determined by the Borrower and without duplication) shall be reduced by the aggregate amount of (i) Investments made pursuant to Section 7.02(n)(z) and outstanding at such time, (ii) Indebtedness incurred pursuant to Section 7.03(y) and outstanding at such time and (iii) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.10(a)(vi).

~~Notwithstanding anything to the contrary in this Section 7.06, from and after the Third Amendment Effective Date until the first anniversary thereof, the Borrower shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Payment in reliance on Section 7.06(d), (g) (other than in the ordinary course of business and consistent with past practice), (h), (l) or (p) (other than, in each case and for the avoidance of doubt, the 2024 Distribution).~~

Section 7.07. [Reserved].

Section 7.08. Burdensome Agreements. The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that prohibits (a) any Restricted Subsidiary of the Borrower that is not a Guarantor to make Restricted Payments to the Borrower or any Guarantor or to make or repay intercompany loans and advances to the Borrower or any Guarantor or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.08) are listed on Schedule 7.08 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness or any other obligations of a Restricted Subsidiary of the Borrower which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with (x) any Lien permitted by Section 7.01 and relate to the property subject to such Lien or (y) any Disposition permitted by Sections 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03 and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary or the assignment of any license or sublicense agreement, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or consistent with past practice, (xii) are restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Borrower are necessary or advisable to effect such Qualified Securitization Facility and relate solely to the Securitization Assets subject thereto, (xiii) arise in connection with cash or other deposits permitted under Sections 7.01 and 7.02 and limited to such cash or deposit, (xiv) any agreement or instrument (A) relating to any Indebtedness, Disqualified Equity Interests permitted to be incurred or issued subsequent to the Closing Date pursuant to Section 7.03 hereof if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated borrowers (as determined in good faith by the Borrower) or is otherwise in effect on the Closing Date and (B) either (x) the Borrower determines that such encumbrance or restriction will not adversely affect the Borrower’s ability to make principal and interest payments on the Loans as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness and (xv) are customary restrictions contained in any Junior Financing Documentation or any Permitted Refinancing thereof.

Section 7.09. Financial Covenant. Except with the written consent of the Required Revolving Credit Lenders, the Borrower will not permit the Consolidated First Lien Net Leverage Ratio as of the last day of a Test Period (commencing with the Test Period ending on or about December 31, 2021) to exceed 8.75 to 1.00 (the “Financial Covenant”) (provided that the provisions of this Section 7.09 shall not be applicable to any such Test Period if on the last day of such Test Period the aggregate principal amount of Revolving Credit Loans (excluding, (i) for the first three Test Periods following the Closing Date, any Revolving Credit Loans applied to finance Transaction Expenses, (ii) all Letters of Credit that have been Cash Collateralized or backstopped that are issued and/or outstanding, (iii) all Letters of Credit have not been Cash Collateralized or backstopped that are issued and/or outstanding in an amount equal to or less than $75,000,000) and/or Swing Line Loans that are outstanding is equal to or less than 35% of the Revolving Credit Facility). In the event that any Accounting Change shall occur which would have resulted in the Financial Covenant not having been set at the same cushion to Consolidated EBITDA for the most recent Test Period then ended prior to such Accounting Change, then the Financial Covenant shall be recalculated to maintain such cushion; provided that, for the avoidance of doubt, and notwithstanding the foregoing, in no event shall the Financial Covenant be adjusted to a level below 8.50 to 1.00.

Section 7.10. Prepayments, Etc. of Indebtedness.

(a) The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to, directly or indirectly, voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that (A) payments of regularly scheduled principal and interest, (B) customary “AHYDO catchup” payments and (C) any prepayment, redemption, purchase, defeasance or other retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of such prepayment redemption, purchase, defeasance or other retirement thereof shall be permitted), any principal amount in respect of any subordinated Indebtedness incurred under Section 7.03(g), (q), (s), (w) or (z) or any other Indebtedness that is or is required to be subordinated, in right of payment to the Obligations pursuant to the terms of the Loan Documents (collectively, “Junior Financing”), in each case, in an amount in excess of the Threshold Amount or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if such Indebtedness was originally incurred under Section 7.03(g), (q), (s), (w) or (z), is permitted pursuant to Section 7.03(g), (q), (s), (w) or (z)), to the extent not required to prepay any Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary to the extent not prohibited by the subordination provisions contained in the Intercompany Note, (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in (x) an amount equal to the amount of Excluded Contributions previously received and the Borrower elects to apply under this clause (iv) or (y) without duplication with clause (x), in an amount equal to the Net Proceeds from a Disposition in respect of property or assets acquired after the Closing Date, if the acquisition of such property or assets was financed with Excluded Contributions, in each case, to the extent Not Otherwise Applied, (v) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed, when combined with the amount of Restricted Payments pursuant to Section 7.06(h), (x) the greater of (I) $~~100,000,000~~130,000,000 and (II) 40% of LTM Consolidated EBITDA plus (y) subject to, solely in the case of the portion of the Cumulative Credit attributable to clause (b) thereof, no Event of Default under Sections 8.01(a) or (f) with respect to the Borrower having occurred and continuing or resulting therefrom, the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this clause (a), (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the Available RP Capacity Amount and (vii) so long as no Event of Default has occurred and is continuing or would result therefrom, prepayments, redemptions, or purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an unlimited amount so long as the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 5.25 to 1.00.

(b) The Borrower shall not, nor shall the Borrower permit any of the Restricted Subsidiaries to amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation in respect of any Junior Financing having an aggregate outstanding principal amount in excess of the Threshold Amount without the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

For purposes of determining compliance with this Section 7.10, in the event that a payment meets the criteria of more than one of the categories of payments described above, the Borrower may, in its sole discretion, classify or later divide, classify or reclassify all or a portion of such payment or any portion thereof in a manner that complies with this Section 7.10 and will only be required to include the amount and type of such payment in one or more of the above clauses. In the event that a payment or other obligations could be classified as incurred under a “ratio-based” basket (giving pro forma effect to the making of such portion of such payment), the Borrower, in its sole discretion, may classify such portion of such payment (and any obligations in respect thereof) as having been made pursuant to such “ratio-based” basket and thereafter the remainder of the payment as having been made pursuant to one or more of the other clauses of this Section 7.10 and if any such test would be satisfied in any subsequent fiscal quarter following the relevant date of determination, then such reclassification shall be deemed to have automatically occurred at such time.

Section 7.11. Permitted Activities. Holdings shall not engage in any material operating or business activities; provided that the following and activities incidental thereto shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrower and its direct and indirect Subsidiaries and activities incidental thereto, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions, the Loan Documents and any other Indebtedness, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, including any Qualified IPO Reorganization Transactions, (v) financing activities, including the issuance of securities, payment of dividends, making contributions to the capital of the Borrower and other distributions and the making of investments, (vi) incurrence of debt and guaranteeing the obligations of the Borrower and the Restricted Subsidiaries, (vii) participating in tax, accounting and other administrative matters, including as owner of the Borrower and its Subsidiaries, (viii) holding any cash incidental to any activities permitted under this Section 7.11, (ix) providing indemnification to officers, managers and directors and (x) any activities incidental to the foregoing.

ARTICLE 8

Events of Default and Remedies

Section 8.01. Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):

(a) ~~(a)~~Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) ~~(b)~~Specific Covenants. The Borrower or any Restricted Subsidiary or, in the case of Section 7.11, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (solely with respect to the Borrower)or Article 7; provided that (i) a Default as a result of a breach of Section 7.09 (a “Financial Covenant Event of Default”) is subject to cure pursuant to Section 8.05 and (ii) subsequent delivery of a notice to the Administrative Agent of the occurrence of any Default shall cure an Event of Default for failure to provide a notice under Section 6.03(a) unless a Responsible Officer of Holdings or the Borrower had actual knowledge that such Default had occurred and was continuing and such failure to provide notice had a material adverse effect on the rights and remedies available to the Lenders or any Agent under any Loan Document; provided, further, that a Financial Covenant Event of Default or any breach of a financial maintenance covenant under any Incremental Revolving Credit Loan or any revolving facility that constitutes Credit Agreement Refinancing Indebtedness shall not constitute an Event of Default with respect to any Term Loans unless and until the Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Credit Commitments to be immediately terminated, in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”); or

(c) ~~(c)~~Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or

(d) ~~(d)~~Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made and, to the extent capable of being cured, such incorrect representation or warranty shall remain incorrect for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower; or

(e) ~~(e)~~Cross-Default. The Borrower or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an outstanding aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any Indebtedness having an outstanding aggregate principal amount of not less than the Threshold Amount, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) ~~(f)~~Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors;

or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) ~~(g)~~Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) ~~(h)~~Judgments. There is entered against the Borrower or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ~~(i)~~Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Sections 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) ~~(j)~~Change of Control. There occurs any Change of Control; or

(k) ~~(k)~~Collateral Documents. Any Collateral Document after delivery thereof pursuant to Sections 4.01, 6.11, 6.13, 6.16 or the Security Agreement shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents and the Intercreditor Agreements on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or any loss thereof results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements; or

(l) ~~(l)~~ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party, any Restricted Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or would reasonably be expected to result in liability of a Loan Party or a Restricted Subsidiary or any ERISA Affiliate in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any Default or Event of Default under the Loan Documents or similarly defined term hereunder or thereunder (and any Default or Event of Default under the Loan Documents or similarly defined term hereunder or thereunder resulting from failure to provide notice thereof) resulting from the failure to deliver a notice pursuant to Section 6.03(a) shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice requirement shall have ceased to exist and/or been cured.

Section 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, at the request of the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, any Letters of Credit and L/C Credit Extensions):

(i) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Holdings or the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything herein to the contrary (including in Section 8.01) or in any other Loan Document, neither the Administrative Agent nor the Required Lenders may take any of the actions described in this Section 8.02 with respect to any Default or Event of Default resulting from any action or the occurrence of any event reported publicly or otherwise disclosed to the Lenders more than two years prior to such date.

Section 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default or Event of Default has occurred under Section 8.01(f) or (g), any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary (an “Immaterial Subsidiary”) affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a fair market value in excess of 5.0% of Total Assets (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

Section 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to any Intercreditor Agreements then in effect, be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and any fees, premiums and scheduled periodic payments due under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings (including to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), and any breakage, termination or other payments under Treasury Services Agreements or Secured Hedge Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Borrower that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(g), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower as applicable. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 8.05. Right to Cure.

(a) Notwithstanding anything to the contrary contained in Sections 8.01 or 8.02, if the Borrower determines that an Event of Default under the covenant set forth in Section 7.09 has occurred or may occur, during the period commencing after the beginning of the last fiscal quarter included in such Test Period and ending fifteen (15) Business Days after the date on which financial statements are required to be delivered hereunder with respect to such fiscal quarter (the “Cure Expiration Date”), a Specified Equity Contribution may be made to the Borrower (a “Designated Equity Contribution”), and the amount of the net cash proceeds thereof shall be deemed to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by the Borrower as cash common equity (including through capital contribution of such net cash proceeds to the Borrower) during the period commencing after the beginning of the last fiscal quarter included in such Test Period by the Borrower and ending on the Cure Expiration Date and (ii) are Not Otherwise Applied. The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.09 and shall not result in any adjustment to any baskets or other amounts other than the amount of the Consolidated EBITDA for the purpose of Section 7.09. Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, (A) upon designation of the Designated Equity Contribution by the Borrower in an amount necessary to cure any Event of Default under the covenant set forth in Section 7.09, such covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with such covenant and any Event of Default under such covenant (and any other Default as a result thereof) will be deemed not to have occurred for purposes of the Loan Documents, and (B) from and after the date that the Borrower delivers a written notice to the Administrative Agent that it intends to exercise its cure right under this Section 8.05 (a “Notice of Intent to Cure”) neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 8.02 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the covenant set forth in Section 7.09 with respect to the quarter for which a Notice of Intent to Cure has been provided (and any other Default as a result thereof), and the Borrower shall be permitted to borrow Revolving Credit Loans and Swing Line Loans and make any request for an L/C Credit Extension, until and unless the Cure Expiration Date has occurred without the Designated Equity Contribution as applicable, having been designated.

(b) (i) In each period of four consecutive fiscal quarters, there shall be at least two fiscal quarters in which no Designated Equity Contribution is made, (ii) no more than five Designated Equity Contributions may be made in the aggregate during the term of this Agreement, (iii) the amount of any Designated Equity Contribution shall be no more than the amount required to cause the Borrower to be in Pro Forma Compliance with Section 7.09 for any applicable period, (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Designated Equity Contribution for determining compliance with Section 7.09 for the fiscal quarter with respect to which such Designated Equity Contribution was made; provided that to the extent such proceeds are actually applied to prepay Indebtedness, such reduction may be credited in any subsequent fiscal quarter and (v) other than as set forth in the proviso to clause (iv) above, no Designated Equity Contribution may be included for purposes of calculating any financial ratios other than compliance with the Financial Covenant and shall not result in any adjustment to any “baskets” or other amounts other than the amount of Consolidated EBITDA referred to in clause (a) above.

Section 8.06. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient (and each of their respective successors and assigns), but in any event excluding the Loan Parties and their Affiliates, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), (i) such Erroneous Payment shall at all times remain the property of the Administrative Agent and (ii) such Erroneous Payment comprised of funds of the Borrower, any other Loan Party or its Subsidiary shall at all times remain the property of the Borrower, any such Loan Party or such Subsidiary pending its return or repayment as contemplated below in this Section 8.06(a) and held in trust for the benefit of the Administrative Agent, the Borrower, such Loan Party or Subsidiary, as applicable, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or by mistake (in whole or in part), then in each such case:

(i) it acknowledges (i) and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.06(b).

(iii) For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.06(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.06(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform approved by the Administrative Agent as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party, to the rights and interests of such Lender, L/C

Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 8.06 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent, any Lender or any of their respective Affiliates from the Borrower or any other Loan Party, whether pursuant to a legal proceeding or otherwise.

(f) An Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.06 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(h) Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party nor any of their respective Affiliates shall have any obligations or liabilities directly or indirectly arising out of this Section 8.06 in respect of any Erroneous Payment (other than having consented to the assignment referenced in Section 8.06(d) above).

ARTICLE 9

Administrative Agent and Other Agents

Section 9.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints Morgan Stanley to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article 9 with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) Each of the Secured Parties (by acceptance of the benefits of the Collateral Documents) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article 9 (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

(d) Each Lender and each other Secured Party (by acceptance of the benefits of the Collateral Documents) hereby (i) acknowledges that it has received a copy of the Intercreditor Agreements, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements to the extent then in effect, and (iii) authorizes and instructs the Collateral Agent to enter into each Intercreditor Agreement as Collateral Agent and on behalf of such Lender or Secured Party.

(e) Except as provided in Sections 9.09 and 9.11, the provisions of this Article 9 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 9.02. Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent or Collateral Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (d) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral

Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. Notwithstanding the foregoing, neither the Administrative Agent nor the Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent (as applicable) is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent or Collateral Agent (as applicable) shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

Section 9.04. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders (or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, Letters of Credit and L/C Credit Extensions) in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person or Lead Arranger has made any representation or warranty to it, and that no act by any Agent or any Lead Arranger hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or any Lead Arranger to any Lender as to any matter, including whether Agent-Related Persons or Lead Arrangers have disclosed material information in their possession. Each Lender represents to each Agent and each Lead Arranger that it has, independently and without reliance upon any Agent-Related Person or any Lead Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any Lead Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent or Lead Arranger herein, such Agent or Lead Arranger, as applicable, shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates which may come into the possession of any Agent-Related Person or any Lead Arranger. Each Lender and L/C Issuer represents and warrants to the Administrative Agent that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in the making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and/or any Loan Party, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as security. Each Lender also acknowledges and agrees that it will not assert any claim under federal or state securities law or otherwise in contravention of this Section 9.06.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so) acting as an Agent, pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that any obligation to indemnify an L/C Issuer pursuant to this Section 9.07 shall be limited to Revolving Credit Lenders only. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Loan Parties and without limiting their obligation to do so. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.

Section 9.08. Agents in Their Individual Capacities. Morgan Stanley and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its respective Affiliates as though Morgan Stanley were not the Administrative Agent, the Collateral Agent, the Swing Line Lender or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Morgan Stanley or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under any obligation to provide such information to them. With respect to its Loans, Morgan Stanley and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the

Administrative Agent, the Collateral Agent, the Swing Line Lender or an L/C Issuer, and the terms “Lender” and “Lenders” include Morgan Stanley in its individual capacity. Any successor to Morgan Stanley as the Administrative Agent or the Collateral Agent shall also have the rights attributed to Morgan Stanley under this Section 9.08.

Section 9.09. Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable upon thirty (30) days’ notice to the Lenders and the Borrower and if either the Administrative Agent or the Collateral Agent is a Defaulting Lender, the Borrower may remove such Defaulting Lender from such role upon ten (10) days’ notice to the Lenders. If the Administrative Agent or the Collateral Agent resigns under this Agreement or is removed by the Borrower, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Sections 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, in the case of a resignation, and the Borrower, in the case of a removal may appoint, after consulting with the Lenders and the Borrower (in the case of a resignation), a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent and the term “Administrative Agent” or “Collateral Agent” shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article 9 and the provisions of Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or ten (10) days following the Borrower’s notice of removal, the retiring Administrative Agent’s or the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent.

Any resignation by Morgan Stanley as Administrative Agent pursuant to this Section shall also constitute its resignation as a L/C Issuer and Swing Line Lender pursuant to Section 10.07(k).

Section 9.10. Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:

(a) ~~(a)~~to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the

Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the Collateral Agent and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 10.04 and 10.05) allowed in such judicial proceeding; and

(b) ~~(b)~~to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, curator, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09, 10.04 and 10.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (j) of Section 10.01), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 9.11. Collateral and Guaranty Matters. Each Lender (including in its capacity as a counterparty to a Secured Hedge Agreement or Treasury Services Agreement) and each other Secured Party by its acceptance of the Collateral Documents irrevocably agrees:

(a) ~~(a)~~that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination or cash collateralization of all Letters of Credit (or if such Letters of Credit have been backstopped by letters of credit reasonably satisfactory to the applicable L/C Issuers or deemed reissued under another agreement reasonably satisfactory to the applicable L/C Issuers), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than a Person required to grant a Lien to the Administrative Agent or the Collateral Agent under the Loan Documents, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent such asset constitutes an Excluded Asset or (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below; provided that, without limitation to the operation of the automatic releases described in this clause (a), a certificate of a Responsible Officer, delivered at the option of the Borrower, to the Administrative Agent with respect to any release described in this clause (a) stating that the Borrower has determined in good faith that such release satisfies the foregoing requirements shall be conclusive evidence that such release satisfies the foregoing requirement and such automatic release has occurred (and the Administrative Agent and the Collateral Agent may rely conclusively on such certificate without further inquiry);

(b) ~~(b)~~that upon the request of the Borrower, the Administrative Agent and the Collateral Agent shall release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(u) or (w) (in the case of clause (w), to the extent required by the terms of the obligations secured by such Liens) pursuant to documents reasonably acceptable to the Administrative Agent;

(c) ~~(c)~~that any Subsidiary Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that (x) no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing with a principal amount in excess of the Threshold Amount and (y) no Subsidiary Guarantor which becomes an Excluded Subsidiary pursuant to clause (a) of the definition thereof after the Third Amendment Effective Date shall be released pursuant to this clause (c) if there is no bona fide business purpose for the transaction which would result in such release (as reasonably determined by the Borrower); provided, further that, without limitation of the operation of the automatic releases described in this clause (c), a certificate of a Responsible Officer delivered at the option of the Borrower, to the Administrative Agent with respect to any such automatic release stating that such Subsidiary Guarantor has ceased to be a Restricted Subsidiary or has become an Excluded Subsidiary as a result of a transaction or designation permitted hereunder, as the case may be, shall be conclusive evidence that such release satisfies the foregoing requirement and such automatic release has occurred (and the Administrative Agent and the Collateral Agent may rely conclusively on such certificate without further inquiry);

(d) ~~(d)~~at the sole option of the Borrower, Holdings or any existing entity constituting “Holdings” shall be released from its obligations under the Guaranty if such entity ceases to be the direct parent of the Borrower as a result of a transaction or designation permitted pursuant to the definition thereof and otherwise permitted hereunder, subject to the assumption of all obligations of “Holdings” under the Loan Documents by such other Domestic Subsidiary that directly owns 100% of the issued and outstanding Equity Interests in the Borrower pursuant to the definition thereof and satisfaction of the Collateral and Guarantee Requirements by such Domestic Subsidiary; provided that 100% of the Equity Interests of the Borrower shall be pledged to the Administrative Agent to secure the Obligations; and

(e) ~~(e)~~the Collateral Agent may, without any further consent of any Lender, enter into any Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.03 and secured by Liens permitted under Section 7.01. The Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted. Any Intercreditor Agreement entered into by the Collateral Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties.

(f) Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11; provided that absent such confirmation in writing from the Required Lenders, the act of the Administrative Agent or the Collateral Agent making such request shall not prohibit the Administrative Agent or the Collateral Agent from releasing or subordinating its interests if it otherwise conclusively relies on a certificate of the Borrower. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes and requires the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as the Borrower may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11 (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate of a Responsible Officer of the Borrower to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent. Each Lender and each other Secured Party agrees that it will take such action and execute any such documents as may be reasonably requested by the Borrower, at the Borrower’s sole cost and expense, in connection with any of the foregoing releases or any such subordination and irrevocably authorizes and requires the Administrative Agent and the Collateral Agent to take such action and execute any such document and consents to such reliance by the Administrative Agent or the Collateral Agent on a certificate from a Responsible Officer of the Borrower certifying as the satisfaction of any of the requirements in this Section 9.11. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Section 9.11 shall require the consent of any holder of obligations under Secured Hedge Agreement or any Treasury Services Agreements.

Section 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint bookrunner,” “joint lead arranger” or “co-manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Withholding Tax Indemnity. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower or any Guarantor pursuant to Section 3.01 and Section 3.04 and without limiting or expanding the obligation of the Borrower or any Guarantor to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” for purposes of this Section 9.13 shall include each L/C Issuer and Swing Line Lender.

Section 9.14. Appointment of Supplemental Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(b) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

Section 9.15. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, all of the conditions of which are satisfied,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, the Borrower, and such Lender, which agreement will not be unreasonably withheld.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent each Lead Arranger and their respective Affiliates, that none of the Administrative Agent, any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE 10

Miscellaneous

Section 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, or by the Administrative Agent with the consent of the Required Lenders, and such Loan Party (with an executed copy thereof promptly delivered to the Administrative Agent if not otherwise a party thereto) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (i) any amendment or waiver contemplated in clauses (g) or (j) below, shall only require the consent of such Loan Party and the Required Revolving Credit Lenders or the Required Facility Lenders under the applicable Facility, as applicable and (ii) any amendment or waiver contemplated in clause (k) below shall only require the consent of such Loan Party and the Required Class Lenders under the applicable Class of Term Loans; provided, further, that no such amendment, waiver or consent shall:

(a) ~~(a)~~extend or increase the Commitment of any Lender without the written consent of each Lender holding such Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) ~~(b)~~postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Sections 2.07 or 2.08 without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio,” “Consolidated Total Net Leverage Ratio,” or “Consolidated Interest Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest);

(c) ~~(c)~~reduce or forgive the principal of, or the rate of interest specified herein on, any Loan, or L/C Borrowing, or (subject to clause (ii) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or change the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Loan, L/C Borrowing or to whom such fee or other amount is owed (it being understood that any change to the definition of “Consolidated First Lien Net Leverage Ratio,” “Consolidated Secured Net Leverage Ratio” or “Consolidated Total Net Leverage Ratio,” or “Consolidated Interest Coverage Ratio” or, in each case, in the component definitions thereof shall not constitute a reduction or forgiveness in any rate of interest); provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) ~~(d)~~change any provision of Section 8.04 or this Section 10.01 or lower the percentage set forth in the definition of “Required Revolving Credit Lenders,” “Required Lenders,” “Required Facility Lenders,” “Required Class Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby;

(e) ~~(e)~~other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) ~~(f)~~other than in connection with a transaction permitted under Sections 7.04 or 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) ~~(g)~~(1) waive any condition set forth in Section 4.02 as to any Credit Extension under one or more Revolving Credit Facilities or (2) amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Revolving Credit Facilities and does not directly affect Lenders under any other Facility (including any waiver, amendment or modification of Section 7.09 or the definition of “Consolidated First Lien Net Leverage Ratio” or the component definitions thereof (but only to the extent of any such component definition’s effect on the definition of “Consolidated First Lien Net Leverage Ratio” for the purposes of Section 7.09), in each case, without the written consent of the Required Facility Lenders under such applicable Revolving Credit Facility or Facilities (and in the case of multiple Facilities which are affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Facility Lenders under such Facility or Facilities;

(h) ~~(h)~~amend, waive or otherwise modify the portion of the definition of “Interest Period” to automatically allow intervals in excess of six months, without the written consent of each Lender directly affected thereby;

(i) ~~(i)~~subordinate the Revolving Credit Facility to any Term Loans without the written consent of each Revolving Credit Lender directly and adversely affected thereby; or

(j) ~~(j)~~amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 (but not the conditions to implementing Incremental Term Loans or Incremental Revolving Credit Commitments pursuant to Section 2.14(d)(v) and Section 2.14(e)) with respect to Incremental Term Loans and Incremental Revolving Credit Commitments, under Section 2.15 with respect to Refinancing Term Loans and Other Revolving Credit Commitments and under Section 2.16 with respect to Extended Term Loans or Extended Revolving Credit Commitments and, in each case, the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments and does not directly and adversely affect Lenders under any other Facility, in each case, without the written consent of the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments (and in the case of multiple Facilities which are directly affected, with respect to any such Facility, such consent shall be effected by the Required Facility Lenders of such Facility); provided, however, that the waivers described in this clause (j) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable Incremental Term Loans, Incremental Revolving Credit Commitments, Refinancing Term Loans, Other Revolving Credit Commitments, Extended Term Loans or Extended Revolving Credit Commitments, as the case may be;

(k) ~~(k)~~amend waive or modify Section 2.05(a)(iv), the definition of “Repricing ~~Transactions~~Transaction” or any other “soft-call” provisions applicable to any Class of Term Loans, in each case,without the written consent of the Required Class Lenders under such applicable Class of Term Loans (and in the case of multiple Classes of Term Loans which are affected, with respect to any such Class of Term Loans, such consent shall be effected by the Required Class Lenders of such Class of Term Loans); and

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Issuance Request relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Swing Line Lender and the Borrower so long as the obligations of the Revolving Credit Lenders and the Administrative Agent are not affected thereby (and the Borrower shall provide the Administrative Agent prompt written notice of any such amendment, and the Administrative Agent hereby agrees to acknowledge such amendment as promptly as practicable following such written notice; it being acknowledged and agreed that the Administrative Agent, in its capacity as such, shall have no liability with respect to such acknowledgment; provided that, failure to obtain such acknowledgment shall in no way affect the effectiveness of any such amendment); (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (iv) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments or Collateral hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the Other Debt Representatives, as expressly contemplated by the terms of such Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable, pursuant to the terms thereof (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Borrower, are required to effectuate the foregoing); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (A) to correct or cure ambiguities, errors, omissions or defects, (B) to effect administrative changes of a technical or immaterial nature, (C) to fix incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, (D) solely to add benefit to one or more existing Facilities, including but not limited to, increase in margin, interest rate floor, prepayment premium, call protection and reestablishment of or increase in amortization schedule, in order to cause any Incremental Facility to be fungible with any existing Facility, (E) to add any financial covenant or other terms for the benefit of all Lenders or any Class of Lenders pursuant to the conditions imposed on the incurrence of any Indebtedness set forth elsewhere in this Agreement and (F) solely to make the terms of this Agreement or any other Loan Document more restrictive to the

Borrower and its Restricted Subsidiaries (as determined by the Borrower), and in each case of clauses (A), (B) and (C), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. The Collateral Documents and related documents in connection with this Agreement and the other Loan Documents may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to correct or cure ambiguities, omissions, mistakes or defects or (iii) to cause such Collateral Documents or other document to be consistent with this Agreement and the other Loan Documents and, in each case, such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into any Incremental Amendment in accordance with Section 2.14, any Refinancing Amendment in accordance with Section 2.15 and any Extension Amendment in accordance with Section 2.16 and such Incremental Amendments, Refinancing Amendments and Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower and the Administrative Agent may enter into any amendment, waiver, consent or supplement to this Agreement and such other related changes to this Agreement as may be applicable to amend the definition of “Term SOFR” with the consents, if any, and in the manner, as set forth therein.

Section 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) subject to Section 10.07(q), if to the Borrower (or any other Loan Party) or the Administrative Agent, the Collateral Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02(a) or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent, each L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. Any notice not given during normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.

(d) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by FpML messaging and Internet or intranet websites pursuant to procedures approved by the Administrative Agent acting reasonably, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Article 2 if such Lender or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such communication. The Administrative Agent, the Swing Line Lender, the L/C Issuers or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by FpML messaging and Internet or intranet websites pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lead Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to one primary counsel (which shall be Davis Polk & Wardwell LLP for any and all of the foregoing in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date) and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all respective Attorney Costs which shall be limited to Attorney Costs of one counsel to the Administrative Agent and the Lead Arrangers (and one local counsel as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within thirty (30) days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by the Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date solely to the extent invoiced to the Borrower within three Business Days of the Closing Date. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

For the avoidance of doubt, this Section 10.04 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lead Arranger, each Lender, each L/C Issuer and their respective Affiliates, and their respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities (including Environmental Liabilities), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Agent or as a Lead Arranger under any Facility and other than any claims arising out of any act or omission of Holdings, the Borrower, the Investors or any of its Affiliates). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Debtdomain, Roadshow Access (if applicable) or other similar information transmission systems in connection with this Agreement, nor, to the extent permissible under applicable Law, shall any Indemnitee, Loan Party or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Loan Party, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 10.05); it being agreed that this sentence shall not limit the indemnification obligations of Holdings, the Borrower or any Subsidiary. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, any Subsidiary of any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other

Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05.

The agreements in this Section 10.05 shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect, in the applicable currency of such recovery or payment.

Section 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (except as permitted by Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Assignee pursuant to an assignment made in accordance with the provisions of Section 10.07(b) (such an assignee, an “Eligible Assignee”) and (A) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 10.07(l), (B) in the case of any Assignee that is Holdings, the Borrower or any of its Subsidiaries, Section 2.05(a)(v) or Section 10.07(m), or (C) in the case of any Assignee that, immediately prior to or upon giving effect to such assignment, is a Debt Fund Affiliate, Section 10.07(p), (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(j) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding anything to the contrary, (x) no Lender may assign or transfer by participation any of its rights or obligations hereunder to (i) any Person that is a Defaulting Lender or a Disqualified Lender (and any failure of the Borrower to respond to any request for consent of assignment shall not cause such Person to cease to constitute a Disqualified Lender), (ii) a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (iii) to Holdings, the Borrower or any of their respective Subsidiaries (except pursuant to Section 2.05(a)(v) or Section 10.07(m)) and (y) no Lender may assign or transfer by participation any of its rights or obligations under the Revolving Credit Facility or Revolving Credit Exposure hereunder without the consent of the Borrower (not to be unreasonably withheld, delayed or conditioned) unless (i) such assignment or transfer is by a Revolving Credit Lender to another Revolving Credit Lender or an Affiliate of such assigning Revolving Credit Lender of similar creditworthiness to such assigning Revolving Credit Lender or (ii) an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any assignment of Term Loans unless the Borrower shall have objected thereto within fifteen (15) Business Days after the Persons identified in Section 10.07(q)(i) have received the written request therefor. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in

Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

If any Loans or Commitments are assigned or participated (x) to a Disqualified Lender or (y) without complying with the notice requirement under Section 10.07(q), then: (a) the Borrower may (i) terminate any Commitment of such person and prepay any applicable outstanding Loans at a price equal to the lesser of (x) the current trading price of the Loans, (y) par and (z) the amount such person paid to acquire such Loans, in each case, without premium, penalty, prepayment fee or breakage, and/or (ii) require such person to assign its rights and obligations to one or more Eligible Assignees at the price indicated above (which assignment shall not be subject to any processing and recordation fee) and if such person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such person, then such person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (b) no such person shall receive any information or reporting provided by the Borrower, the Administrative Agent or any Lender, (c) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, (d) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class (giving effect to clause (c) above) so approves, and (e) such person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 10.04 and 10.05) and the Borrower expressly reserves all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall only apply to a Disqualified Lender and not to any assignee of such Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender or an affiliate thereof.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders, Distressed Debt Fund Affiliates or any investment vehicle or trust for, or owned or operated for the primary benefit of, a natural person. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender, a Distressed Debt Fund Affiliate or an investment vehicle or trust for, or owned or operated for the primary benefit of, a natural person or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender or any Distressed Debt Fund Affiliate.

(b) ~~(i)~~ Subject to Section 10.07(a) and the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower; provided that no consent of the Borrower shall be required (i) for an assignment of all or any portion of the Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund (excluding any Distressed Debt Fund Affiliates), (ii) for an assignment related to Revolving Credit Commitments or Revolving Credit Exposure by a Revolving Credit Lender to another Revolving Credit Lender or an Affiliate of such Revolving Credit Lender of similar creditworthiness to such assigning Revolving Credit Lender (excluding any Distressed Debt Fund Affiliates), (iii) if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, (iv) for an assignment of all or a portion of the Commitments or Loans pursuant to Section 10.07(l), Section 10.07(m) or Section 10.07(p) or (v) any assignment made in connection with the primary syndication of the Facilities to Eligible Assignees approved by the Borrower on or prior to the Closing Date;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan or a Revolving Credit Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) of all or any portion of the Loans pursuant to Section 10.07(l) or Section 10.07(m);

(C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure; and

(D) ~~(D)~~ the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment not related to Revolving Credit Commitments or Revolving Credit Exposure.

(ii) ~~(ii)~~Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $5,000,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment), $1,000,000 (in the case of a Term Loan), and shall be in increments of an amount of $500,000 (in the case of each Revolving Credit Loan or Revolving Credit Commitment) or $250,000 (in the case of Term Loans) in excess thereof (provided that simultaneous assignments to or from two or more Approved Funds shall be aggregated for purposes of determining compliance with this Section 10.07(b)(ii)(A)), unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds;

(C) other than in the case of assignments pursuant to Section 10.07(m), the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the Assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms and certificates required pursuant to Section 3.01(d); and

(D) the Assignment and Assumption with respect to any assignment to an Affiliate of a Lender or an Approved Fund shall include a representation by such Affiliate or Approved Fund as to whether such Affiliate or Approved Fund is or is not a Distressed Debt Fund Affiliate.

Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment or Loans assigned, except this paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Sections 10.07(d) and (e), from and after the effective date specified in each Assignment and Assumption, (1) other than in connection with an assignment pursuant to Section 10.07(m), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note(s), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption, each Affiliated Lender Assignment and Assumption delivered to it, and each notice of cancellation of any Loans delivered by the Borrower to the Administrative Agent pursuant to Section 10.07(m) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and the amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and, with respect to such Lender’s own interest only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(d) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury regulations (or any other relevant or successor provisions of the Code or of such Treasury regulations). Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Affiliated Lenders. Upon request by the Administrative Agent, the Borrower shall (i) promptly (and in any case, not less than five Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Loans and/or Commitments at such time and (ii) not less than five Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 10.01, provide to the Administrative Agent, a complete list of all Debt Fund Affiliates holding Loans and/or Commitments at such time.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent, if required, and, if required, the Borrower, the Swing Line Lender and each L/C Issuer to such assignment and any applicable tax forms and certificates required pursuant to Section 3.01(d), the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Any Lender may at any time sell participations to any Person, subject to clause (x) of the first proviso of Section 10.07(a) and, in the case of any participation with respect to the Revolving Credit Facility or Revolving Credit Exposure, clause (y) of the first proviso of Section 10.07(a) (each, a “Participant”), in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the second proviso to Section 10.01 that requires the affirmative vote of such Lender, in each case to the extent the Participant is directly and adversely affected thereby. Subject to Section 10.07(g), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Each Participant and each SPC will provide any applicable tax forms and certificates required pursuant to Section 3.01(d) solely to the participating Lender or Granting Lender. Each Lender that sells a participation or grants a Loan to an SPC shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and SPC and the principal amounts (and related interest amounts) of each Participant’s and each SPC’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or Letters of Credit or its other obligations under any Loan Document) except to the extent (x) such disclosure is necessary in connection with an audit or other proceeding to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, (y) upon request of the Borrower, to confirm no Participant or SPC of Term Loans is a Disqualified Lender, a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or (z) in connection with the request for consent for participation in respect of any Revolving Credit Facility or Revolving Credit Exposure. The entries in the Participant Register shall be conclusive and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(g) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, not to be unreasonably withheld or delayed (for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if any participation would result in increased indemnification obligations to the Borrower at such time).

(h) [Reserved].

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Section), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement except, in the case of Sections 3.01 or 3.04, to the extent that the grant to the SPC was made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed; for the avoidance of doubt, the Borrower shall have reasonable basis for withholding consent if an exercise by SPC immediately after the grant would result in materially increased indemnification obligations to the Borrower at such time), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any Rating Agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(j) Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it (and in the case of any Fund, such security interest may be created in favor of the trustee for holders of obligations owed or securities issued, by such Fund as security for such obligations or securities), including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that unless and until such pledgee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such pledgee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such pledgee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) Notwithstanding anything to the contrary contained herein, any L/C Issuer or Swing Line Lender may, upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as an L/C Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable, unless, at the option of the Borrower, the Borrower shall have appointed one or more L/C Issuers or Swing Line Lender, as applicable, from among the Lenders willing to accept such appointment as a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans, Term SOFR Loans, RFR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(l) (1) Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) “Dutch Auctions” open to all Lenders of the applicable Class on a pro rata basis in accordance with analogous procedures of the type described in Section 2.05(a)(v) or (y) open-market purchases on a pro rata or non-pro rata basis and (2) any Affiliated Lender may, at any time, purchase all or a portion of the rights and obligations of a Defaulting Lender, in each case subject to the following limitations:

(i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans and/or Commitments shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit L-1 hereto (an “Affiliated Lender Assignment and Assumption”);

(ii) Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2;

(iii) the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders shall not exceed 35% of the principal amount of any Class of Term Loans at such time outstanding (measured at the time of purchase) (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of each such Class of Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(iv) with respect to Section 10.07(l)(2), any non-Defaulting Lender of the same Class willing to repurchase any Loans/Commitments of the Defaulting Lenders from the Affiliated Lenders shall have the right to make such repurchase at par plus accrued and unpaid interest or at a lower price agreed to by such Defaulting Lender on a pro rata basis based on their share of the applicable Facility; and

(v) as a condition to each assignment pursuant to this clause (l), the Administrative Agent shall have been provided an Affiliated Lender Notice to this Agreement in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender shall waive any right to bring any action in connection with such Loans and/or Commitments against the Administrative Agent, in its capacity as such.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit L-2.

(m) Any Lender may, so long as no Default has occurred and is continuing and, only to the extent purchased at a discount, no proceeds of Revolving Credit Loans are applied to fund the consideration for any such assignment, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings, the Borrower or any of its Subsidiaries through (x) “Dutch Auctions” open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.05(a)(v) or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open-market purchase on a pro rata or non-pro rata basis; provided that in connection with assignments pursuant to clauses (x) and (y) above:

(i) if Holdings or any Subsidiary of the Borrower is the assignee, upon such assignment, transfer or contribution, Holdings or such Subsidiary shall automatically be deemed to have contributed, assigned or transferred the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; or

(ii) if the assignee is the Borrower (including through contribution or transfers set forth in clause (i) above), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative

Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(n) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” “Required Class Lenders,” or “Required Facility Lenders” to the contrary, for purposes of determining whether the Required Lenders, the Required Class Lenders or the Required Facility Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, unless the action in question affects any Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders, or subject to Section 10.07(o), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(A) all Commitments or Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, the Required Class Lenders or the Required Facility Lenders have taken any actions; and

(B) all Commitments or Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(o) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.

(p) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Credit Commitments and Revolving Credit Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Term Loans, Revolving Credit Commitments and Revolving Credit Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.

(q) Other than in respect of any assignment made in connection with the primary syndication of the Facilities to Eligible Assignees approved by the Borrower on or prior to the Closing Date, any request for consent of the Borrower pursuant to Section 10.07(b)(i)(A) or Section 10.07(f) and related communications shall be delivered by the Administrative Agent simultaneously to (A) any recipient that is an employee of Holdings or the Borrower, as designated in writing to the Administrative Agent by the Borrower from time to time (if any), (B) the chief financial officer of the Borrower or any other Responsible Officer designated by the Borrower in writing to the Administrative Agent from time to time, (C) the Sponsor as specified on Schedule 10.02(a) and (D) an employee of the Sponsor designated in writing to the Administrative Agent by the Sponsor from time to time (and either the Sponsor or such employee of the Sponsor shall have acknowledged receipt and approval of such request).

Section 10.08. Confidentiality. Each of the Agents, the Lead Arrangers and the Lenders agrees to maintain the confidentiality of the Information and not to disclose such information, except that Information may be disclosed (a) to its Affiliates and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (excluding Affiliates, managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents that are engaged as principals primarily in the business of (i) asset management or (ii) the sale or distribution of asset management products, including, without limitation, mutual funds, in each case, other than a limited number of senior employees who are required, in accordance with such Lender’s internal policies and procedures, to act in a supervisory capacity and such Lender’s internal legal, compliance, risk management, credit or investment committee members (each, with respect to any Lender, an “Excluded Person”)) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender or its Affiliates); provided that the Administrative Agent, such Lead Arranger or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (c) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors, similar services providers to the lending industry and service providers to the Administrative Agent in connection with the administration and management of this Agreement and the Loan Documents; (d) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (e) to any other party to this Agreement or to the Investors; (f) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(j), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement (other than an Excluded Person that is not a Bona Fide Debt Fund) (provided that the disclosure of any such Information to any Lenders or Eligible Assignees or Participants shall be made subject to the acknowledgement and acceptance by such Lender, Eligible Assignee or Participant that such Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 10.08 or as otherwise reasonably acceptable to the Borrower, including, without limitation, as agreed in any Borrower Materials) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Information); provided that nothing in this Section 10.08 shall prohibit any Lender from disclosing any such information to an Excluded Person that is a Bona Fide Debt Fund in its capacity as an Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, the Lead Arrangers, any Lender, the L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party or any Investor or their respective Affiliates (so long as such source is not known to the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates to be bound by confidentiality obligations to any Loan Party); (i) [reserved]; (j) to any Rating Agency when required by it (it being understood that, prior to any such disclosure, such Rating Agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; (k) in connection with establishing a “due diligence” defense or (l) to the extent such Information is independently developed by the Administrative Agent, the Lead Arrangers, such Lender, such L/C Issuer or any of their respective Affiliates; provided that no disclosure shall be made to any Disqualified Lender or Excluded Person (other than an Excluded Person that is a Bona Fide Debt Fund in its capacity as a prospective Eligible Assignee of or Participant in any of its rights or obligations under this Agreement). In addition, the Agents, the Lead Arrangers and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Loan Parties relating to any Loan Party, its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their Subsidiaries or its business, other than any such information that is publicly available to any Agent, any Lead Arranger, any L/C Issuer or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that all information received after the Closing Date from Holdings, the Borrower or any of its Subsidiaries shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Notwithstanding the foregoing, for the avoidance of doubt, each of the Agents, the Lead Arrangers and the Lenders agree that no Information shall be disclosed to any credit research firms, providers of indenture and loan agreement analysis or similar services.

Section 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have. No amounts set off from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11. Counterparts.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Agreement, the other Loan Documents and any transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.12. Integration; Termination. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE

EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING (WHETHER IN TORT, CONTRACT OR LAW) IN ANOTHER JURISDICTION. EACH LOAN PARTY, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN ANY JURISDICTION IN WHICH COLLATERAL IS LOCATED.

Section 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties, the Administrative Agent, the Collateral Agent, the L/C Issuers and the Administrative Agent shall have been notified by each Lender, the Swing Line Lender and the L/C Issuers that each Lender, the Swing Line Lender and the L/C Issuers have executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.18. USA PATRIOT Act; Beneficial Ownership; . Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number of such Loan Party and other information regarding such Loan Party that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act and, if the Borrower qualifies as a “legal entity customer”

under the Beneficial Ownership Regulation, the Borrower in accordance with the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, and is effective as to the Lenders and the Administrative Agent.

Section 10.19. No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, Lead Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Lead Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

(b) Each Loan Party acknowledges and agrees that each Lender, the Lead Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, Holdings, any Investor, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, the Lead Arrangers or Affiliate thereof were not a Lender, the Lead Arrangers or an Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Lead Arrangers, Holdings, the Borrower, any Investor or any Affiliate of the foregoing. Each Lender, the Lead Arrangers and any Affiliate thereof may accept fees and other consideration from Holdings, the Borrower, any Investor or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, the Lead Arrangers, Holdings, the Borrower, any Investor or any Affiliate of the foregoing. Some or all of the Lenders and the Lead Arrangers may have directly or indirectly acquired certain equity interests (including warrants) in Holdings, the Borrower, an Investor or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to Holdings, the Borrower, an Investor or an Affiliate thereof. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, the Lead Arrangers or an Affiliate thereof holding disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and such Lender, the Lead Arrangers or any Affiliate thereof directly or indirectly holding equity interests in or subordinated debt issued by Holdings, the Borrower, an Investor or an Affiliate thereof.

Section 10.20. Electronic Execution of Assignments. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any Assignment and Assumption, amendment, Request for Credit Extension, waiver or consent) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.21. Effect of Certain Inaccuracies. In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02(a) was inaccurate or was restated (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, or such restatement would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent a corrected or restated financial statement and a corrected or updated Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the updated Compliance Certificate for such Applicable Period, and (iii) the Borrower shall within fifteen (15) days after the delivery of the corrected or restated financial statements and the updated Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01; provided that any underpayment due to change in Applicable Rate shall not in itself constitute a Default or Event of Default under Section 8.01 so long as such additional interest or fees are paid within the 15-day period set forth above.

Section 10.22. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures any Lender could purchase the specified currency with such other currency at such Lender’s New York office on the Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in such other currency such Lender may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Lender in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to such Lender in the specified currency, such Lender agrees to remit such excess to the Borrower.

Section 10.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.24. Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Facilities, Facilities in connection with any Refinancing Series, Extended Term Loans, Extended Revolving Credit Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars,” “in immediately available funds,” “in cash” or any other similar requirement.

Section 10.25. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support;

(b) As used in this Section 10.25, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE 11

GUARANTY

Section 11.01. The Guaranty. Each Guarantor hereby jointly and severally with the other Guarantors guarantees, as a primary obligor and not merely as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of (i) Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Obligations (other than with respect to any Guarantor, Excluded Swap Obligations of such Guarantor) from time to time owing to the Secured Parties by the Borrower or any of its Subsidiaries under any Loan Document or any Secured Hedge Agreement or any Treasury Services Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 11.02. Obligations Unconditional. The obligations of the Guarantors under Section 11.01 shall constitute a guarantee of payment and to the fullest extent permitted by applicable Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Secured Hedge Agreements, the Treasury Services Agreements, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, to the extent permitted by Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or except as permitted pursuant to Section 11.10 any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, an L/C Issuer or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v) the release of any other Guarantor pursuant to Section 11.10.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and, to the extent permitted by Law, all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the Secured Hedge Agreements, the Treasury Services Agreements or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.

The Guarantors waive, to the extent permitted by Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 11.03. Reinstatement. The obligations of the Guarantors under this Article 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in insolvency, bankruptcy or reorganization or otherwise.

Section 11.04. Subrogation; Subordination. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than (x) obligations under Secured Hedge Agreements and Treasury Services Agreements not yet due and payable and (y) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 11.01, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Sections 7.03(b)(ii) or 7.03(d) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

Section 11.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

Section 11.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article 11 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 11.07. Continuing Guaranty. The guarantee in this Article 11 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 11.08. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 11.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 11.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 11.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 11.09. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that none of any Agent, any L/C Issuer or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

Section 11.10. Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (i) all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred as permitted under this Agreement, to a person or persons, none of which is a Loan Party or (ii) any Subsidiary Guarantor becomes an Excluded Subsidiary, such Subsidiary Guarantor shall, upon the consummation of such sale or transfer or upon becoming an Excluded Subsidiary, be automatically released from its obligations under this Agreement (including under Section 10.05 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Collateral Document and the pledge of such Equity Interests to the Collateral Agent pursuant to the Collateral Documents shall be automatically released, and, so long as the Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, the Administrative Agent and the Collateral Agent shall, at such Subsidiary Guarantor’s expense, take such actions as are necessary to effect each release described in this Section 11.10 in accordance with the relevant provisions of the Collateral Documents; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing with a principal amount in excess of the Threshold Amount.

When all Commitments hereunder have terminated, and all Loans or other Obligations (other than obligations under Treasury Services Agreements or Secured Hedge Agreements) hereunder which are accrued and payable have been paid or satisfied, and no Letter of Credit remains outstanding (except any Letter of Credit the Outstanding Amount of which the Obligations related thereto has been Cash Collateralized or for which a backstop letter of credit reasonably satisfactory to the applicable L/C Issuer has been put in place), this Agreement, the other Loan Documents and the guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement or the other Loan Documents. The Collateral Agent shall, at each Guarantor’s expense, take such actions as are necessary to release any Collateral owned by such Guarantor in accordance with the relevant provisions of the Collateral Documents.

Section 11.11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 11.04. The provisions of this Section 11.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, the L/C Issuer, the Swing Line Lender and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 11.12. Cross-Guaranty. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.12 for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section

11.12 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.12 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and all Commitments have been terminated. Each Qualified ECP Guarantor intends that this Section 11.12 constitute, and this Section

11.12 shall be deemed to constitute, an agreement for the benefit of each Specified Guarantor for all purposes of the Commodity Exchange Act.

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